EXECUTION VERSION

Exhibit 4.8

INDENTURE

RAIT 2017-FL8 TRUST, as Issuer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodian, Backup

Advancing Agent and Note Registrar

RAIT PARTNERSHIP, L.P., as Advancing Agent

Dated November 29, 2017

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	TABLE OF CONTENTS

		Page

	ARTICLE I

	DEFINITIONS AND INTERPRETATION
Section 1.1	Definitions	3
Section 1.2	Assumptions and Calculations	39
Section 1.3	Rules of Construction	39

	ARTICLE II

	THE NOTES

Section 2.1	Forms Generally	41
Section 2.2	Authorized Amount; Note Interest Rate; Stated Maturity; Denominations	42
Section 2.3	Execution, Authentication, Delivery and Dating	43
Section 2.4	Registration, Transfer and Exchange of Notes	44
Section 2.5	Mutilated, Defaced, Destroyed, Lost or Stolen Notes	52
Section 2.6	Payment of Principal and Interest; Rights Preserved	52
Section 2.7	Persons Deemed Owners	57
Section 2.8	Cancellation	57
Section 2.9	Global Notes; Definitive Notes; Temporary Notes	57
Section 2.10	U.S. Tax Treatment of the Issuer and the Notes	59
Section 2.11	Authenticating Agents	60
Section 2.12	Book-Entry Provisions	61
Section 2.13	No Gross Up	61

	ARTICLE III CONDITIONS

	PRECEDENT

Section 3.1	General Provisions	62
Section 3.2	Security for the Notes	64
Section 3.3	Transfer of Pledged Assets	66

	ARTICLE IV SATISFACTION AND

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Section 10.16	Permitted Funded Companion Participation Acquisition Account	144

	ARTICLE XI

	APPLICATION OF CASH

Section 11.1	Disbursements of Cash from Note Payment Account	145
Section 11.2	Trust Accounts	151
Section 11.3	Securities Accounts	152

	ARTICLE XII

	PURCHASE AND SALE OF MORTGAGE LOANS; ACQUISITION OF
	RELATED FUNDED COMPANION PARTICIPATIONS; FUTURE FUNDING ESTIMATES

Section 12.1	Sale of Mortgage Loans	152
Section 12.2	Acquisition of the Delayed Close Mortgage Loan(s)	154
Section 12.3	Conditions Applicable to all Transactions Involving Sale or Grant	155
Section 12.4	Acquisition of Related Funded Companion Participations	155
Section 12.5	Ongoing Future Advance Estimates	156

	ARTICLE XIII

	SECURED PARTIES’ RELATIONS

Section 13.1	Subordination	157
Section 13.2	Standard of Conduct	161

	ARTICLE XIV

	MISCELLANEOUS

Section 14.1	Form of Documents Delivered to Indenture Trustee	161
Section 14.2	Acts of Noteholders	162
Section 14.3	Notices, Etc., to Indenture Trustee, the Issuer, the Servicer, the Operating Advisor, the Directing Holder and the Rating Agencies	162
Section 14.4	Notices and Reports to Noteholders; Waiver	165
Section 14.5	Effect of Headings and Table of Contents	165

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SCHEDULES

Schedule A	Schedule of Mortgage Loans
Schedule B	LIBOR Formula

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Schedule C-1	List of Authorized Officers of the Trust Depositor
Schedule C-2	List of Authorized Officers of the Servicer

EXHIBITS

Exhibit A-1	Form of Class A Regulation S Global Note/Rule 144A Global Note
Exhibit A-2	Form of Class A Definitive Note
Exhibit A-3	Form of Class A-S Regulation S Global Note/Rule 144A Global Note
Exhibit A-4	Form of Class A-S Definitive Note
Exhibit A-5	Form of Class B Regulation S Global Note/Rule 144A Global Note
Exhibit A-6	Form of Class B Definitive Note
Exhibit A-7	Form of Class C Regulation S Global Note/Rule 144A Global Note
Exhibit A-8	Form of Class C Definitive Note
Exhibit A-9	Form of Class D Regulation S Global Note/Rule 144A Global Note
Exhibit A-10	Form of Class D Definitive Note
Exhibit A-11	Form of Class E Regulation S Global Note/Rule 144A Global Note
Exhibit A-12	Form of Class E Definitive Note
Exhibit A-13	Form of Class F Regulation S Global Note/Rule 144A Global Note
Exhibit A-14	Form of Class F Definitive Note
Exhibit A-15	Form of Class G Regulation S Global Note/Rule 144A Global Note
Exhibit A-16	Form of Class G Definitive Note
Exhibit A-17	Form of Class H Regulation S Global Note/Rule 144A Global Note
Exhibit A-18	Form of Class H Definitive Note
Exhibit B-1	Form of Transfer Certificate for Transfer from a Rule 144A Global Note or Definitive Note to a Regulation S Global Note
Exhibit B-2	Form of Transfer Certificate for Transfer from a Regulation S Global Note or Definitive Note to a Rule 144A Global Note
Exhibit B-3	Form of Transfer Certificate for Transfer from a Regulation S Global Note, Rule 144A Global Note or Definitive Note to a Definitive Note Exhibit B-4
Exhibit B-4	Form of Transfer Certificate for Affiliates of RAIT Partnership
Exhibit C	Form of Trust Receipt
Exhibit D	Form of Request for Release
Exhibit E	Form of NRSRO Certification
Exhibit F	Form of Monthly Report
Exhibit G-1	Form of Investor Certification (Indenture Trustee Website)
Exhibit G-2	Form of Investor Certification (Monthly Report)
Exhibit H	Form of Online Vendor Certification
Exhibit I	Form of Indenture Trustee Report Regarding the Mortgage Loan File
Exhibit J	Form of Acquisition of Related Funded Companion Participation Officer’s Certificate
Exhibit K	Form of [Delayed Close Mortgage Loan][Related Funded Companion Participation] Subsequent Transfer Instrument (Seller to Trust Depositor)

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Exhibit L	Form of [Delayed Close Mortgage Loan][Related Funded Companion
Participation] Subsequent Transfer Instrument (Trust Depositor to Issuer)
Exhibit M	Form of Direction Letter Regarding Acquisition of Related Funded Companion Participations

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THIS INDENTURE dated as of November 29, 2017 (the “Indenture”) is made among RAIT 2017-FL8 TRUST, a Delaware statutory trust, as issuer, RAIT PARTNERSHIP, L.P., as advancing agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as indenture trustee, paying agent, calculation agent, transfer agent, custodian, backup advancing agent and note registrar.

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the issuance of the Notes as provided herein. All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders, the Servicer, the Special Servicer, the Trust Depositor, the Backup Advancing Agent, the Operating Advisor and the Indenture Trustee (collectively, the “Secured Parties”). The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Indenture Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all accounts, general intangibles, chattel paper, instruments, securities, investment property and any and all other property (other than Excepted Property) of any type or nature owned by it, including (a) the Intermediate Trust Certificate (which evidences the 100% beneficial ownership interest in (1) the Mortgage Loans (listed, as of the Closing Date, in the Schedule of Mortgage Loans hereto) and all payments thereon or with respect thereto and (2) any Delayed Close Mortgage Loan or Related Funded Companion Participation acquired by or at the direction of the Issuer after the Closing Date in accordance with the terms of this Indenture, and all payments thereon or with respect thereto), (b) the Custodial Account, the Interest Collection Account, the Principal Collection Account, the Participated Whole Loan Collection Account (to the extent of the Issuer’s interest therein), the Unused Proceeds Account, the Note Payment Account, the Expense Account, the Permitted Funded Companion Participation Acquisition Account, all funds and other property standing to the credit of each such account, Eligible Investments purchased with funds standing to the credit of each such account and all income from the investment of funds therein, (c) the rights of the Issuer under the Servicing Agreement and the Purchase and Sale Agreements, (d) all Cash delivered to the Indenture Trustee (directly or through a Securities Intermediary), (e) the Issuer’s ownership interest in, and rights to, all Permitted Subsidiaries, (f) the Issuer’s ownership interest in, and rights to, Sensitive Assets, and (g) all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses, but excluding Excepted Property (collectively, the “Collateral”). In addition, as further security for the Notes, the Issuer, as the 100% beneficial owner of the Intermediate Trust Certificate, hereby Grants to the Indenture Trustee, for the benefit and security of the Secured Parties, all of the Intermediate Trust’s rights, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all accounts, general intangibles, chattel paper, instruments, securities, investment property and any and all other property (other than Excepted Property) of any type or nature owned by it, including (a) the Mortgage Loans (listed, as of the Closing Date, in the Schedule of Mortgage Loans hereto) and all payments thereon or with respect thereto and (b) any Delayed Close Mortgage Loan or Related Funded Companion Participation acquired by or at the direction of the Issuer after the Closing Date in accordance with the terms of this Indenture, and all payments thereon or with respect thereto.

Such Grants are made, however, to the Indenture Trustee to hold in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure (i) the payment of all amounts due on the Notes in accordance with their respective terms, (ii) the payment of all other sums payable under this Indenture (including by reference to any other agreement) and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture (collectively, the “Secured Obligations”).

Except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Indenture Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Collateral held for the benefit and security of the Secured Parties and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises.   The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee’s interest in the Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Indenture Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the obligations secured hereby.

Except to the extent otherwise provided herein, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein. Upon the occurrence of any Indenture Event of Default, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured Parties or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public or private sale.

It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments included in the Collateral to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Indenture Trustee shall not have any obligations or liabilities under such instruments by reason of or arising out of this Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The designation of the Indenture Trustee in any transfer document or record is intended and shall be deemed, first, to refer to the Indenture Trustee as custodian on behalf of the Issuer and second, to refer to the Indenture Trustee as secured party on behalf of the Secured Parties; provided that the Grant made by the Issuer to the Indenture Trustee pursuant to the Granting Clauses hereof shall apply to any Collateral bearing such designation.

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The Indenture Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the required standard of care set forth herein such that the interests of the Secured Parties may be adequately and effectively protected.

The Indenture Trustee on behalf of each of the Secured Parties hereby agrees and acknowledges that none of the Secured Parties shall have any claim on the funds and property from time to time deposited or credited in or to the Trust Certificate Account or the proceeds thereof (other than in its capacity as a Holder of the Trust Certificate, if applicable).

CREDIT RISK RETENTION

On the Closing Date, the Trust Depositor will retain 100% of the Class H Notes. The Class H Notes are referred to in this Indenture as the EHRI. The fair value of the EHRI is $14,288,000.

As of the  Closing Date, the  Mortgage Loans have an aggregate outstanding Principal Balance equal to approximately $259,776,000.

Pursuant to the Seller Purchase and Sale Agreement, the Seller will be required to timely deliver (or cause to be timely delivered) to the Indenture Trustee any notices contemplated by Section 10.14(a)(v) of this Agreement.

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1       Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture. Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

“Accelerated Maturity Date” has the meaning specified in Section 5.5(a) hereof.

“Access Termination Notice” has the meaning specified in the Future Funding Agreement.

“Account” means any of the Interest Collection Account, the Principal Collection Account, the Note Payment Account, the Custodial Account, the Expense Account, the Unused Proceeds Account, the Permitted Funded Companion Participation Acquisition Account and the Trust Certificate Account.   Any Account established hereunder shall include any number of sub-accounts or shall be sub-accounts of other accounts to the extent deemed necessary by the Indenture Trustee for convenience in administering the Accounts.

“Account Control Agreement” means the Securities Account Control Agreement dated as of the Closing Date, among the Issuer, the Indenture Trustee and the Securities Intermediary.

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“Acquisition Criteria” means the following criteria that shall be satisfied with respect to each Related Funded Companion Participation as of the related acquisition date of such Related Funded Companion Participation:

(a)      the underlying Mortgage Loan is not a Defaulted Mortgage Loan or a

Specially Serviced Mortgage Loan;

(b)      upon acquisition, the Related Funded Companion Participation will not be an Impaired Mortgage Loan;

(c)      no Indenture Event of Default has occurred and is continuing;

(d)      the requirements set forth in Section 12.4(b) regarding the representations and warranties with respect to such Related Funded Companion Participation and the related Mortgaged Property have been met (subject to such exceptions as are reasonably acceptable to the Special Servicer);

(e)      no Control Shift Event with respect to the Class E Notes has occurred and is continuing;

(f)      the acquisition of such Related Funded Companion Participation will be at a price no greater than the outstanding principal balance of such Related Funded Companion Participation; and

(g)      notice has been provided to each Rating Agency at least five Business Days prior to such acquisition.

“Act of Noteholders” has the meaning specified in Section 14.2 hereof.

“Administrative Expenses” means with respect to any Payment Date (a) Indenture Trustee Expenses and (b) all amounts (including indemnities) due or accrued with respect to such Payment Date and payable by the Issuer or any Permitted Subsidiary to (i) the Owner Trustee pursuant to the Trust Agreement, (ii) the Intermediate Trust Trustee pursuant to the Intermediate Trust Agreement, (iii) the Independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuer), (iv) any other Person in respect of any governmental fee, registered office fee, charge or tax in relation to the Issuer (as certified by an Authorized Officer of the Issuer to the Indenture Trustee), (v) the Placement Agents in respect of amounts payable to them under the Placement Agreement, (vi) the Rating Agencies in respect of Rating Agency Expenses, (vii) CREFC® in respect of the CREFC® Intellectual Property Royalty License Fee and (viii) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture and the Notes; provided that Administrative Expenses shall not include (A) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date, (B) amounts payable in respect of the Notes or the Indenture Trustee Fee and (C) any Servicing Fee, Special Servicing Fee, Operating Advisor Fees or other amount payable or reimbursable to the Servicer, the Special Servicer or the Operating Advisor, respectively, pursuant to the terms of the Servicing Agreement.

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“Advancing Agent” means RAIT Partnership, L.P., or any successor thereto in such capacity.

“Advancing Agent Fee” means a per annum fee payable to the Advancing Agent on each Payment Date in accordance with the Priority of Payments equal to 0.001% of the outstanding principal amount of the Class A Notes, Class A-S Notes and Class B Notes immediately prior to such Payment Date (except that if the Indenture Trustee is unable to identify a successor Advancing Agent at such rate of compensation, the Indenture Trustee will be authorized to make arrangements for increased compensation at a reasonable market rate, such increased rate to be payable by the Issuer). For so long as the Advancing Agent is an Affiliate of the Directing Holder, the Advancing Agent Fee will be 0.00%.   Following any failure of the Advancing Agent to make any Interest Advance, the Backup Advancing Agent shall be obligated to make such Interest Advance, and the Advancing Agent Fee shall be payable to the Backup Advancing Agent.

“Advisers Act” has the meaning specified in Section 2.4(s) hereof.

“Affiliate” or “Affiliated” means, with respect to any Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding the foregoing, “Affiliate,” with respect to the Issuer, does not include entities that are under common control by virtue of the affiliations of the directors of the Issuer.

“Agent Members” means members of, or participants in, the Depository, Clearstream or Euroclear.

“Aggregate Outstanding Amount” means, (i) when used with respect to any Class of Principal Balance Notes at any time, the aggregate principal amount of such Class of Principal Balance Notes Outstanding at such time, and (ii) when used with respect to all Classes of Principal Balance Notes in the aggregate, the aggregate principal amount of all Principal Balance Notes Outstanding at such time.

“Aggregate Principal Balance” means, when used with respect to any Pledged Assets or Mortgage Loans as of any date of determination, the sum of the Principal Balances on such date of determination of all such Pledged Assets or Mortgage Loans.

“Appraisal” has the meaning set forth in the Servicing Agreement.

“Appraisal Reduction Event” means the occurrence of any of the following events with respect to a Mortgage Loan (or, in the case of a Mortgage Loan that is a Pari Passu Participation, the related Participated Whole Loan):

(1)      the 90th day following the occurrence of any uncured delinquency in monthly payments with respect to such Mortgage Loan or Participated Whole Loan, as applicable;

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(2)      receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 90th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Participated Whole Loan, as applicable;

(3)      the date on which the Mortgaged Property securing such Mortgage Loan or Participated Whole Loan, as applicable, becomes REO Property;

(4)      such Mortgage Loan or Participated Whole Loan, as applicable, becomes a Modified Mortgage Loan; and

(5)      a payment  default occurs with respect to a balloon payment; provided, however if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer within 30 days after the default, who will promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), (B) the related borrower continues to make its scheduled monthly payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Participated Whole Loan, as applicable, and (D) for so long as no Control Shift Event with respect to the Class E Notes has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until 90 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Transaction Documents, the Indenture or the Servicing Agreement; and provided, further, if the related borrower has delivered to the Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor, and for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder, on or before the 90th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its scheduled monthly payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Participated Whole Loan, as applicable), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

“Authenticating Agent” means, with respect to the Notes or any Class of the Notes, the Person designated by the Indenture Trustee, if any, to authenticate such Notes on behalf of the Indenture Trustee pursuant to Section 2.11.

“Authorized Officer” means (i) with respect to the Issuer, any Officer (or attorney- in-fact appointed by the Issuer) of the Owner Trustee, the Servicer or the Trust Administrator who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer, (ii) with respect to the Trust Depositor, the Servicer or the Trust Administrator, initially those individuals the names of whom appear on the lists of Authorized Officers attached hereto (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Indenture Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer and (iv)

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with respect to the Intermediate Trust, any officer of the Intermediate Trust Trustee, the Servicer or the Intermediate Trust Administrator that is authorized to act for the Intermediate Trust or authorized to act for the Issuer, in matters relating to and binding upon, the Intermediate Trust. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Redemption Funds” has the meaning specified in Section 9.1(b) hereof.

“Backup Advancing Agent” means Wells Fargo Bank, National Association, solely in its capacity as backup advancing agent hereunder, unless a successor Person shall have become the backup advancing agent pursuant to the applicable provisions of this Indenture, and thereafter Backup Advancing Agent shall mean such successor Person.

“Bad Faith” means, with respect to the conduct or transaction concerned, the absence of “good faith” (as such term is defined in the UCC).

“Balance” means at any time, with respect to Cash or Eligible Investments in any Account at such time, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit, federal funds and money market funds; (ii) principal amount owing in respect of interest-bearing corporate and government securities, money market accounts, repurchase obligations and reinvestment agreements; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank” means Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, in its individual capacity and not as Indenture Trustee.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code, as amended.

“Beneficial Owner” means any Person owning an interest in a Global Note as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participant for which a Depository Participant of the Depository acts as agent.

“Benefit Plan” has the meaning specified in Section 2.4(n) hereof.

“Board Resolution” means with respect to the Issuer, a resolution or written consent of the holder of the Trust Certificate.

“Business Day” means a day on which commercial banks are open for business in each of New York, New York, Atlanta, Georgia, London, England and the city in which the Corporate Trust Office of each of the Indenture Trustee, the Intermediate Trust Trustee and the Owner Trustee is located and, in the case of the final payment of principal of any Note, the place of presentation of such Note.

“Calculation Agent” has the meaning specified in Section 7.14(a) hereof.

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“Calculation Amount” means, with respect to any Mortgage Loan (or, in the case of a Mortgage Loan that is a Pari Passu Participation, the related Participated Whole Loan) as to which an Appraisal Reduction Event has occurred, the lesser of (a) the outstanding principal amount of such Mortgage Loan or Participated Whole Loan, as applicable, and (b) the sum of (1) the appraised value(s) (net of any prior mortgage liens) of the related Mortgaged Property or Mortgaged Properties securing such Mortgage Loan or Participated Whole Loan, as applicable, as determined by the most recent Updated Appraisal in respect of such Mortgaged Property or Mortgaged Properties, plus (2) all escrows, letters of credit and reserves (other than escrows and reserves for taxes, ground rents, assessments and insurance) plus (3) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Participated Whole Loan, as applicable (whether paid or then payable by any insurance company or government authority), in each case, as determined by the Special Servicer (in the case of any Mortgage Loan that is a Pari Passu Participation, the amount determined by this clause (b) shall be reduced by the proportionate share attributable to the funded portion of the Companion Participation, if any).

“Cash” means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cash Purchaser” has  the meaning specified in the definition of  “Qualified Buyer”.

“Certificate of Authentication” has the meaning specified in Section 2.3(f) hereof.

“Certificate Register” has the meaning give to such term in the Trust Agreement.

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Class” means, with respect to the Notes, each of the eight classes thereof consisting of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes, respectively.

“Class A Defaulted Interest Amount” means, with respect to the Class A Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class A Notes on account of any interest shortfalls in respect of the Class A Notes with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class A Notes” means the Class A First Priority Senior Secured Floating Rate Notes due December 2037, issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive interest at the Class A Note Rate.

“Class A Note Rate” means, for each Interest Period relating to a Payment Date, the applicable value of LIBOR, plus (i) prior to and including the Payment Date occurring in November 2022, 0.850%, and (ii) beginning with the payment made on the Payment Date occurring in November 2022, 1.100%.

“Class A Subordinate Interests” has the meaning specified in Section 13.1(a) hereof.

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“Class A-S Defaulted Interest Amount” means, with respect to the Class A-S Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class A-S Notes on account of any interest shortfalls in respect of the Class A-S Notes with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class A-S Notes” means the Class A-S Second Priority Senior Secured Floating Rate Notes due December 2037, issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive interest at the Class A-S Note Rate.

“Class A-S Note Rate” means, for each Interest Period relating to a Payment Date, the applicable value of LIBOR, plus Date (i) prior to and including the Payment Date occurring in November 2022, 1.450%, and (ii) beginning with the payment made on the Payment Date occurring in November 2022, 1.700%.

“Class A-S Subordinate Interests” has the meaning specified in Section 13.1(b) hereof.

“Class B Defaulted Interest Amount” means, with respect to the Class B Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class B Notes on account of any interest shortfalls in respect of the Class B Notes with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class B Notes” means the Class B Third Priority Senior Secured Floating Rate Notes due December 2037, issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive interest at the Class B Note Rate.

“Class B Note Rate” means, for each Interest Period relating to a Payment Date, the applicable value of LIBOR, plus (i) prior to and including the Payment Date occurring in November 2022, 1.750%, and (ii) beginning with the payment made on the Payment Date occurring in November 2022, 2.250%.

“Class B Subordinate Interests” has the meaning specified in Section 13.1(c) hereof.

“Class C Defaulted Interest Amount” means, with respect to the Class C Notes as of each Payment Date on which no Class A Notes, Class A-S Notes or Class B Notes are Outstanding, the accrued and unpaid amount due to holders of the Class C Notes (other than the Class C Deferred Interest Amount) on account of any interest shortfalls in respect of the Class C Notes with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class C Deferred Interest Amount” has the meaning specified in Section 2.6(b).

“Class C Notes” means the Class C Fourth Priority Deferrable Senior Secured Floating Rate Notes due December 2037, issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive interest at the Class C Note Rate.

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“Class C Note Rate” means, for each Interest Period relating to a Payment Date, the applicable value of LIBOR, plus (i) prior to and including the Payment Date occurring in November 2022, 2.250%, and (ii) beginning with the payment made on the Payment Date occurring in November 2022, 2.750%.

“Class C Subordinate Interests” has the meaning specified in Section 13.1(d) hereof.

“Class D Defaulted Interest Amount” means, with respect to the Class D Notes as of each Payment Date on which no Class A Notes, Class A-S Notes, Class B Notes or Class C Notes are Outstanding, the accrued and unpaid amount due to holders of the Class D Notes (other than the Class D Deferred Interest Amount) on account of any interest shortfalls in respect of the Class D Notes with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class D Deferred Interest Amount” has the meaning specified in Section 2.6(c).

“Class D Notes” means the Class D Fifth Priority Deferrable Senior Secured Floating Rate Notes due December 2037, issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive interest at the Class D Note Rate.

“Class D Note Rate” means, for each Interest Period relating to a Payment Date, the applicable value of LIBOR, plus (i) prior to and including the Payment Date occurring in November 2022, 3.750%, and (ii) beginning with the payment made on the Payment Date occurring in November 2022, 4.25%.

“Class D Subordinate Interests” has the meaning specified in Section 13.1(e) hereof.

“Class E Defaulted Interest Amount” means, with respect to the Class E Notes as of each Payment Date on which no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, the accrued and unpaid amount due to holders of the Class E Notes (other than the Class E Deferred Interest Amount) on account of any interest shortfalls in respect of the Class E Notes with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class E Deferred Interest Amount” has the meaning specified in Section 2.6(f).

“Class E Note Rate” means, for each Interest Period relating to a Payment Date, the applicable value of LIBOR, plus 5.750%.

“Class E Notes” means the Class E Income Notes due December 2037, issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive interest at a rate per annum equal to the Class E Note Rate.

“Class E Subordinate Interests” has the meaning specified in Section 13.1(h) hereof.

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“Class F Defaulted Interest Amount” means, with respect to the Class F Notes as of each Payment Date on which no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, the accrued and unpaid amount due to holders of the Class F Notes (other than the Class F Deferred Interest Amount) on account of any interest shortfalls in respect of the Class F Notes with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class F Deferred Interest Amount” has the meaning specified in Section 2.6(g).

“Class F Note Rate” means, for each Interest Period relating to a Payment Date, the applicable value of LIBOR, plus 7.750%.

“Class F Notes” means the Class F Income Notes due December 2037, issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive interest at a rate per annum equal to the Class F Note Rate.

“Class F Subordinate Interests” has the meaning specified in Section 13.1(i) hereof.

“Class G Defaulted Interest Amount” means, with respect to the Class G Notes as of each Payment Date on which no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are Outstanding, the accrued and unpaid amount due to holders of the Class G Notes (other than the Class G Deferred Interest Amount) on account of any interest shortfalls in respect of the Class G Notes with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class G Deferred Interest Amount” has the meaning specified in Section 2.6(h). “Class G Note Rate” means, for each Interest Period relating to a Payment Date, the applicable value of LIBOR, plus 10.000%.

“Class G Notes” means the Class G Income Notes due December 2037, issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive interest at a rate per annum equal to the Class G Note Rate.

“Class H Notes” means the Class H Income Notes due December 2037, issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive any Interest Proceeds remaining after all other amounts payable therefrom.

“Class H Subordinate Interests” has the meaning specified in Section 13.1(k) hereof.

“Clean-up Call” has the meaning specified in Section 9.1(a) hereof.

“Clean-up Call Date” has the meaning specified in Section 9.1(a) hereof.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

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“Clearing Corporation” has the meaning specified in Section 8-102(a)(5) of the UCC.

“Clearstream” means Clearstream Banking S.A.

“Closing Date” means November 29, 2017.

“Closing Date Mortgage Loans” means the Mortgage Loans, other than the Delayed Close Mortgage Loan, that are deposited into the Intermediate Trust on the Closing Date, which are listed on Schedule A attached hereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. “Collateral” has the meaning specified in the Granting Clauses.

“Collection Accounts” means the Interest Collection Account and the Principal Collection Account.

“Companion Participation” means the non-controlling pari passu participation interest in a Participated Whole Loan that is not included in the Underlying Mortgage Pool or beneficially owned by the Issuer.

“Controlling Class” means the Class A Notes or, if there are no Class A Notes Outstanding, then the Class A-S Notes or, if there are no Class A-S Notes Outstanding, then the Class B Notes or, if there are no Class B Notes Outstanding, then the Class C Notes or, if there are no Class C Notes Outstanding, then the Class D Notes or, if there are no Class D Notes Outstanding, then the Class E Notes or, if there are no Class E Notes Outstanding, then the Class F Notes or, if there are no Class F Notes Outstanding, then the Class G Notes or, if there are no Class G Notes Outstanding, then the Class H Notes.

“Control Shift Event” has the meaning specified in the Servicing Agreement.

“Consultation Termination Event” has the meaning specified in the Servicing Agreement.

“Corporate Trust Office” means (a) in the case of the Indenture Trustee (i) for Note transfer purposes, the principal corporate trust office at Wells Fargo Bank, National Association, Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, 7th Floor, Minneapolis, Minnesota 55479, Attention:   Corporate Trust Services – RAIT 2017-FL8, and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager – RAIT 2017-FL8 and (b) and in the case of the Owner Trustee, 919 N. Market Street, Suite 1600, Wilmington, Delaware 19801, Attention: RAIT 2017-FL8 and in each case, such other address as the Indenture Trustee or Owner Trustee may designate from time to time by notice to the Noteholders, the Servicer, and the Issuer, or the principal corporate trust office of any successor Indenture Trustee or Owner Trustee.

“Credit Enhancement Level” means, with respect to any Class of Principal Balance Notes, the fraction, expressed as a percentage, where the numerator is the Aggregate Outstanding Amount (excluding the Deferred Interest Amount) of each Class of Principal Balance Notes that is subordinate to such Class of Principal Balance Notes, and the denominator is the Aggregate Outstanding Amount (excluding the Deferred Interest Amount) of all Classes of Principal Balance Notes.

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“Credit Risk Retention Rules” means the final credit risk retention rule issued by the Securities and Exchange Commission (appearing at 17 CFR § 246.1, et seq.) that adopted the joint final rule promulgated by the Regulatory Agencies (appearing at 79 F.R. 77601; pages 77740-77766) to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Regulatory Agencies in the adopting release (79 FR 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“CREFC®” means CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

“CREFC® Intellectual Property Royalty License Fee” means with respect to each Mortgage Loan and for any Payment Date, an amount accrued during the related Interest Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Principal Balance of such Mortgage Loan as of the close of business on the Determination Date in such Interest Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods.

“CREFC® Intellectual Property Royalty License Fee Rate” means, with respect to each Mortgage Loan, a rate equal to 0.0005% per annum.

“Custodial Account” means the Securities Account designated the “Custodial Account” and established in the name of the Indenture Trustee pursuant to Section 10.2(i) hereof.

“Custodian” has the meaning specified in Section 3.3(a) hereof.

“DBRS” means DBRS, Inc., or any successor thereto.

“Default” means any Indenture Event of Default or any occurrence that, with notice or lapse of time or both, would become an Indenture Event of Default.

“Defaulted Interest Amount” means the Class A Defaulted Interest Amount, Class A-S Defaulted Interest Amount, Class B Defaulted Interest Amount, Class C Defaulted Interest Amount, Class D Defaulted Interest Amount, Class E Defaulted Interest Amount, Class F Defaulted Interest Amount or Class G Defaulted Interest Amount, as applicable, in accordance with Section 5.1(a).   For the avoidance of doubt, so long as a more senior Class of Principal Balance Notes is Outstanding, any interest payment due on the Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes or Class H Notes, as applicable, that is not paid as a result of the operation of the Priority of Payments on any Payment Date shall not be considered a “Defaulted Interest Amount.”

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“Defaulted Mortgage Loan” means, for purposes of this Indenture, any Mortgage Loan (or, in the case of a Mortgage Loan that is a Pari Passu Participation, the related Participated Whole Loan) as to which either (x) a payment default (after giving effect to any applicable grace, notice or cure period but without giving effect to any waiver) has occurred and is continuing for more than 60 days; or (y) there is known to the Special Servicer a material non-monetary event of default that has occurred and is continuing (after giving effect to any applicable grace, notice or cure period but without giving effect to any waiver) for more than 60 days after the Special Servicer obtained actual knowledge thereof and provided any required notices have been delivered to the related borrower.

“Deferred Interest Amount” means the Class C Deferred Interest Amount, the Class D Deferred Interest Amount, the Class E Deferred Interest Amount, the Class F Deferred Interest Amount and the Class G Deferred Interest Amount, as applicable.

“Definitive Note” has the meaning specified in Section 2.1(b) hereof.

“Delayed Close Mortgage Loan” means the Mortgage Loan identified on

Schedule A attached hereto as The View at Lake Highlands.

“Depositor Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated on or about the Closing Date, by and among RAIT 2017-FL8 Trust, as purchaser and RAIT 2017-FL8, LLC, as seller and any other Depositor Purchase and Sale Agreement entered into after the Closing Date if a purchase agreement is necessary to comply with this Indenture, which agreement is pledged to the Indenture Trustee pursuant to this Indenture.

“Depository” or “DTC” means The Depository Trust Company, a New York corporation, its nominees, and their respective successors.

“Depository Participant” means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of Notes deposited with the Depository.

“Determination Date” means the 11th day of each month, commencing in December 2017, or if such date is not a Business Day, the next succeeding Business Day.

“Directing Holder” means the Majority Holder(s) (or the appointed representative of the Majority Holder(s)) of the most subordinate of (1) the Class E Notes, (2) the Class F Notes, (3) the Class G Notes and (4) the Class H Notes, in each case, as to which no Control Shift Event has occurred and is continuing. None of the Holders of the Senior Notes will be eligible to act as (or appoint a representative to act as) the Directing Holder at any time. The initial Directing Holder will be the Trust Depositor.

“Distribution” means, for purposes of this Indenture, any payment of principal, interest or fee or any dividend or premium payment made on, or any other distribution in respect of, the Intermediate Trust Certificate, an Eligible Investment or other Pledged Asset.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

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“Due Date” means each date on which a Distribution is due on a Pledged Asset or a Mortgage Loan.

“Due Period” means, with respect to any Payment Date, the period that commences on the day after the second preceding Determination Date and ends on and includes the Determination Date immediately preceding such Payment Date, except that (a) the initial Due Period will commence on, and include, the Closing Date and (b) the final Due Period will end on, and include, the day preceding the Stated Maturity of the Notes.  The “Payment Date” relating to any Due Period shall be the first Payment Date following the last day of such Due Period.

“Early Unused Proceeds Release Date” means, in the event the Seller has reasonably determined that a Delayed Close Mortgage Loan will not be originated or be available for acquisition by the Trust Depositor to be included as an asset of the Intermediate Trust on or prior to the Purchase Termination Date, such earlier date as is designated by the Seller (by providing written notice to the Issuer, the Trust Depositor and the Indenture Trustee) for such Delayed Close Mortgage Loan. An Early Unused Proceeds Release Date shall not be any day from and including the Determination Date to and including the Payment Date in any month.

“EHRI” means the Class H Notes, which are retained by the Trust Depositor on the Closing Date.

“Eligible Investments” include any Dollar-denominated investment that is one or more of the following (and may include investments for which the Indenture Trustee and/or its Affiliates or the Servicer and/or its Affiliates provides services or receives compensation):

(a)      Cash;

(b)      direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

(c)      demand and time deposits in, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment are rated (i) in the highest short-term debt rating category of DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs) and (ii) at least “Aa3/P-1” by Moody’s;

(d)      unleveraged repurchase obligations with respect to (i) any security described in clause (b) above or (ii) any other Registered obligation issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the stated maturity of such security), in either case entered into with a U.S. federal or state depository institution or trust company (acting as principal) described in clause (c) above or entered into with a corporation (acting as principal) the short-term obligations of which are rated (i) in the highest short-term debt rating category of DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs) and (ii) at least “Aa3/P-1” by Moody’s;

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(e)      registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that are rated (i) in the highest short-term debt rating category of DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs) and (ii) at least “Aa3/P-1” by Moody’s;

(f)      commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance that are rated (i) in the highest short-term debt rating category of DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs) and (ii) at least “Aa3/P-1” by Moody’s;

(g)      registered reinvestment agreement issued or unconditionally guaranteed by any bank, or a Registered reinvestment agreement issued or unconditionally guaranteed by any insurance company or a Registered reinvestment agreement issued or unconditionally guaranteed by any other corporation or entity (if treated as debt by the obligor) that is rated (i) in the highest short-term debt rating category of DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs) and (ii) at least “Aa3/P-1” by Moody’s; and

(h)      interests in any money market fund, including the Wells Fargo Advantage Money Market Fund, or similar investment vehicle having at the time of investment therein (i) the highest short-term debt rating category of DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs) and (ii) a rating of at least “Aaa-mf” by Moody’s; and, in each case (other than clause (a) or (h)), with a stated maturity or, in the case of clause (g), a withdrawal date (in each case giving effect to any applicable grace period) no later than the Business Day immediately preceding the Payment Date next following the Due Period in which the date of investment occurs;  provided that Eligible  Investments may not include (i) any mortgaged-backed security, (ii) any security that does not provide for payment or repayment of a stated principal amount in one or more installments, (iii) any security purchased at a price in excess of 100% of the par value thereof, (iv) any investment the income from or proceeds of disposition of which is or will be subject to reduction for or on account of any withholding or similar tax (other than pursuant to FATCA), (v) any security the acquisition (including the manner of acquisition), ownership, enforcement or disposition of which will subject the Issuer or the Intermediate Trust to net income tax in any jurisdiction, (vi) any floating rate security (other than the time deposits described in clause (c) above) whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus or minus a spread, (vii) any security whose rating by S&P includes the subscript “r,” “t,” “p,” “pi” or “q,” (viii) any security that the Servicer determines (in accordance with the Servicing Agreement) to be subject to substantial non-credit-related risk, (ix) any interest-only securities or (x) any security the acquisition, ownership, enforcement and disposition of which will cause the Issuer or the Intermediate Trust to fail to be treated as an Issuer Parent Disregarded Entity; provided further that, if any of the rating requirements set forth in clauses (c), (d), (e), (f) or (g) above are not satisfied, such investment will qualify as an Eligible Investment upon satisfaction of the Rating Agency Condition with respect to the Rating Agencies. Eligible Investments may be obligations of, and may be purchased from, the Indenture Trustee and its Affiliates so long as (i) such Eligible Investments satisfy the minimum ratings requirements of DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs) set forth in clauses (c) – (h) above, and (ii) the Indenture Trustee has a capital and surplus of at least U.S. $200,000,000 and has a long - term unsecured credit rating of at least “Baa1” by Moody’s, and may include obligations for which the Indenture Trustee or an Affiliate thereof receives compensation for providing services. Notwithstanding the foregoing, except in the case of clauses (e) and (h), such obligation shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.

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“Entitlement Holder” has the meaning specified in Section 8-102(a)(7) of the UCC.

“Entitlement Order” has the meaning specified in Section 8-102(a)(8) of the UCC.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“E.U. Risk Retention Letter” means that certain letter agreement between RAIT Partnership and the Trust Depositor, dated on or about the Closing Date

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Excepted Property” means the Trust Certificate Account and all of the funds and other property from time to time deposited in or credited to the Trust Certificate Account.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Date” means any Business Day other than the first or last Business Day of the month, subject to approval by the Indenture Trustee.

“Exit Fees” means, with respect to any Mortgage Loan, any fee identified in the related Loan Documents as an “exit fee”, “exit additional interest” or similarly defined term and paid by the related borrower in connection with a repayment of such Mortgage Loan (other than any prepayment premium), including any fee that is payable upon a prepayment if such fee would also be payable if the amount prepaid were paid on the scheduled maturity date of such Mortgage Loan.

“Expense Account” means the Securities Account designated the “Expense Account” and established in the name of the Indenture Trustee pursuant to Section 10.4 hereof.

“Expense Year” means each 12-month period commencing on the Business Day following the Payment Date in December each year (or in the case of the first Expense Year, the Closing Date) and ending on the Payment Date in December of the following year.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Final Pool Principal Balance” means, including the anticipated initial principal balance of the Delayed Close Mortgage Loan(s), $259,776,000.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC. “Financing Statement” means a financing statement relating to the Collateral naming the Issuer as debtor and the Indenture Trustee on behalf of the Secured Parties as secured party.

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“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Floor Rate” means a specified fixed minimum interest rate set forth in the Loan Documents for a Mortgage Loan.

“Future Funding Account Control Agreement” means any account control agreement entered into in accordance with the terms of the Future Funding Agreement by and among RAIT Partnership, L.P., as pledgor, the Indenture Trustee, as secured party, and an account bank, as the same may be amended, supplemented or replaced from time to time.

“Future Funding Agreement” means the future funding agreement, dated as of the Closing Date, by and among RAIT 2017-FL8 A-2 Holdings, LLC, as obligor, RAIT Partnership, L.P., as Future Funding Indemnitor, and the Indenture Trustee, as trustee on behalf of the Noteholders, as the same may be amended, supplemented or replaced from time to time.

“Future Funding Holder” with regard to each Future Funding Participation, means RAIT 2017-FL8 A-2 Holdings, LLC, or a permitted affiliate thereof in accordance with the related Participation Agreement.

“Future Funding Indemnitor” means RAIT Partnership, L.P., and its successors in interest.

“Future Funding Participation” means, with respect to each Mortgage Loan that is a Pari Passu Participation, the future funding companion participation interest, which (unless it is acquired as a Related Funded Companion Participation after the Closing Date in accordance with the terms of this Agreement) is not included in the Underlying Mortgage Pool or beneficially owned by the Issuer or the Intermediate Trust.

“Future Funding Reserve Account” has the meaning specified in the Servicing Agreement.

“Global Notes” means the Regulation S Global Notes and the Rule 144A Global Notes.

“Government Items” means a security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

“Grant” means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, grant and create a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Assets, or of any other security or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, without limitation, the immediate continuing right to claim, collect, receive and take receipt for principal, interest and fee payments in respect of the Pledged Assets or such other instruments, and all other Cash payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

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“Holder” or “Noteholder” means, with respect to any Note, the Person in whose name such Note is registered in the Note Register and with respect to the Trust Certificate, the Person in whose name such Trust Certificate is registered in the register maintained under the Certificate Register.

“IAI” means an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D under the Securities Act or an entity in which all of the equity owners are such “accredited investors.”

“Impaired Mortgage Loan” means (1) any Defaulted Mortgage Loan or (2) any Mortgage Loan as to which a default is reasonably foreseeable, as determined by the Special Servicer in accordance with the Servicing Standard.

“Indenture” means this instrument and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Indenture Accounts” means the Note Payment Account, the Permitted Funded Companion Participation Acquisition Account, the Unused Proceeds Account and the Custodial Account.

“Indenture Event of Default” has the meaning specified in Section 5.1 hereof.

“Indenture Trustee” means Wells Fargo Bank, National Association, a national banking association, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of this Indenture, and thereafter Indenture Trustee shall mean such successor Person. Wells Fargo Bank, National Association, shall perform its duties hereunder through its Corporate Trust Services division.

“Indenture Trustee Expenses” means, with respect to any Payment Date, all expenses and indemnified amounts (other than fees) due or accrued with respect to such Payment Date that are payable by the Issuer to (i) the Indenture Trustee in its various capacities, including without limitation to (a) the Indenture Trustee pursuant to Section 6.7 hereof or any co-trustee appointed pursuant to Section 6.12 hereof, and (b) the Note Registrar pursuant to Section 2.4(a) hereof, (ii) the Custodian hereunder and pursuant to the Account Control Agreement, (iii) the Paying Agent, (iv) the Calculation Agent, (v) the Transfer Agent, (vi) the Backup Advancing Agent and (vii) the Intermediate Trust Trustee.

“Indenture Trustee Fee” means, a fee equal to $48,000 per annum, which will be payable in monthly installments on each Payment Date in accordance with the Priority of Payments, to Wells Fargo Bank, National Association, in its capacities (or any successor to it in such capacities) as (i) Note Registrar, Indenture Trustee, Rule 17g-5 Information Provider and Backup Advancing Agent under the Indenture and (ii) Custodian hereunder and under the Account Control Agreement. The Indenture Trustee will pay to the Owner Trustee the Owner Trustee Fee and to the Intermediate Trust Trustee the Intermediate Trust Trustee Fee, each out of the Indenture Trustee Fee.

“Indenture Trustee Fee Rate” means, with respect to each Payment Date, the annualized rate at which the Indenture Trustee Fee would need to accrue on the Aggregate Principal Balance of the Mortgage Loans as of the first day of the related Mortgage Loan Accrual Period, on the same basis as interest accrues on the Mortgage Loans, in order to yield the Indenture Trustee Fee for such Payment Date.

USActive 37579766.24	-19

“Independent” means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) if required to deliver an opinion or certificate to the Indenture Trustee pursuant to this Indenture, states in such opinion or certificate that the signer has read this definition and that the signer is Independent within the meaning hereof. “Independent” when used with respect to any accountant may include an accountant who performs agreed upon procedures on the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person under Interpretation 101-11 of Rule 101 of the Rules of Conduct of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

“Inquiry” has the meaning set forth in Section 10.15 hereof.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Advance” has the meaning specified in Section 10.12(a) hereof.

“Interest Collection Account” means the Securities Account designated the “Interest Collection Account” and established in the name of the Indenture Trustee pursuant to Section 10.2(a) hereof.

“Interest Distribution Amount” means, with respect to any Payment Date for any Class of Notes (other than the Class H Notes), the sum of (a) the aggregate amount of interest accrued at the annual rate at which interest accrues on the Aggregate Outstanding Amount of the Principal Balance Notes of such Class during the applicable Interest Period (after giving effect to any redemption of the Notes of such Class or other payment of principal of the Notes of such Class on any preceding Payment Date) plus (b) any Defaulted Interest Amount in respect of the Notes of such Class and accrued interest thereon.

“Interest Period” means: (i) with respect to the first Payment Date, the period that commences on and includes the Closing Date and ends on and includes December 14, 2017; and (ii) with respect to each other Payment Date, the period that commences on the 15th day of the calendar month preceding the calendar month in which the related Payment Date occurs and ends on and includes the 14th day of the calendar month in which the related Payment Date occurs.

“Interest Proceeds” means, with respect to any Payment Date, (A) the sum (without duplication) of (1) all cash payments of interest (including any amount representing the accreted portion of a discount from the face amount of an Eligible Investment) and other distributions received by the Issuer (including by means of distribution from the Intermediate Trust) during the related Due Period in respect of (a) all Mortgage Loans other than Defaulted Mortgage Loans (net of the Servicing Fee, Special Servicing Fee, the Operating Advisor Fees, the amount of any Nonrecoverable Property Protection Advances and all other amounts retained by, or payable to, the Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Servicing Agreement) and (b) Eligible Investments, in each case, excluding any accrued interest

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included in Principal Proceeds pursuant to clause (A)(3) or (4) of the definition of Principal Proceeds, (2) all make whole premiums, prepayment premiums or any interest amount paid in excess of the stated interest amount of a Mortgage Loan received during the related Due Period, (3) all amendment and waiver fees, late payment fees, commitment fees and other fees (but excluding Exit Fees and Scheduled Extension Fees, which are being retained by the Seller) and commissions received by the Issuer (including by means of distribution from the Intermediate Trust) during such Due Period in connection with such Mortgage Loans and Eligible Investments (other than, in each such case, fees and commissions received in connection with the restructuring of a Mortgage Loan and, for the avoidance of doubt, any origination fees paid by a related borrower), (4) funds remaining on deposit in the Expense Account upon redemption of the Notes in whole, in accordance with Section 10.4 hereof, (5) with respect to any Defaulted Mortgage Loan sold by or at the direction of the Issuer during the related Due Period, the excess, if any, of the amount received by the Issuer (including by means of distribution from the Intermediate Trust) in connection with such sale and the par amount of such Defaulted Mortgage Loan, (6) all payments of principal on Eligible Investments purchased with proceeds of items (A)(1), (2) and (3) of this definition, (7) Interest Advances, if any, advanced by the Advancing Agent or the Backup Advancing Agent with respect to such Payment Date, (8) any excess proceeds received in respect of a Mortgage Loan after the principal amount of such Mortgage Loan has been reduced to zero, but only if, so long as no Control Shift Event with respect to the Class E Notes has occurred and is continuing, the Directing Holder instructs the Issuer to treat such amounts as “Interest Proceeds”, and (9) any payments similar to the foregoing received with respect to any Mortgage Loan held by a Permitted Subsidiary, provided that Interest Proceeds will in no event include any payment or proceeds specifically defined as “Principal Proceeds” in the definition thereof, minus (B) the aggregate amount of any Nonrecoverable Interest Advances that were previously reimbursed to the Advancing Agent or the Backup Advancing Agent out of any of the items listed above.

For the avoidance of doubt, “Interest Proceeds” shall not include the Servicing Fee, Special Servicing Fee, the amount of any Nonrecoverable Property Protection Advances and any other amounts retained by, or payable to, the Servicer or the Special Servicer in accordance with the terms of the Servicing Agreement and shall not include any Exit Fees or any Scheduled Extension Fees.

“Interest Proceeds Waterfall” has the meaning specified in Section 11.1(a)(i) hereof.

“Interest Shortfall” has the meaning specified in Section 10.12(a) hereof.

“Intermediate Trust” means RAIT 2017-FL8 Intermediate Trust, a newly formed common law trust created and existing under the laws of the State of New York, and any successor Intermediate Trust under the Intermediate Trust Agreement.

“Intermediate Trust Administration Agreement” means the Intermediate Trust Administration Agreement, dated as of November 29, 2017, between the Intermediate Trust, the Trust Depositor and the Intermediate Trust Trustee, as amended from time to time.

“Intermediate Trust Administrator” means RAIT Partnership, L.P., or any successor thereto in such capacity.

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“Intermediate Trust Agreement” means the Trust Agreement, dated as of November 29, 2017, between the Trust Depositor and the Intermediate Trust Trustee, as amended from time to time.

“Intermediate Trust Certificate” means a certificate evidencing 100% of the ownership interest in the Intermediate Trust, substantially in the form of Exhibit A to the Intermediate Trust Agreement.

“Intermediate Trust Trustee” means Wells Fargo Bank, National Association, not in its individual capacity but solely as intermediate trust trustee under the Intermediate Trust Agreement, and any successor Intermediate Trust Trustee thereunder.

“Intermediate Trust Trustee Fee” means the annual fee (in an amount previously agreed to between the Intermediate Trust Trustee and the Trust Depositor) payable in equal monthly installments on each Payment Date, in accordance with the Priority of Payments, to Wells Fargo Bank, National Association, in its capacity as Intermediate Trust Trustee. The Intermediate Trust Trustee Fee shall be paid by the Indenture Trustee from the Indenture Trustee Fee.

“Intervening ALRS” has the meaning specified in Section 3.3 hereof.

“Intervening Assignments of Mortgage” has the meaning specified in Section 3.3 hereof.

“Intervening UCC-3s” has the meaning specified in Section 3.3 hereof.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules thereunder.

“Investor Certification” means a certificate, substantially in the form of Exhibit G-1 or Exhibit G-2 hereto, representing that such person executing the certificate is a Noteholder or a beneficial owner of a Note, a holder of the Trust Certificate or a prospective purchaser of a Note and that either (a) such person is not an agent of, or an investment advisor to, any borrower or property manager or any affiliate of any borrower or property manager, in which case such person will have access to all the reports and information made available to Noteholders or the holder of the Trust Certificate hereunder, or (b) such person is an agent or affiliate of, or an investment advisor to, any borrower or property manager, in which case such person will only receive access to the Monthly Report. The Investor Certification may be submitted electronically by means of the Indenture Trustee’s website.

“Investor Registry” means the Investor Registry described in Section 10.15 hereof.

“Investor Q&A Forum” means the Investor Q&A Forum described in Section 10.15 hereof.

“Issuer” means RAIT 2017-FL8 Trust, a newly formed statutory trust created and existing under the laws of the State of Delaware, unless a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

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“Issuer Order” and “Issuer Request” mean, respectively, a written order or a written request (which may be in the form of a standing order or request), in each case dated and signed in the name of the Issuer by an Authorized Officer of the Issuer or by an Authorized Officer of the Servicer or the Trust Administrator (on behalf of the Issuer) where permitted pursuant to this Indenture or the Servicing Agreement, as the context may require or permit. An order or request provided in an email or other electronic means acceptable to the Indenture Trustee by an Authorized Officer of the Issuer shall constitute an Issuer Order except, in each case, to the extent the Indenture Trustee requests otherwise in writing.

“Issuer Parent” means the REIT that, for U.S. federal income tax purposes, directly or indirectly owns (or is deemed to own) 100% of the stock of the Issuer within the meaning of Section 856(i)(2) of the Code, as evidenced by an Opinion of Counsel. The initial Issuer Parent is RAIT Financial.

“Issuer Parent Disregarded Entity” means any Qualified REIT Subsidiary or other entity which is is disregarded as an entity separate from the Issuer Parent within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii) or the grantor trust provision of the Code.

“Junior Notes” means the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes authorized by, and authenticated and delivered under this Indenture.

“Last Endorsee” means, with respect to any Mortgage Loan, the Intermediate Trust.

“LIBOR” has the meaning specified in Schedule B hereto.

“LIBOR Business Day” has the meaning specified in Schedule B hereto.

“LIBOR Determination Date” has the meaning specified in Schedule B hereto.

“LIBOR Spread” has the meaning specified in Schedule B hereto.

“Loan Document” means, with respect to any Mortgage Loan, the note, loan agreement, participation agreement or other agreements pursuant to which such Mortgage Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Mortgage Loan or of which holders of such Mortgage Loan are the beneficiaries.

“Loss Value Payment” means a cash payment made to the Issuer by the Seller in connection with a breach of representation or warranty with respect to any Mortgage Loan pursuant to the Seller Purchase and Sale Agreement in an amount that the Servicer on behalf of the Issuer or the Intermediate Trust, subject to the consent of the Majority Holders of each Class of Notes (excluding any Note held by the Seller or any of its affiliates), determines is sufficient to compensate the Issuer or the Intermediate Trust for such breach of representation or warranty, which Loss Value Payment will be deemed to cure such breach of representation or warranty.

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“Majority Holder”, “Majority Holders” or “Majority Holder(s)” means, with respect to any Class or Classes of Notes, the Holder(s) of more than 50% of the Aggregate Outstanding Amount of such Class or Classes of Notes at such time.

“Maturity” means, with respect to any Note, the date on which all Outstanding unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Modified Mortgage Loan” means a Mortgage Loan that has (or, in the case of a Mortgage Loan that is a Pari Passu Participation that relates to a Participated Whole Loan that has) been modified by the Special Servicer pursuant to the Servicing Agreement in a manner that:

(a)      except as expressly contemplated by the related Loan Documents, reduces or delays in a material and adverse manner the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current monthly payments with respect to such Mortgage Loan or Participated Whole Loan, as applicable);

(b)      except as expressly contemplated by the related Loan Documents, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related borrower and upon which the Special Servicer may conclusively rely), of the property to be released; or

(c)      in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or related Participated Whole Loan, as applicable, or reduces the likelihood of timely payment of amounts due thereon.

“Monthly Report” has the meaning specified in Section 10.7(a) hereof.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage Loan” means (a) any commercial mortgage loan secured by a first-lien mortgage on one or more commercial or multifamily real properties, and (b) any Pari Passu Participation, in each case, owned by the Intermediate Trust (including any Delayed Close Mortgage Loan and/or Related Funded Companion Participation if deposited into the Intermediate Trust).

“Mortgage Loan Accrual Period” means the interest accrual period specified in the related Loan Documents.

“Mortgage Loan File” has the meaning set forth in Section 3.3(d) hereof.

“Mount Houston Square Release Payment” means the sum of $1,889,400, which will be deposited in the Note Payment Account on the Closing Date in the event that the borrower in respect of the Mortgage Asset identified on Annex A to as Mount Houston Square makes a prepayment prior to the Closing Date in connection with a permitted release of certain parcels (the Dairy Queen and Luby’s Cafeteria pad sites).

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“Net Outstanding Portfolio Balance” means, as of any date of determination, the sum (without duplication) of (i) the Aggregate Principal Balance on such date of determination of the Mortgage Loans (other than Mortgage Loans as to which an Appraisal Reduction Event has occurred) and with respect to each Mortgage Loan as to which an Appraisal Reduction Event has occurred, the Calculation Amount on such date of determination of such Mortgage Loan; (ii) the aggregate Balance of all Principal Proceeds held as cash and Eligible Investments, including those held in the Unused Proceeds Account and the Permitted Funded Companion Participation Acquisition Account; and (iii) the Aggregate Principal Balance of all Cash and other Eligible Investments contributed to the Issuer by the holder of the Trust Certificate and Granted to the Indenture Trustee.

“No Downgrade Confirmation” means written confirmation from each Rating Agency that the proposed action, or failure to act or other specified event will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to the Rated Notes by such Rating Agency. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail.

“Non-Permitted Holder” has the meaning specified in Section 2.4(r).

“Nonrecoverable Interest  Advance” means any Interest Advance previously made or proposed to be made which subsequent payments or collections with respect to the Mortgage Loans, in the judgment of the Advancing Agent or the Backup Advancing Agent, as applicable, may be insufficient to fully reimburse such Interest Advance, plus interest thereon, within a reasonable period of time, at the Reimbursement Rate. Any determination of recoverability by the Advancing Agent or the Backup Advancing Agent, as applicable, shall be subject to the standard set forth in Section 10.12 hereof.

“Nonrecoverable Property Protection Advances” has the meaning specified in the Servicing Agreement.

“Note Interest Rate” means, with respect to the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes for any Interest Period, the annual rate at which interest accrues on the Notes of such Class for such Interest Period, as specified in Section 2.2 hereof.

“Note Payment Account” means the Securities Account designated the “Note Payment Account” and established in the name of the Indenture Trustee pursuant to Section 10.3 hereof.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4(a) hereof.

“Notes” means the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes authorized by, and authenticated and delivered under, this Indenture.

“NRSRO” means any nationally recognized statistical rating organization, including the Rating Agencies.

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“NRSRO Certification” means a certification  substantially in the form of Exhibit E executed by an NRSRO in favor of the Issuer and the Rule 17g-5 Information Provider that states that such NRSRO is a Rating Agency or has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the Rule 17g-5 Website.

“Offering” means the offering of the Notes under the Offering Circular.

“Offering Circular” means the final Offering Circular, dated November 21, 2017, prepared and delivered in connection with the offer and sale of the Senior Notes, as amended or supplemented.

“Officer” means with respect to any corporation or limited liability company, any director, managing member, the chairman of the board of directors, the president, any vice president, the secretary, an assistant secretary, the treasurer or an assistant treasurer of such entity and with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

“Officer’s Certificate” means, with respect to the Servicer, the Special Servicer, the Seller, the Trust Administrator or the Intermediate Trust Administrator, any certificate executed by an Officer thereof, and with respect to the Issuer or the Intermediate Trust, any certificate executed by an Officer of the Trust Administrator or the Intermediate Trust Administrator or as otherwise permitted under the terms of the Trust Agreement and the Intermediate Trust Agreement, as applicable.

“Operating Advisor” means the Operating Advisor appointed pursuant to the Servicing Agreement.

“Operating Advisor Fees” has the meaning specified in the Servicing Agreement. “Opinion of Counsel” means a written opinion addressed to the Indenture Trustee and the Rating Agencies in form and substance reasonably satisfactory to the Indenture Trustee and the Rating Agencies, of an outside third party counsel of national reputation admitted to practice before the highest court of any state of the United States or the District of Columbia, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which counsel shall be reasonably satisfactory to the Indenture Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Indenture Trustee and the Rating Agencies or shall state that the Indenture Trustee and the Rating Agencies shall be entitled to rely thereon.

“Optional Redemption” has the meaning specified in Section 9.1(b) hereof.

“Outstanding” means, with respect to the Notes or a particular Class of the Notes, as of any date of determination, all of (x) the Notes or (y) the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture as of such date except:

(i)      Notes theretofore canceled by a Note Registrar or delivered to a Note Registrar for cancellation;

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(ii)      Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Indenture Trustee or the Paying Agent in trust for the Holders of such Notes; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made;

(iii)      Notes issued in exchange for, or in lieu of, other Notes which have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

(iv)      Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.5 hereof; and provided, in each case, that in determining whether the Holders of the requisite Aggregate Outstanding Amount of any Notes or Class of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (1) Notes beneficially owned by the Issuer shall be disregarded and deemed not to be Outstanding and (2) in relation to any assignment or termination of any of the express rights of the Servicer or the Special Servicer under the Servicing Agreement, this Indenture (including the exercise of any right to remove the Servicer or Special Servicer or terminate the Servicing Agreement, and any right to select a replacement Servicer or Special Servicer when the Servicer or the Special Servicer, as the case may be, has been removed for “cause”), or any amendment or other modification of the Servicing Agreement or this Indenture that increases the rights or decreases the obligations of the Servicer or the Special Servicer, Notes that are held, owned or controlled by the Servicer or the Special Servicer or any of their respective Affiliates, or by accounts managed by them shall be disregarded and deemed not to be Outstanding; provided that, except as otherwise provided in the Servicing Agreement, the Servicer and the Special Servicer and any of their respective Affiliates will be entitled to vote Notes owned or controlled by them, or by accounts managed by them (and for which the Servicer or such Affiliate has discretionary authority), with respect to all other matters; except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Indenture Trustee actually knows to be beneficially owned in the manner indicated in clause (2) above shall be so disregarded. Notes owned in the manner indicated in clause (2) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee, the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Servicer, the Special Servicer or an obligor upon the Notes or any Affiliate of the Servicer, the Special Servicer or such obligor or an account for which the Servicer, the Special Servicer or an Affiliate of the Servicer or the Special Servicer, as the case may be, acts as investment adviser (and for which the Servicer, the Special Servicer or such Affiliate has discretionary authority).

“Owner Trustee” means Wells Fargo Delaware Trust Company, N.A., not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor owner trustee thereunder.

“Owner Trustee Fee” means the annual fee (in an amount previously agreed to between the Owner Trustee and the Trust Depositor) payable in equal monthly installments on each Payment Date, in accordance with the Priority of Payments, to Wells Fargo Delaware Trust Company, N.A., in its capacity as Owner Trustee. The Owner Trustee Fee shall be paid by the Indenture Trustee from the Indenture Trustee Fee.

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“Pari Passu Participation” means any fully funded pari passu participation interest in a Participated Whole Loan, that is included in the Underlying Mortgage Pool (and, accordingly, the Intermediate Trust) and is beneficially owned by the Issuer, as identified on the Mortgage Loan Schedule. The Mortgage Loans identified on Schedule A as (i) The View at Lake Highlands and (ii) Kearny & Clay and are (or, in the case of any such Mortgage Loans that are Delayed Close Mortgage Loans, are expected to be) Pari Passu Participations.

“Participated Whole Loan” means a whole mortgage loan that has been participated into (i) a Pari Passu Participation, which will be held by the Intermediate Trust and thereby will be included in the Underlying Mortgage Pool, and (ii) one or more Future Funding Participations, which (unless later acquired, in whole or in part, as a Related Funded Companion Participation) will not be included in the Underlying Mortgage Pool or be owned by the Intermediate Trust or beneficially owned by the Issuer.

“Participated Whole Loan Collection Account” has the meaning specified in the Servicing Agreement.

“Participation Agreement” means with respect to each Participated Whole Loan, the participation agreement that governs the rights and obligations of the holders of (x) the related Pari Passu Participation and (y) the Companion Participation.

“Paying Agent” means Wells Fargo Bank, National Association, or any other Person authorized by the Issuer to pay the principal of, and interest on, Notes on behalf of the Issuer as specified in Section 7.2 hereof. With respect to the Trust Certificate, any paying agent appointed pursuant to Section 3.09 of the Trust Agreement, which initially shall be Wells Fargo Bank, National Association.

“Payment Date” means, the 4th Business Day following each Determination Date, commencing in December 2017.  The first Payment Date is anticipated to be December 15, 2017.

“Permitted Funded Companion Participation Acquisition Account” means the account established by the Indenture Trustee pursuant to Section 10.16 hereof.

“Permitted Funded Companion Participation Acquisition Period” means the period beginning on the Closing Date and ending on the Payment Date in December 2019.

“Permitted Principal Proceeds” means amounts received in respect of principal on a Mortgage Loan that (i) are received as a result of an optional prepayment made by the related borrower or a principal repayment made by the related borrower on or prior to the related Mortgage Loan maturity date and (ii) are received during the Permitted Funded Companion Participation Acquisition Period.

“Permitted Subsidiary” means any one or more wholly-owned, single purpose entities established exclusively for the purpose of taking title to any mortgage, real property or Sensitive Asset in connection, in each case, with the exercise of remedies or otherwise.

“Person” means any individual, corporation (including a business trust), partnership, limited liability company, joint venture, estate, association, joint-stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

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“Placement Agents” means, collectively, Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC.

“Placement Agreement” means the agreement, dated as of November 17, 2017, among the Issuer and the Placement Agents, relating to the placement of the Notes.

“Plan Asset Regulation” means the plan asset regulations of the U.S. Department of Labor, 29 C.F.R. Section 2510.3-101(f).

“Plan Fiduciary” has the meaning specified in Section 2.4(s) hereof.

“Pledged Assets” means on any date of determination, (a) the Intermediate Trust Certificate, interests in any Permitted Subsidiaries and Eligible Investments that have been Granted to the Indenture Trustee and (b) all non-Cash proceeds thereof, in each case, to the extent not released from the lien of this Indenture pursuant hereto.

“Prime Rate” means the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” the Servicer shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then the Servicer shall select a comparable interest rate index.

“Prime Rate Spread” means, with respect to any Class of Notes (other than the Class H Notes) and each Interest Period relating to a Payment Date, the difference (expressed as the number of basis points) between (a) LIBOR for such Class of Notes on the date LIBOR was last applicable to such Class of Notes plus the LIBOR Spread on such Class and (b) the Prime Rate on such date.

“Principal Balance” or “par” means, with respect to any Mortgage Loan or Eligible Investment, as of any date of determination, the outstanding principal amount of such Mortgage Loan or the Balance of such Eligible Investment, as the case may be.

“Principal Balance Notes” means the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes and Class H Notes.

“Principal Collection Account” means the Securities Account designated the “Principal Collection Account” and established in the name of the Indenture Trustee pursuant to Section 10.2(c) hereof.

“Principal Proceeds” means, with respect to any Payment Date, (A) the sum (without duplication) of: (1) all principal payments (including prepayments and other unscheduled principal payments by the borrower) received during the related Due Period on (a) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds, Eligible Investments in the Expense Account, Eligible Investments in the Permitted Funded Companion Participation Acquisition Account and any amount representing the accreted portion of a discount from the face

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amount of an Eligible Investment) and (b) Mortgage Loans as a result of (i) a maturity, scheduled amortization or mandatory prepayment on a Mortgage Loan, (ii) optional prepayments made at the option of the borrower thereof, (iii) recoveries on Defaulted Mortgage Loans or (iv) any other principal payments with respect to Mortgage Loans (not included in Sale Proceeds), (2) all fees and commissions received during such Due Period in connection with Eligible Investments and the restructuring of a Mortgage Loan or default of such Eligible Investments and any origination fees paid by a related borrower, (3) any interest received during such Due Period on such Mortgage Loans or Eligible Investments to the extent such interest constitutes proceeds from accrued interest purchased with Principal Proceeds other than accrued interest purchased by the Issuer on or prior to the Closing Date, (4) Sale Proceeds received during such Due Period in respect of sales (excluding accrued interest included in Sale Proceeds (unless such accrued interest was purchased with Principal Proceeds) that are designated by the Servicer as Interest Proceeds in accordance with clause (A)(1) of the definition of Interest Proceeds), (5) all cash payments of  interest received during such  Due  Period on  Defaulted Mortgage Loans, (6) funds  transferred to the Note Payment Account from the Permitted Funded Companion Participation Acquisition Account pursuant to Section 10.16, (7) all funds transferred to the Note Payment Account from the Unused Proceeds Account pursuant to Section 10.5(d) and (e), excluding any interest proceeds from Eligible Investments in the Unused Proceeds Account, (8) all amounts received during such Due Period in respect of Defaulted Mortgage Loans (other than any amounts included in the definition of “Interest Proceeds” pursuant to item (5) of the definition thereof), (9) any payments similar to the foregoing, received with respect to any Mortgage Loan or REO Property held by a Permitted Subsidiary, (10) any Loss Value Payments received by the Issuer or the Intermediate Trust from the Seller, (11) cash and Eligible Investments contributed to the Issuer by the Holder of the Trust Certificate pursuant to the terms of this Indenture during the related Due Period, (12) in connection with the Payment Date in December 2017, the Mount Houston Square Release Payment; and (13) all other payments received in connection with the Mortgage Loans and Eligible Investments that are not included in Interest Proceeds; minus (B) the aggregate amount of (i) any Nonrecoverable Interest Advances that were previously reimbursed to the Advancing Agent or the Backup Advancing Agent out of any of the items listed above and (ii) the portion of the amounts described in clause (A)(1) above that represent Permitted Principal Proceeds and were deposited by the Issuer into the Permitted Funded Companion Participation Acquisition Account for the acquisition of Related Funded Companion Participations by the Intermediate Trust.

For the avoidance of doubt, “Principal Proceeds” shall not include any amounts received in respect of principal that were retained by, or payable to, the Servicer or the Special Servicer in accordance with the terms of the Servicing Agreement and will not include any Exit Fees or any Scheduled Extension Fees.

References to “Principal Proceeds” on deposit in the Unused Proceeds Account mean all amounts on deposit therein other than interest proceeds from Eligible Investments.

“Principal Proceeds Waterfall” has the meaning specified in Section 11.1(a)(ii) hereof.

“Priority of Payments” has the meaning specified in Section 11.1(a) hereof.

“Privileged Person” includes RAIT Partnership or its affiliates and designees, the Placement Agents, the Servicer, the Special Servicer, the Operating Advisor, the Directing Holder, any NRSRO that provides the Indenture Trustee with an NRSRO Certification, the Indenture Trustee, the Paying Agent, the Advancing Agent and any person who provides the Indenture Trustee with an Investor Certification, which Investor Certification may be submitted electronically by means of the Indenture Trustee’s website.

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“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds Availability Period” has the meaning specified in Section 10.16(d) hereof.

“Property Protection Advances” has the meaning specified in the Servicing Agreement.

“Purchase and Sale Agreements” means any Seller Purchase and Sale Agreements and any Depositor Purchase and Sale Agreements in relation to this transaction.

“Purchase Termination Date” means the date that is 90 days after the Closing Date.

“Q&A Respondent” means the Q&A Respondent described in Section 10.15 hereof.

“Qualified Buyer” means, with respect to a Mortgage Loan, (i) one or more entities whose (A) long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating (or are guaranteed by an entity with such a credit rating) from the Rating Agencies at least equal to the rating of the most senior Class of Senior Notes then outstanding or (B) whose (1) short-term unsecured debt obligations have a credit rating of (a) at least “R-1 (middle)” by DBRS (if rated by DBRS or, if not rated by DBRS, an equivalent rating such as that listed above by at least two NRSROs (which may include S&P and/or Fitch)) and (b) at least “P-1” by Moody’s and (2) long-term unsecured debt obligations have a credit rating of at least “A2” by Moody’s, (ii) one or more purchasers that otherwise satisfies  the Rating Agency Condition or (iii) one or more purchasers (a “Cash Purchaser”) that have agreed to pay or have entered into a binding arrangement to pay the full purchase price of the related Mortgage Loan in cash.

“Qualified Institutional Buyer” or “QIB” has the meaning given in Rule 144A under the Securities Act.

“Qualified REIT Subsidiary” means a corporation that, for U.S. federal income tax purposes, is wholly owned by a real estate investment trust under Section 856(i)(2) of the Code.

“RAIT Financial Trust” or “RAIT Financial” means RAIT Financial Trust, a Maryland real estate investment trust.

“RAIT Partnership, L.P.” or “RAIT Partnership” means RAIT Partnership, L.P., a Delaware limited partnership.

“Rated Notes” means the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes. the Class E Notes and the Class F Notes.

“Rating Agencies” means, collectively, DBRS and Moody’s, and any successor thereto, or, if at any time DBRS, Moody’s or any such successor ceases to provide rating services with respect to the Notes, any other nationally recognized investment rating agency selected by the Issuer and reasonably satisfactory to the Majority Holders of the Principal Balance Notes voting as a single Class.

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“Rating Agency Condition” means a condition that is satisfied with respect to each Rating Agency if:

(a)      the party required to satisfy the Rating Agency Condition (the “Requesting Party”) has made a written request to each such Rating Agency for a No Downgrade Confirmation; and

(b)      any one of the following has occurred with respect to each such Rating Agency:

(i)      a No Downgrade Confirmation has been received from such Rating Agency; or

(ii)      (A)      within 10 Business Days of such request being sent to such Rating Agency, the Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for confirmation;

(B)      the Requesting Party has confirmed that such Rating Agency has received the confirmation request;

(C)      the Requesting Party promptly requests the No Downgrade Confirmation a second time; and

(D)      there is no response to either confirmation request within five (5) Business Days of such second request.

“Rating Agency Expenses” means, with respect to any Payment Date, all amounts due or accrued with respect to such Payment Date and payable by the Issuer to the Rating Agencies for fees and expenses in connection with any rating (or rating confirmation) of the Notes.

“Rating Agency Inquiry” has the meaning specified in Section 14.14 hereof.

“Rating Agency Q&A Forum and Servicer Document Request Tool” has the meaning specified in Section 14.14 hereof.

“Record Date” means the date on which the Holders of Notes entitled to receive a payment in respect of principal or interest on the succeeding Payment Date or Redemption Date are determined, such date as to any Payment Date or Redemption Date being the last day of the most recently ended calendar month (whether or not a Business Day) prior to such Payment Date or Redemption Date.

“Redemption Date” means any date set for a redemption of Notes pursuant to Section 9.1 hereof or, if such date is not a Business Day, the next following Business Day.

“Redemption Date Statement” has the meaning specified in  Section 10.7(c) hereof.

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“Redemption Price” means, with respect to (1)(i) in the case of any Class of the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes or Class G Notes, the Aggregate Outstanding Amount of such Class of Notes being redeemed plus (ii) accrued interest thereon (including any Defaulted Interest Amount and accrued, unpaid and uncapitalized interest on any Defaulted Interest Amount) and (2) in the case of the Class H Notes, an amount equal to the sum of all net proceeds from the sale of Mortgage Loans and cash, if any, remaining after the redemption of the Notes (other than the Class H Notes) and payment of all other fees and expenses of the Issuer, the Indenture Trustee, the Intermediate Trust Trustee, the Paying Agent, the Note Registrar or the Backup Advancing Agent. However, in the case of an Optional Redemption, if the holder of the Class H Notes also owns 100% of each other Class of Junior Notes then outstanding, in lieu of paying the Redemption Price for one or more of such Classes, such holder may elect to exchange such Notes for the Intermediate Trust Certificate (which shall be immediately exchanged for all of the remaining Mortgage Loans and the other assets of the Intermediate Trust), and in such event, delivery of such Mortgage Loans and other assets of the Intermediate Trust shall constitute payment of the Redemption Price for each of the applicable Classes.

“Reference Banks” has the meaning specified in Schedule B hereto.

“Registered” means in registered form for U.S. federal tax purposes and issued after July 18, 1984; provided that a certificate of interest in a trust that is treated as a grantor trust for U.S. federal tax purposes shall not be treated as Registered unless each of the obligations or securities held by the trust were issued after that date.

“Registered Form” has the meaning specified in Section 8-102(a)(13) of the UCC.

“Registered Securities” has the meaning specified in Section 3.3(a)(iii) hereof.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning specified in Section 2.1(a) hereof.

“Regulatory Agencies” means the Office of the Comptroller of the Currency; the Board of Governors of the Federal Reserve System; the Federal Deposit Insurance Corporation; the Federal Housing Finance Agency; the Securities and Exchange Commission; and the Department of Housing and Urban Development.

“Reimbursement Interest” means interest accrued on the amount of any Interest Advance made by the Advancing Agent or the Backup Advancing Agent, for so long as it is outstanding, at the Reimbursement Rate.

“Reimbursement Rate” means a per annum rate equal to the “prime rate” as published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time.

“REIT” means a “real estate investment trust” as defined in Section 856(a) of the Code.

“Related Funded Companion Participation” means the funded portion of any Future Funding Participation.

“Relevant Persons” has the meaning specified in Section 2.7 hereof.

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“Remittance Date” has the meaning specified in the Servicing Agreement.

“Repurchase Price” means, with respect to any Mortgage Loan, an amount equal to the sum of the following (in each case, without duplication) as of the date of such repurchase: (i) the then outstanding principal balance of such Mortgage Loan, discounted based on the percentage amount of any discount that was applied when such Mortgage Loan was purchased by the Intermediate Trust, plus (ii) accrued and unpaid interest on such Mortgage Loan, plus (iii) any unreimbursed advances on the Mortgage Loan, plus (iv) accrued and unpaid interest on Property Protection Advances and Interest Advances with respect to such Mortgage Loan, plus (v) any reasonable costs and expenses (including, but not limited to, the cost of any enforcement action incurred by the Issuer, the Intermediate Trust or the Indenture Trustee in connection with any such repurchase). For purposes of calculating the interest on Interest Advances made with respect to any individual Mortgage Loan for such purpose, the Servicer or Special Servicer, as applicable, will be required to deem a portion of the aggregate amount of Interest Advances outstanding at any point in time as having been allocated to each of the Mortgage Loans that generated an Interest Shortfall, pro rata, based on the amounts of the respective amounts of related unpaid interest payments.

“Repurchase Request” has the meaning specified in Section 7.17 hereof.

“Retained Securities” means, collectively, the Junior Notes and the Trust Certificate.

“Rule 17g-5” means Rule 17g-5 under the Exchange Act.

“Rule 17g-5 Information” has the meaning specified in Section 14.14 hereof.

“Rule 17g-5 Information Provider” means the Indenture Trustee acting in such capacity under this Agreement.

“Rule 17g-5 Website” means the Rule 17g-5 Information Provider’s internet website, which shall initially be located within the Indenture Trustee’s website (https://www.ctslink.com), under the “NRSRO” tab on the page relating to this transaction.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” has the meaning set forth in Section 2.1(b) hereof.

“Rule 144A Information” means such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale” has the meaning specified in Section 5.17(a) hereof.

“Sale Proceeds” means all proceeds received as a result of the sale of the Intermediate Trust Certificate or the Underlying Mortgage Pool, as applicable, and Eligible Investments pursuant to Section 12.1(a), 12.1(b) or 12.1(c) hereof or otherwise which shall be calculated net of any reasonable out-of-pocket expenses of the Issuer, the Intermediate Trust, the Intermediate Trust Trustee, the Servicer or the Indenture Trustee in connection with any such sale.

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“Schedule of Mortgage Loans” means the list of Mortgage Loans that is attached hereto as Schedule A, which Schedule shall include the principal balance and stated maturity of each Mortgage Loan.

“Scheduled Extension Fees” means, with respect to a Mortgage Loan, any fees payable in connection with a scheduled extension of the maturity date of such Mortgage Loan.

“Secured Parties” has the meaning specified in the Preliminary Statement of this Indenture.

“Securities Account” has the meaning specified in Section 8-501(a) of the UCC.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Segregated Liquidity” has the meaning specified in the Servicing Agreement. “Seller” means RAIT Partnership, L.P.

“Seller Purchase and Sale Agreement” means the Seller Purchase and Sale Agreement, dated on or about the Closing Date, by and among RAIT Partnership, L.P., as seller and RAIT 2017-FL8, LLC, as purchaser and any other Seller Purchase and Sale Agreement entered into after the Closing Date if a purchase agreement is necessary to comply with this Indenture, which agreement is assigned to the Issuer and pledged to the Indenture Trustee pursuant to this Indenture.

“Senior Notes” means the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes authorized by, and authenticated and delivered under this Indenture.

“Sensitive Asset” means (i) a Mortgage Loan, or a portion thereof, or (ii) a real property or other interest (including, without limitation, an interest in real property) resulting from the conversion, exchange, other modification or exercise of remedies with respect to a Mortgage Loan or portion thereof, in either case, which the Servicer has determined pursuant to the Servicing Agreement, which may be based on an Opinion of Counsel, could give rise to material liability of the Issuer or the Intermediate Trust (including liability for taxes) if held directly by the Issuer or the Intermediate Trust.

“Servicer” means RAIT Partnership, solely in its capacity as Servicer under the Servicing Agreement, unless a successor Person shall have become the Servicer pursuant to the applicable provisions of the Servicing Agreement, and thereafter, the Servicer shall mean such successor Person.

“Servicing Agreement” means the servicing agreement, dated as of the Closing Date, among the Issuer, the Servicer, the Special Servicer, the Operating Advisor and the Indenture Trustee.

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“Servicing Fee” means, with respect to each Due Period, the sum of the aggregate amount of all servicing fees payable to the Servicer pursuant to the Servicing Agreement.

“Servicing Fee Rate” has the meaning specified in the Servicing Agreement. “Servicing Standard” has the meaning specified in the Servicing Agreement.

“Similar Law” means any federal, state or local law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Special Servicer” means RAIT Partnership, solely in its capacity as Special Servicer under the Servicing Agreement unless a successor Person shall have become the Special Servicer pursuant to the applicable provisions of the Servicing Agreement, and thereafter, the Special Servicer shall mean such successor Person.

“Special Servicing Fee” means, with respect to each Due Period, the sum of the aggregate amount of all special servicing fees payable to the Special Servicer pursuant to the Servicing Agreement.

“Specially Serviced Mortgage Loan” has the meaning specified in the Servicing Agreement.

“Specified Person” has the meaning specified in Section 2.5 hereof.

“Stated Maturity” means, with respect to any Note, the Payment Date in December 2037, or, in each case, if such date is not a Business Day, the next following Business Day.

“Subordinate Interests” mean the Class A Subordinate Interests, the Class A-S Subordinate Interests, the Class B Subordinate Interests, the Class C Subordinate Interests, the Class D Subordinate Interests, the Class E Subordinate Interests, the Class F Subordinate Interests, the Class G Subordinate Interests and/or the Class H Subordinate Interests, as the context may require.

“Subsequent Transfer Certificate” means a certificate substantially in the form of Exhibit K or Exhibit L hereto, and as described in Section 12.4 hereof.

“Successor Benchmark Rate Event” has the meaning specified in Schedule B hereto.

“Targeted Credit Enhancement Level” means, with respect to each Class of

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Notes, the percentage set forth in the table below for such class:

Class	Targeted Credit Enhancement Level
Class A Notes ..................	45.500%
Class A-S Notes ...............	32.750%
Class B Notes...................	27.750%
Class C Notes...................	23.125%
Class D Notes ..................	17.000%
Class E Notes ...................	13.000%
Class F Notes ...................	9.000%
Class G Notes ..................	5.500%
Class H Notes ..................	0.000%

“Tax Event” means an event that occurs if any jurisdiction imposes net income, profits or a similar tax on the Issuer or the Intermediate Trust.

“Tax Materiality Condition” means a condition that will be satisfied during any 12-month period if the aggregate amount of any net income, profits or similar tax imposed on the Issuer and the Intermediate Trust exceeds $1,000,000.

“Tax Redemption” has the meaning specified in Section 9.1(c) hereof.

“Total Redemption Amount” means the Redemption Prices of each of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes, plus all Administrative Expenses of the Issuer described under clauses (1) through (3) of Section 11.1(a)(i) (without regard to any cap contained therein).

“Transaction Documents” means this Indenture, the Purchase and Sale Agreements, the Servicing Agreement, the Trust Agreement, the Intermediate Trust Agreement, the Trust Administration Agreement, the Intermediate Trust Administration Agreement, the Future Funding Agreement, the Participation Agreements, the Account Control Agreement and the Future Funding Account Control Agreement.

“Transaction Parties” has the meaning specified in Section 2.4(s) hereof. “Transfer Agent” means the Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes. Wells Fargo Bank, National Association shall be appointed as the initial Transfer Agent.

“Trust Administration Agreement” means the trust administration agreement, dated as of the Closing Date, between the Trust Administrator and the Issuer, as amended from time to time.

“Trust Administrator” means RAIT Partnership, or any successor thereto in such capacity.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of November 29, 2017, between the Trust Depositor, the Owner Trustee and the Indenture Trustee, as amended from time to time.

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“Trust Certificate” means a certificate evidencing 100% of the ownership interest in the Issuer, substantially in the form of Exhibit A to the Trust Agreement.

“Trust Certificate Account” has the meaning given to such term in the Trust Agreement.

“Trust Depositor” means RAIT 2017-FL8, LLC, not in its individual capacity but solely as trust depositor under the Purchase and Sale Agreements, and any successor Trust Depositor thereunder.

“Trust Officer” means, when used with respect to the Indenture Trustee, any officer within Wells Fargo Bank, National Association’s Corporate Trust Office (or any successor group of the Indenture Trustee) authorized to act for and on behalf of the Indenture Trustee, including any vice president, assistant vice president or other officer of the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be such Officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Mortgage Pool” means the pool of Mortgage Loans owned by the Intermediate Trust.

“United States” and “U.S.” mean the United States of America, including the States thereof and the District of Columbia.

“Unregistered Securities” has the meaning specified in Section 5.17(c) hereof. “Unused Proceeds Account” means the trust account established pursuant to Section 10.5(a) hereof.

“Unused Proceeds Principal Amortization Priority” means, in the case of any special amortization of the Notes from the Unused Proceeds Principal Amortization Amount, the following priority of distribution: (a) first, to pay principal on the Notes (other than the most junior Class of Notes then Outstanding), in sequential order, in the amount necessary to cause the Credit Enhancement Level for each Class (after taking into account any other payments of principal scheduled to be made on such Class of Notes on such Payment Date) to equal the Targeted Credit Enhancement Level for such Class, and (b) second, to pay any remaining amounts as principal to the most junior Class of Notes then Outstanding.

“Unused Proceeds Principal Amortization Amount” means, with respect to any Delayed Close Mortgage Loan, any Principal Proceeds remaining in the Unused Proceeds Account allocable to such Delayed Close Mortgage Loan for distribution on the first Payment Date after the Unused Proceeds Release Date for such Delayed Close Mortgage Loan.

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“Unused Proceeds Release Date” means, with respect to a Delayed Close Mortgage Loan, the earlier of  (i) the Purchase Termination Date and (ii) the Early Unused Proceeds Release Date for such Delayed Close Mortgage Loan, if applicable.

“Updated Appraisal” means an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property from an independent Member of the Appraisal Institute appraiser.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001).

“U.S. Person” has the meaning given in Regulation S under the Securities Act.

“Voting Rights” means, at all times during the term of this Agreement and the Servicing Agreement, 100% of the voting rights for the Principal Balance Notes that are allocated among the Holders of the respective Classes of Principal Balance Notes in proportion with the Aggregate Outstanding Amounts of the various Classes of the Principal Balance Notes.

Section 1.2       Assumptions and Calculations. (a) All calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Pledged Assets or the Underlying Mortgage Pool, shall be made on the basis of the settlement date for the acquisition, purchase, sale, disposition, liquidation or other transfer of an asset.

(b)      All calculations of interest hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days in the Interest Period divided by 360.

(c)      Unless otherwise specified, test calculations that evaluate to a percentage will be rounded to the nearest ten-thousandth, and test calculations that evaluate to a number or decimal will be rounded to the nearest one hundredth.

Section 1.3      Rules of Construction.       Unless the context otherwise clearly requires:

(i)      the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(ii)      whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(iii)      the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”

(iv)      the word “will” shall be construed to have the same meaning and effect as the word “shall;”

(v)      any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

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(vi)      any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be; and

(vii)      all references in this instrument to designated “Sections,” “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Section, clause or other subdivision.

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ARTICLE II

THE NOTES

Section 2.1      Forms Generally.

(a)      Form. The form of the Notes, including the Certificate of Authentication, shall be substantially as set forth in Exhibits A-1 to A-16 hereto.

(b)      Global Notes and Definitive Notes.

(i)      The Notes initially offered and sold in the United States to (or to U.S. Persons who are) QIBs (or, in the case of an initial transfer of the Junior Notes from the Issuer to RAIT 2017-FL8, LLC, an IAI that is not a QIB) shall be represented by one or more permanent global notes in definitive, fully Registered Form without interest coupons with the applicable legend set forth in Exhibits A-1, A-3, A-5, A-7, A-9, A-11, A-13 and A-15 hereto added to the form of such Notes (each, a “Rule 144A Global Note”), which shall be registered in the name of the nominee of the Depository and deposited with the Indenture Trustee, at its Corporate Trust Office, as custodian for the Depository, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii)      The Notes initially offered and sold in the United States to (or to U.S. Persons who are) IAIs that are not QIBs (other than with respect to the initial transfer of the Junior Notes from the Issuer to RAIT 2017-FL8, LLC) shall be issued in definitive form, registered in the name of the legal or beneficial owner thereof attached without interest coupons with the applicable legend set forth in Exhibits A-2, A-4, A-6, A-8, A-10, A-12, A-14 and A-16 hereto added to the form of such Notes (each a “Definitive Note”), which shall be duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. The aggregate principal amount of the Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(iii)      The Notes initially sold in offshore transactions in reliance on Regulation S shall be represented by one or more permanent global notes in definitive, fully Registered Form without interest coupons with the applicable legend set forth in Exhibits A-1, A-3, A-5, A-7, A-9, A-11, A-13 and A-15 hereto added to the form of such Notes (each, a “Regulation S Global Note”), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Indenture Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream or their respective depositories, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(c)      Book-Entry Provisions.      This Section 2.1(c) shall apply only to Global Notes deposited with or on behalf of the Depository.

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The Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Notes that shall be (i) registered in the name of the nominee of the Depository for such Global Note or Global Notes and (ii) delivered by the Indenture Trustee to such Depository or pursuant to such Depository’s instructions or held by the Indenture Trustee’s agent as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Indenture Trustee, as custodian for the Depository or under the Global Note, and the Depository may be treated by the Issuer and the Indenture Trustee and any of their respective agents the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer and the Indenture Trustee or any of their respective agents, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

(d)      Delivery of Definitive Notes in Lieu of Global Notes. Except as provided in Section 2.9 hereof, owners of beneficial interests in a Class of Global Notes shall not be entitled to receive physical delivery of a Definitive Note.

Section 2.2       Authorized   Amount;   Note   Interest   Rate;   Stated   Maturity; Denominations. (a) The Aggregate Outstanding Amount of Notes which may be issued under this Indenture may not exceed $259,776,000, excluding Notes issued upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.4, 2.5 or 8.5 hereof.

(b)      The Notes shall be divided into nine Classes having designations, aggregate original principal amounts, Note Interest Rates and Stated Maturities as follows:

	Aggregate Original	Note	Note
Designation	Principal Amount	Interest Rate	Stated Maturity
Class A Notes .	$141,577,000	LIBOR + 0.850%(1)	December 2037
Class A-S Notes	$31,823,000	LIBOR + 1.450%(1)	December 2037
Class B Notes	$13,314,000	LIBOR + 1.750%(1)	December 2037
Class C Notes	$12,664,000	LIBOR + 2.250%(1)	December 2037
Class D Notes	$16,236,000	LIBOR + 3.750%(1)	December 2037
Class E Notes	$10,391,000	LIBOR + 5.750%	December 2037
Class F Notes	$10,391,000	LIBOR + 7.750%	December 2037
Class G Notes	$9,092,000	LIBOR + 10.000%	December 2037
Class H Notes	$14,288,000	(2)	December 2037

(1)

Following the Payment Date in November 2022, the Note Interest Rate (i) on the Class A Notes and the Class A- S Notes will increase by 0.250% and (ii) on the Class B Notes, the Class C Notes and the Class D Notes will increase by 0.500% and such increased rate will continue to apply with respect to each Payment Date (and related Interest Period) thereafter.

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(2)

The Class H Notes will not have a specified interest rate. The holder of the Class H Notes will be entitled to receive monthly payments on each Payment Date if and to the extent that payments are being made in accordance with the Interest Proceeds Waterfall, the Aggregate Outstanding Amount of the Class H Notes has not been reduced to zero on any prior Payment Date and funds are available for payment pursuant to clause (19) of the Interest Payments Waterfall.

The Notes will be issuable in a minimum denomination of $250,000 (or $10,000 for Global Notes owned or beneficially owned by a QIB) and will be offered only in such minimum denomination or an integral multiple of $1,000 in excess thereof (or such lesser integral amount in the case of any Global Note that otherwise satisfies the minimum denomination requirement); provided that, after issuance, a Note may fail to be in compliance with the minimum denomination requirement as a result of the repayment of principal thereof in accordance with the Priority of Payments.

(c)      Interest shall accrue on the Aggregate Outstanding Amount of each Class of Notes during each Interest Period (determined after giving effect to any redemption of the Notes of such Class or other payment of principal of the Notes of such Class on the Payment Date related to the preceding Interest Period). To the extent lawful and enforceable, interest shall accrue on the Defaulted Interest Amount in respect of any Senior Note at the Note Interest Rate applicable to such Note until such Defaulted Interest Amount is paid in full.

(d)      The Notes shall be redeemable as provided in Articles IX and XII.

(e)      The Notes shall be numbered, lettered or otherwise distinguished in such manner as may be consistent herewith, determined by the Authorized Officer of the Issuer executing such Notes as evidenced by their execution of such Notes.

(f)      All of the Notes will be issued on the Closing Date.

Section 2.3      Execution, Authentication, Delivery and Dating.   (a) The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signatures of such Authorized Officers on the Notes may be manual or facsimile (including in counterparts).

(b)      Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall bind such Person, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c)      At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee or the Authenticating Agent for authentication, and the Indenture Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

(d)      Each Note authenticated and delivered by the Indenture Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

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(e)      Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original Aggregate Outstanding Amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original Aggregate Outstanding Amount of such subsequently issued Notes.

(f)      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication (the “Certificate of Authentication”), substantially in the form provided for herein, executed by the Indenture Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.4      Registration, Transfer and Exchange of Notes.

(a)      Registration of Notes. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Indenture Trustee is hereby initially appointed “Note Registrar” for the purpose of maintaining the Note Register and registering Notes and transfers and exchanges of such Notes with respect to the Note Register kept in the United States as herein provided. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of a successor Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes.

Subject to this Section 2.4, upon surrender for registration of transfer of any Notes at the Corporate Trust Office of the Indenture Trustee, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

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Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Neither the Note Registrar nor the Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b)      No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable state securities laws.

(c)      No Note may be offered, sold, resold or delivered, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Section 2.4(e) below and in accordance with Rule 144A to QIBs or, solely with respect to (1) Definitive Notes, (2) the initial transfer of the Junior Notes from the Issuer to RAIT 2017-FL8, LLC or (3) any subsequent transfer of the Junior Notes to an Affiliate of RAIT Partnership that has delivered a duly completed certificate substantially in the form of Exhibit B-4 attached hereto, IAIs that are not QIBs purchasing for their own account or for the accounts of one or more other QIBs or IAIs, as applicable, for which the purchaser is acting as fiduciary or agent. The Notes may be offered, sold, resold or delivered, as the case may be, in offshore transactions to non-U.S. Persons in reliance on Regulation S. None of the Issuer, the Trust Depositor, the Indenture Trustee or any other Person may register the Notes under the Securities Act or any state securities laws.

(d)      Upon final payment due on the Stated Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Indenture Trustee prior to the distribution of such final payment.

(e)      Transfers of Global Notes. Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depository, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.1(c) and this Section 2.4(e).

(i)      Except as otherwise set forth below, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee. Transfers of a Global Note to a Definitive Note may only be made in accordance with Section 2.9.

(ii)      Regulation S Global Note to Rule 144A Global Note or Definitive Note. If a holder of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or for a Definitive Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note or for a Definitive Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note or for a Definitive Note.   Upon receipt by the Indenture Trustee or the Note Registrar of:

USActive 37579766.24	-45

(A)      if the transferee is taking a beneficial interest in a Rule 144A Global Note, instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Note Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and a duly completed certificate in the form of Exhibit B-2 attached hereto, or

(B)      if the transferee is taking a Definitive Note, a duly completed transfer certificate in substantially the form of Exhibit B-3 hereto, certifying that such transferee is an IAI, then the Note Registrar shall either (x) if the transferee is taking a beneficial interest in a Rule 144A Global Note, approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Note Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note or (y) if the transferee is taking an interest in a Definitive Note, the Note Registrar shall record the transfer in the Note Register in accordance with Section 2.4(a) and, upon execution by the Issuer, authenticate and deliver one or more Definitive Notes, as applicable, registered in the names specified in the instructions described above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Regulation S Global Note transferred by the transferor).
(iii)      Definitive Note or Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note or a Holder of a Definitive Note wishes at any time to exchange its interest in such Rule 144A Global Note or Definitive Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note or Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder, provided such holder or, in the case of a transfer, the transferee is not a U.S. Person and is acquiring such interest in an offshore transaction, may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Indenture Trustee or the Note Registrar of:

(A)      instructions given in accordance with DTC’s procedures from an Agent Member directing the Indenture Trustee or the Note Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note or Definitive Note to be exchanged or transferred, and in the case of a transfer of Definitive Notes, such Holder’s Definitive Notes properly endorsed for assignment to the transferee,

(B)      a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase,

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(C)      in the case of a transfer of Definitive Notes, a Holder’s Definitive Note properly endorsed for assignment to the transferee, and

(D)      a duly completed certificate in the form of Exhibit B-1 attached hereto, then the Indenture Trustee or the Note Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note (or, in the case of a transfer of Definitive Notes, the Indenture Trustee or the Note Registrar shall cancel such Definitive Notes) and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note or Definitive Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note (or, in the case of a cancellation of Definitive Notes, equal to the principal amount of Definitive Notes so cancelled).

(iv)      Transfer of Rule 144A Global Notes to Definitive Notes.  If, in accordance with Section 2.9, a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for a Definitive Note or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.9, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for a Definitive Note. Upon receipt by the Indenture Trustee or the Note Registrar of (A) a duly complete certificate substantially in the form of Exhibit B-3 and (B) appropriate instructions from DTC, if required, the Indenture Trustee or the Note Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be transferred or exchanged, record the transfer in the Register in accordance with Section 2.4(a) and upon execution by the Issuer authenticate and deliver one or more Definitive Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Rule 144A Global Note transferred by the transferor).

(v)      Transfer of Definitive Notes to Rule 144A Global Notes. If a holder of a Definitive Note wishes at any time to exchange its interest in such Definitive Note for a beneficial interest in a Rule 144A Global Note or to transfer such Definitive Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such Definitive Note for beneficial interest in a Rule 144A Global Note (provided that, other than as described in Section 2.4(e)(vii) below, no IAI that is a QIB may hold an interest in a Rule 144A Global Note). Upon receipt by the Indenture Trustee or the Note Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee; (B) a duly completed certificate substantially in the form of Exhibit B-2 attached hereto; (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to  be credited a beneficial interest in the Rule 144A Global Notes in an amount equal to the Definitive Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC to be credited with such increase, the Indenture Trustee or the Note Registrar shall cancel such Definitive Note in accordance herewith, record the transfer in the Note Register in accordance with Section 2.4(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the principal amount of the Definitive Note transferred or exchanged.

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(vi)      Other Exchanges. In the event that, pursuant to Section 2.9 hereof, a Global Note is exchanged for Definitive Notes, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are to a QIB or are to a non-U.S. Person, or otherwise comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Indenture Trustee.

(vii)      It is the intent of the foregoing that under no circumstances may an IAI that is not a QIB take delivery in the form of a beneficial interest in a Rule 144A Global Note other than (1) the initial transfer of a Junior Note from the Issuer to RAIT 2017-FL8, LLC or (2) a subsequent transfer of a Junior Note or a repurchased or retained Senior Note to an IAI that is an Affiliate of RAIT Partnership that has delivered to the Indenture Trustee or the Note Registrar a duly completed certificate substantially in the form of Exhibit B-4 attached hereto.

(f)      Removal of Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibits A-1 to A-16 hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Indenture Trustee), as may be reasonably required by the Issuer to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S, as applicable or ERISA. Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer to the Indenture Trustee, the Indenture Trustee, at the direction of the Issuer shall authenticate and deliver Notes that do not bear such applicable legend.

(g)      Each beneficial owner of Regulation S Global Notes shall be deemed to make the representations and agreements set forth in Exhibit B-1 hereto.

(h)      Each beneficial owner of Rule 144A Global Notes shall be deemed to make the representations and agreements set forth in Exhibit B-2 hereto.

(i)      Each Holder of Definitive Notes shall make the representations and agreements set forth in the certificate attached as Exhibit B-3 hereto.

(j)      Any purported transfer of a Note not in accordance with Section 2.4(a) shall be null and void and shall not be given effect for any purpose hereunder.

(k)      Notwithstanding anything contained in this Indenture to the contrary, neither the Indenture Trustee nor the Note Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder), ERISA, the Code (or any applicable regulations thereunder) or the laws of any foreign jurisdiction; provided, however, that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.4 to be delivered to the Indenture Trustee or Note Registrar prior to registration of transfer of a Note, the Indenture Trustee and/or Note Registrar, as applicable, is required to request, as a condition for registering the transfer of the Note, such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Indenture Trustee or Note Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).

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(l)      If the Indenture Trustee determines or is notified by the Issuer that (i) a transfer or attempted or purported transfer of any interest in any Note was consummated in compliance with the provisions of this Section 2.4 on the basis of a materially incorrect certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Indenture Trustee any certification required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certification or any deemed representation or agreement of such holder, the Indenture Trustee shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

In addition, the Indenture Trustee may require that the interest in the Note referred to in (i), (ii) or (iii) in the preceding paragraph be transferred to any person designated by the Issuer or the Servicer at a price determined by the Issuer or the Servicer, as applicable, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a Note, authorizes the Indenture Trustee to take such action. In any case, the Indenture Trustee shall not be held responsible for any losses that may be incurred as a result of any required transfer under this this Section 2.4(l).

(m)      Each Holder of Notes approves and consents to (i) the initial purchase of the Intermediate Trust Certificate by the Issuer from the Trust Depositor on the Closing Date, (ii) the acquisition of any Related Funded Companion Participation by the Intermediate Trust and (iii) any other transaction between the Issuer, the Intermediate Trust, the Trust Depositor and RAIT Partnership or its Affiliates that is permitted under the terms of this Indenture.

(n)      Each person acquiring an interest in a Note will be deemed to represent (or in the case of Definitive Notes will be required to represent) that either (a) it is not an “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code, or any other employee benefit plan or plan which is subject to any federal, state or local law (“Similar Law”) that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a “Benefit Plan”) or an entity whose underlying assets include plan assets of any such Benefit Plan or (b) in the case of a Senior Note, its purchase and holding of such Senior Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law.

(o)      For so long as any Senior Note is outstanding, the Trust Depositor (or any other disregarded special purpose entity of RAIT Financial or a subsequent REIT) shall not transfer (whether by means of an actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes), pledge or hypothecate any Retained Securities or any retained or repurchased Senior Note to any other person or entity (except to (i) RAIT Financial, (ii) an entity that is wholly owned by and is a disregarded entity for U.S. federal income tax purposes of RAIT Financial or (iii) a subsequent REIT (in the case of clause (iii), only if all the Retained Securities and any such Senior Notes are transferred to such subsequent REIT)) unless, in each case, the Issuer receives advice from Cadwalader, Wickersham & Taft LLP, Winston & Strawn LLP or Ledgewood, P.C. or receives a written opinion of another nationally recognized tax counsel experienced in such matters that such transfer, pledge or hypothecation will not cause the Issuer to be treated as an association taxable as a corporation, a “taxable mortgage pool” or a “publicly traded partnership” for U.S. federal income tax purposes that, in each case, is subject to U.S. federal, state or local income tax on a net income basis.

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(p)      Any financing arrangement shall prohibit any further transfer (whether by means of actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes) of any Retained Security or any retained or repurchased Senior Note, including a transfer in connection with any exercise of remedies under such financing unless the Issuer receives advice from Cadwalader, Wickersham & Taft LLP, Winston & Strawn LLP or Ledgewood, P.C. or receives a written opinion of another nationally recognized tax counsel experienced in such matters that such transfer, pledge or hypothecation will not cause the Issuer to be treated as an association taxable as a corporation, a “taxable mortgage pool” or a “publicly traded partnership” for U.S. federal income tax purposes that, in each case, is subject to U.S. federal, state or local income tax on a net income basis.

(q)      After the Closing Date, for so long as any Senior Note is outstanding, the holder of the Retained Securities or any retained or repurchased Senior Notes shall not be permitted to transfer, pledge or hypothecate any retained or repurchased Senior Note or any Retained Security to any affiliate of RAIT Financial unless the Issuer receives a bring-down of each of the non-consolidation opinion and the true sale opinion of Winston & Strawn LLP to be delivered on the Closing Date.

(r)      Except as permitted by Section 2.4(e)(vii) hereof, any transfer of a Senior Note or interest therein to a U.S. Person that is determined not to have been a QIB (or solely with respect to Senior Notes issued as Definitive Notes, a U.S. Person that is not an IAI) at the time of acquisition of the Senior Note or interest therein will be null and void and any such proposed transfer of which the Issuer or the Indenture Trustee have notice may be disregarded by the Issuer and the Indenture Trustee for all purposes.

If the Issuer determines that any holder of a Senior Note has not satisfied the applicable requirement described in the preceding paragraph (any such Person a “Non-Permitted Holder”), then the Issuer will promptly after discovery that such Person is a Non-Permitted Holder by the Issuer, the Indenture Trustee (and notice by the Indenture Trustee to the Issuer, if it receives written notice thereof), send notice to such Non-Permitted Holder demanding that such Non- Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to so transfer its Senior Note or interest therein, the Issuer will have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Indenture Trustee acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Senior Note, and selling such Note to the highest such bidder. However, the Issuer or the Indenture Trustee may select a purchaser by any other means determined by it in its sole discretion. The last holder of such Senior Note that satisfied the applicable requirement in the preceding paragraph, the Non- Permitted Holder and each other Person in the chain of title from such last holder to the Non- Permitted Holder, by its acceptance of an interest in the Senior Note, agrees to cooperate with the Issuer and the Indenture Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale will be remitted to the Non- Permitted Holder.   The terms and conditions of any such sale will be determined in the sole discretion of the Issuer, and the Issuer will not be liable to any Person having an interest in the Senior Note sold as a result of any such sale or exercise of such discretion.

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(s)      Each beneficial owner of any Senior Notes or any interest therein that is a Benefit Plan, subject to Section 406 of ERISA or Section 4975 of the Code, including any fiduciary purchasing any such Senior Notes on behalf of such a Benefit Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of such Senior Notes that:

(i)      none of the Issuer, any borrower, any Placement Agent, the Indenture Trustee, the Intermediate Trust Trustee, the Trust Administrator, the Intermediate Trust Administrator, the Operating Advisor, the Servicer, the Special Servicer, any sub-servicer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Senior Notes by the Benefit Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Benefit Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Exchange Act; or (e) has, and at all times that the Benefit Plan is invested in the Senior Notes will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Benefit Plan investing in such Notes in such capacity);

(ii)      the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Benefit Plan of the Senior Notes;

(iii)      the Plan Fiduciary is a “fiduciary” with respect to the Benefit Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Benefit Plan’s acquisition of the Senior Notes;

(iv)      none of the Transaction Parties has exercised any authority to cause the Benefit Plan to invest in the Senior Notes or to negotiate the terms of the Benefit Plan’s investment in such Notes;

(v)      the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Benefit Plan’s acquisition of the Senior Notes; and (b) of the existence and nature of the Transaction Parties financial interests in the Benefit Plan’s acquisition of such Notes; and

(vi)      none of the Transaction Parties will receive any fee or other compensation directly from the Benefit Plan, Plan Fiduciary, any participant or beneficiary, individual retirement account or owner of any such Benefit Plan (as applicable) for any provision of investment advice (as opposed to other services) in connection with the acquisition of the Senior Notes.

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The above representations in this Section 2.4(s) are intended to comply with the U.S. Department of Labor’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997).     If such regulations are revoked, repealed or no longer effective, such representations shall be deemed to be no longer in effect.

Section 2.5       Mutilated, Defaced, Destroyed, Lost or Stolen Notes.   If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Indenture Trustee and the Transfer Agent (each, a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Specified Persons such security or indemnity as may reasonably be required by them to save each of them harmless then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and shall direct the Indenture Trustee to authenticate, and upon Issuer Request the Indenture Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note of the same Class as such mutilated, defaced, destroyed, lost or stolen Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Specified Persons shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Specified Persons in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.5, the Issuer, the Indenture Trustee or the Transfer Agent may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.5 in lieu of any mutilated, defaced, destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.5, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.6      Payment of Principal and Interest; Rights Preserved. (a) Each Class of Notes (other than Class H) shall accrue interest during each Interest Period at the applicable Note Interest Rate specified in Section 2.2(b) hereof. Notwithstanding the foregoing, in the event a Successor Benchmark Rate Event has occurred, each Class of Notes (other than the Class H Notes) shall accrue interest during each Interest Period at the Prime Rate plus the Prime Rate Spread applicable to each such Class; provided that in no event shall the Note Interest Rate for any such Class

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of Notes be less than the applicable LIBOR Spread. Interest on each Class of Notes shall be due and payable on each Payment Date; provided that (i) payment of interest on the Class A-S Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including the Class A Defaulted Interest Amount, if any), (ii) payment of interest on the Class B Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes and Class A-S Notes (including the Class A Defaulted Interest Amount and the Class A-S Defaulted Interest Amount, if any), (iii) payment of interest on the Class C Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, Class A-S Notes and Class B Notes (including the Class A Defaulted Interest Amount, the Class A-S Defaulted Interest Amount and the Class B Defaulted Interest Amount, if any), (iv) payment of interest on the Class D Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, Class A-S Notes, Class B Notes and Class C Notes (including the Class A Defaulted Interest Amount, the Class A-S Defaulted Interest Amount, the Class B Defaulted Interest Amount and the Class C Defaulted Interest Amount, if any), (v) payment of interest on the Class E Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes and Class D Notes (including the Class A Defaulted Interest Amount, the Class A-S Defaulted Interest Amount, the Class B Defaulted Interest Amount, the Class C Defaulted Interest Amount and the Class D Defaulted Interest Amount, if any), (vi) payment of interest on the Class F Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes (including the Class A Defaulted Interest Amount, the Class A-S Defaulted Interest Amount, the Class B Defaulted Interest Amount, the Class C Defaulted Interest Amount, the Class D Defaulted Interest Amount and the Class E Defaulted Interest Amount, if any), (vii) payment of interest on the Class G Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes and Class F Notes (including the Class A Defaulted Interest Amount, the Class A-S Defaulted Interest Amount, the Class B Defaulted Interest Amount, the Class C Defaulted Interest Amount, the Class D Defaulted Interest Amount, the Class E Defaulted Interest Amount and the Class F Defaulted Interest Amount, if any), (viii) any payments to the Class H Notes in accordance with the Interest Proceeds Waterfall will be made only after, and will be subordinate to, all other amounts payable therefrom have been made, and (ix) payments of interest on all Notes are subordinated to the payment on each Payment Date of other amounts payable prior thereto in accordance with the Priority of Payments.

(b)      For so long as any Class A Notes, Class A-S Notes or Class B Notes are Outstanding, any interest due on the Class C Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date (any such interest, the “Class C Deferred Interest Amount”) shall be deferred and added to the Aggregate Outstanding Amount of the Class C Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) hereof until the Payment Date on which such Class C Deferred Interest Amount is available to be paid in accordance with the Priority of Payments. Notwithstanding the foregoing, no accrued interest on the Class C Notes shall constitute Class C Deferred Interest Amounts unless Class A Notes, Class A-S Notes or Class B Notes are then Outstanding. The Class C Deferred Interest Amount accrued to any Payment Date shall bear interest at the Note Interest Rate for the Class C Notes and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. Upon the payment of the Class C Deferred Interest Amount on any Payment Date, the Aggregate Outstanding Amount of the Class C Notes will be reduced by the amount of such payment.

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(c)      For so long as any Class A Notes, Class A-S Notes, Class B Notes or Class C Notes are outstanding, any interest due on the Class D Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date (any such interest, the “Class D Deferred Interest Amount”) shall be deferred and added to the Aggregate Outstanding Amount of the Class D Notes, and shall not be considered “due and payable” until the Payment Date on which funds are available to pay such Class D Deferred Interest Amounts in accordance with the Priority of Payments. Notwithstanding the foregoing, no accrued interest on the Class D Notes shall constitute Class D Deferred Interest Amounts unless Class A  Notes, Class A-S Notes, Class B Notes or Class C Notes are then outstanding. The Class D Deferred Interest Amount accrued to any Payment Date shall bear interest at the Note Interest Rate for the Class D Notes and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. Upon the payment of the Class D Deferred Interest Amount on any Payment Date, the Aggregate Outstanding Amount of the Class D Notes will be reduced by the amount of such payment.

(d)      [Reserved.]

(e)      [Reserved.]

(f)      For so long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are outstanding, any interest due on the Class E Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date (any such interest, the “Class E Deferred Interest Amount”) shall be deferred and added to the Aggregate Outstanding Amount of the Class E Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) hereof until the Payment Date on such Class E Deferred Interest Amount is available to be paid in accordance with the Priority of Payments. Notwithstanding the foregoing, no accrued interest on the Class E Notes shall constitute Class E Deferred Interest Amount unless Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are then Outstanding. The Class E Deferred Interest Amount accrued to any Payment Date shall bear interest at the Class E Note Rate and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. Upon the payment of the Class E Deferred Interest Amount on any Payment Date, the Aggregate Outstanding Amount of the Class E Notes will be reduced by the amount of such payment.

(g)      For so long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, any interest due on the Class F Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date (any such interest, the “Class F Deferred Interest Amount”) shall be deferred and added to the Aggregate Outstanding Amount of the Class F Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) hereof until the Payment Date on which such Class F Deferred Interest Amount is available to be paid in accordance with the Priority of Payments. Notwithstanding the foregoing, no accrued interest on the Class F Notes shall constitute Class F Deferred Interest Amount unless Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are then Outstanding.   The Class F Deferred Interest Amount accrued to any Payment Date shall bear interest at the Class F Note Rate and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. Upon the payment of the Class F Deferred Interest Amount on any Payment Date, the Aggregate Outstanding Amount of the Class F Notes will be reduced by the amount of such payment.

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(h)      For so long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are Outstanding, any interest due on the Class G Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date (any such interest, the “Class G Deferred Interest Amount”) shall be deferred and added to the Aggregate Outstanding Amount of the Class F Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) hereof until the Payment Date on which such Class G Deferred Interest Amount is available to be paid in accordance with the Priority of Payments.   Notwithstanding the foregoing, no accrued interest on the Class H Notes shall constitute Class G Deferred Interest Amount unless Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are then Outstanding. The Class G Deferred Interest Amount accrued to any Payment Date shall bear interest at the Class G Note Rate and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. Upon the payment of the Class G Deferred Interest Amount on any Payment Date, the Aggregate Outstanding Amount of the Class G Notes will be reduced by the amount of such payment.

(i)      The principal of each Note shall be payable no later than the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

(j)      As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Issuer, the Indenture Trustee or the Paying Agent shall require certification acceptable to it to enable the Issuer, the Indenture Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder of such Note under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms). In addition, the Issuer, the Indenture Trustee or the Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets. Each Holder agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

(k)      The Issuer shall not be obligated to pay any additional amounts to the Holders of the Notes as a result of deduction for, or an account of, any present or future taxes, duties, assessments or governmental charges with respect to the Notes.

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(l)      Payments in respect of principal of and interest on the Notes shall be payable by wire transfer in immediately available funds to an account maintained by the Noteholders in accordance with wire transfer instructions received by the Paying Agent on or before the Record Date or, if no wire transfer instructions are received by the Paying Agent in respect of such Note on or before the Record Date, by check drawn on a bank in the United States mailed by first class mail to the address of such Noteholder as it appears on the Note Register at the close of business on the Record Date for such payment.

(m)      The principal of and interest on any Note that is payable on a Redemption Date or in accordance with the Priority of Payments on a Payment Date and is punctually paid or duly provided for on such Redemption Date or Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such payment. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer to be maintained as provided in Section 7.2 hereof.

Payments to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on the Record Date for such payment bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(n)      Payment of any Defaulted Interest Amount may be made in any other lawful manner in accordance with the Priority of Payments if notice of such payment is given by the Indenture Trustee to the Issuer and the Noteholders, and such manner of payment shall be deemed practicable by the Indenture Trustee.

(o)      All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(p)      Notwithstanding any other provision to the contrary, the obligations of the Issuer under the Notes and this Indenture are limited-recourse obligations of the Issuer payable solely from the Collateral in accordance with the Priority of Payments and following realization of the Collateral, any claims of the Noteholders, the other Secured Parties or any third party beneficiary of this Indenture shall be extinguished and shall not thereafter be revived. This provision shall survive termination of this Indenture for any reason whatsoever. No recourse shall be had against the Issuer, the Owner Trustee, the Intermediate Trust, the Intermediate Trust Trustee, the Indenture Trustee, the Rating Agencies, the Placement Agents, the Operating Advisor or any of their respective successors or assigns or any Officer, member, direct or indirect equity owner, Affiliate, director, manager, employee, security holder or incorporator of the Issuer, the Owner Trustee, the Intermediate Trust, the Intermediate Trust Trustee, the Indenture Trustee, the Rating Agencies, the Placement Agents, Operating Advisor or any of its respective successors or assigns for the payment of any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this Section 2.6(p) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Collateral has been realized,

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whereupon any outstanding indebtedness or obligation shall be extinguished.   It is further understood that the foregoing provisions of this Section 2.6(p) shall not limit the right of any Person to name the Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(q)      Subject to the foregoing provisions of this Section 2.6 and the provisions of Sections 2.4 and 2.5 hereof, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(r)      Payments to the Holder of the Trust Certificate as contemplated by Sections 11.1(a)(i)(17), 11.1(a)(ii)(16) and 11.1(a)(iii)(18) shall be made by the Indenture Trustee to the holder of the Trust Certificate.

Section 2.7       Persons Deemed Owners.   The Issuer, the Indenture Trustee, the Operating Advisor and any agent of any of them (collectively, the “Relevant Persons”) shall treat the Person in whose name any Note on the Note Register is registered as the owner of such Note on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and no Relevant Person shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Notes, and owners of beneficial interests in Global Notes shall not be considered the owners of any Notes for the purpose of receiving notices. With respect to the Trust Certificate, on any Payment Date, the Indenture Trustee shall make all distributions thereon to the Holder of the Trust Certificate.

Section 2.8       Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee, shall promptly be canceled by it and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee shall be destroyed or held by the Indenture Trustee in accordance with its standard policy unless the Issuer shall direct by an Issuer Order that they be returned to it prior to such Notes’ cancellation and destruction. Any Notes purchased by the Issuer shall be immediately delivered to the Indenture Trustee for cancellation.

Section 2.9      Global Notes; Definitive Notes; Temporary Notes.

(a)      Definitive Notes. Definitive Notes shall only be issued in the following limited circumstances:

(i)      upon Transfer of Global Notes to an IAI that is not a QIB in accordance with the procedures set forth in Section 2.4(e)(ii) or Section 2.4(e)(iii);

(ii)      if a holder of a Definitive Note wishes at any time to exchange such Definitive Note for one or more Definitive Notes or transfer such Definitive Note to a transferee who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.9, such holder may effect such exchange or transfer upon receipt by the Indenture Trustee or the Note Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the

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transferee, and (B) duly completed certificates in the form of Exhibit B-3, upon receipt of which the Indenture Trustee or the Note Registrar shall then cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.4(a) and upon execution by the Issuer authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Definitive Note surrendered by the transferor).

(iii)      in the event that the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for a Global Note or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Issuer within ninety (90) days of such notice, the Global Notes deposited with the Depository pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 2.9.

(b)      Any Global Note that is exchanged  for a Definitive Note shall be surrendered by the Depository to the Indenture Trustee’s Corporate Trust Office together with necessary instruction for the registration and delivery of a Definitive Note to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Note. Any such transfer shall be made, without charge, and the Indenture Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of the same Class and authorized denominations. Any Definitive Notes delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.4(f), bear the applicable legend set forth in Exhibits B-1 or B-2, as applicable, and shall be subject to the transfer restrictions referred to in such applicable legend.

(c)      Subject to the provisions of Section 2.9(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)      In the event of the occurrence of any of the events specified in Section 2.9(a) above, the Issuer shall promptly make available to the Indenture Trustee a reasonable supply of Definitive Notes.

Pending the preparation of Definitive Notes pursuant to this Section 2.9, the Issuer may execute and, upon Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Definitive Notes may determine, as conclusively evidenced by their execution of such Definitive Notes.

If temporary Definitive Notes are issued, the Issuer shall cause permanent Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary

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Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Notes at the office or agency maintained by the Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.10   U.S. Tax Treatment of the Issuer and the Notes.   (a) The Issuer intends that, for purposes of U.S. federal income, state and local income and franchise tax and any other income taxes, (i) each of the Issuer and the Intermediate Trust will be treated as an Issuer Parent Disregarded Entity (unless the Issuer has received an opinion of Cadwalader, Wickersham & Taft LLP, Winston & Strawn LLP or Ledgewood, P.C. or another nationally recognized tax counsel experienced in such matters that the Issuer and the Intermediate Trust will not be treated as an association taxable as a corporation, a “taxable mortgage pool” or a “publicly traded partnership” for U.S. federal, state or local income tax purposes that, in each case, is subject to U.S. federal, state or local income tax on a net income basis) and (ii) the Class A Notes, Class A- S Notes, Class B Notes, Class C Notes and Class D Notes (unless held by the Issuer Parent or an Issuer Parent Disregarded Entity) will be treated as indebtedness, in accordance with Section 10.11 hereof. Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note in a manner consistent with the preceding sentence for U.S. federal income tax purposes.

(b)      The Trust Administrator, on behalf of the Issuer, shall account for the Notes and prepare any reports to Noteholders and shall prepare or cause to be prepared, file and deliver any income tax or information returns to tax authorities consistent with the intentions expressed in Section 2.10(a) above.   For the avoidance of doubt, the Indenture Trustee shall have no responsibility for the preparation of any tax returns or related reports on behalf of or for the benefit of the Issuer or any Noteholder, or the calculation of any original issue discount on the Notes.

(c)      Each Holder of Notes shall timely furnish to the Issuer or its agents properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a United States person within the meaning of Section 7701(a)(30) of the Code or the applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a Person that is not a United States person within the meaning of Section 7701(a)(30) of the Code) or other certification acceptable to it to enable the Issuer or its agents to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation and the delivery of any information or documentation required under FATCA to determine if any payments by the Issuer are subject to withholding. Each Holder of Notes further agrees to promptly update any such information or documentation provided above upon learning that any such information or documentation previously provided has become obsolete or incorrect or is otherwise required and each Noteholder shall be deemed by the acceptance of its Note to agree to provide the Issuer, the Indenture Trustee or their agents information relating to such Noteholder solely to the extent necessary for the Issuer, the Indenture Trustee or their agents to determine any required withholding amounts.

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(d)      Each purchaser, beneficial owner and subsequent transferee of a Note (or interest therein) will be required or deemed to represent and agree that: if it is not a United States Person (as defined in Section 7701(a)(30) of the Code), (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), a 10% shareholder of the Issuer within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation within the meaning of Section 957(a) of the Code that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code, (B) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, or (C) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan.

(e)      Each purchaser, beneficial owner and subsequent transferee of a Senior Note (or interest therein) (other than (i) RAIT Financial or (ii) an entity that is wholly owned by and is a disregarded entity for U.S. federal income tax purposes of RAIT Financial or (iii) a subsequent REIT that owns 100% of the Junior Notes and the Trust Certificate) is deemed to represent that it is not a member of an "expanded group" (within the meaning of the regulations issued under Code Section 385) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns Junior Notes or the Trust Certificate, except to the extent that the Issuer has received advice from Cadwalader, Wickersham & Taft LLP, Winston & Strawn LLP or Ledgewood, P.C. or receives an opinion of another nationally recognized tax counsel experienced in such matters to the effect that the ownership of a Senior Note (or interest therein) by such purchaser, beneficial owner and subsequent transferee will not cause the Issuer to be treated as an association taxable as a corporation, a “taxable mortgage pool” or a “publicly traded partnership” for U.S. federal income tax purposes that, in each case, is subject to U.S. federal, state or local income tax on a net income basis.

(f)      Noteholders shall be required to provide to the Issuer, the Indenture Trustee or their agents all information, documentation or certifications acceptable to it to permit the Issuer or the Indenture Trustee to comply with its tax reporting obligations under applicable law, including any applicable cost basis reporting obligations.

Section 2.11   Authenticating Agents. Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, pursuant to this Indenture, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.3, 2.4, 2.5 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.11 shall be deemed to be the authentication of Notes by the Indenture Trustee.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any

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Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

The Indenture Trustee agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Indenture Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7 hereof. The provisions of Sections 2.8, 6.5 and 6.6 hereof shall be applicable to any Authenticating Agent.

Section 2.12      Book-Entry Provisions.      This Section 2.12 shall apply only to Global Notes deposited with or on behalf of the Depository.

The Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.12, authenticate and deliver initially one or more Global Notes that shall be (i) registered in the name of the nominee of the Depository for such Global Note or Global Notes and (ii) delivered by the Indenture Trustee to such Depository or pursuant to such Depository’s instructions or held by the Indenture Trustee’s agent as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Indenture Trustee, as custodian for the Depository or under the Global Note, and the Depository may be treated by the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Indenture Trustee, or any agent of the Issuer or the Indenture Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Global Note.

Section 2.13      No Gross Up. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to a beneficial owner by the Issuer.

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ARTICLE III CONDITIONS

PRECEDENT

Section 3.1      General Provisions.      The Notes may be executed by the Owner Trustee on behalf of the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee (or an Authenticating Agent on its behalf) upon Issuer Request, upon receipt by the Indenture Trustee of the following:

(a)      (i) an Officer’s Certificate of the Issuer, (A) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Issuer’s obligations under, this Indenture, the Trust Agreement, the Purchase and Sale Agreements, the Trust Administration Agreement, the Intermediate Trust Agreement, the Intermediate Trust Administration Agreement, the Account Control Agreement, the Servicing Agreement, the Future Funding Agreement, the Future Funding Account Control Agreement, the Participation Agreements and the Placement Agreement, in each case as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Notes and the issuance of the Trust Certificate and specifying the Stated Maturity, the principal amount and, except in the case of the Class H Notes, the Note Interest Rate with respect to each Class of Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon; and

(ii)      either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Issuer, satisfactory in form and substance to the Indenture Trustee and on which the Indenture Trustee is entitled to rely, to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes and the Trust Certificate, or (B) an Opinion of Counsel to the Issuer to the effect that no such authorization, approval or consent of any governmental body is required under the laws of the State of New York or the federal laws of the United States for the valid issuance of the Notes except as may have been given;

(b)      the following opinions of counsel:

(i)      opinions of Winston & Strawn LLP, special counsel to the Issuer and the Intermediate Trust, dated the Closing Date, relating to (A) certain U.S. federal income tax, (B) certain bankruptcy matters and (C) securities law matters;

(ii)      an opinion of Winston & Strawn LLP, counsel to the Issuer, RAIT Partnership and the Trust Depositor, dated as of the Closing Date, relating to certain corporate matters;

(iii)      opinions of Cadwalader, Wickersham & Taft LLP, counsel to the Placement Agents, dated as of the Closing Date, relating to (A) the validity of the Grant hereunder and the perfection of the Indenture Trustee’s security interest in the Collateral and (B) securities law matters;

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(iv)      an opinion of Alston & Bird LLP, counsel to the Indenture Trustee, dated as of the Closing Date, regarding certain securities law matters;

(v)      an opinion of Alston & Bird LLP, special Delaware counsel to the Issuer, dated the Closing Date, regarding certain issues of Delaware law;

(vi)      opinions of Alston & Bird LLP, counsel to the Owner Trustee, dated as of the Closing Date relating to certain issues of Delaware law and New York law;
(vii)      opinions of Alston & Bird LLP, counsel to the Intermediate Trust Trustee, dated as of the Closing Date relating to certain issues of New York law;

(viii)      opinions of Alston & Bird LLP, counsel to the Indenture Trustee, dated as of the Closing Date relating to certain issues of Delaware law and New York law;

(ix)      an opinion of Alston & Bird LLP, special counsel to the Indenture Trustee, dated the Closing Date, regarding certain issues of Minnesota law;

(x)      an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust Depositor, dated the Closing Date, regarding certain issues of Delaware law;

(xi)      an opinion of Carlton Fields Jorden Burt, P.A., counsel to the Operating Advisor, regarding certain matters of Georgia and New York law;

(xii)      an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Indenture Trustee, dated the Closing Date, regarding certain issues of Delaware law; and

(xiii)      opinions of Ledgewood, P.C., a professional corporation and special counsel to RAIT Financial Trust, the Intermediate Trust and the Issuer, dated the Closing Date, (A) regarding certain Investment Company Act issues and (B) regarding the Issuer’s, the Intermediate Trust’s and RAIT Financial Trust’s qualification and taxation as Issuer Parent Disregarded Entities and a REIT, respectively;

(c)      an Officer’s Certificate given on behalf of the Issuer and without personal liability, stating that the Issuer is not in Default under this Indenture and that the issuance of the Securities will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under the Trust Agreement, any indenture, contract, other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that no Indenture Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

(d)      an   Independent accountant’s report   (A) confirming the   information specified in such Independent accountant’s report with respect to each Mortgage Loan set forth on the Schedule of Mortgage Loans attached hereto as Schedule A (not including information relating to the ratings, balance or price of such Mortgage Loan) by reference to such sources as shall be specified therein (and allowing for such exceptions due to scope limitations as may be acceptable to the Issuer and the Placement Agents, in each case in their sole discretion) and (B) specifying the procedures undertaken by them to review data and computations relating to the foregoing statements;

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(e)      an Officer’s Certificate from the Seller (i) confirming that Schedule A correctly lists the Mortgage Loans to be owned by the Intermediate Trust, 100% beneficial ownership interest in which is evidenced by the Intermediate Trust Certificate, such Intermediate Trust Certificate to be owned by the Issuer and to be Granted to the Indenture Trustee on the Closing Date, and (ii) stating the Aggregate Principal Balance of the Mortgage Loans;

(f)      an executed copy of each of this Indenture, the Account Control Agreement, the Servicing Agreement, the Trust Agreement, the Intermediate Trust Agreement, the Participation Agreements, the Future Funding Agreement, the Future Funding Account Control Agreement, the Trust Administration Agreement, the Intermediate Trust Administration Agreement, the Purchase and Sale Agreements, the Placement Agreement and the E.U. Risk Retention Letter;

(g)      evidence of preparation for filing at the appropriate filing office in the State of Delaware of a financing statement, on behalf of the Issuer, relating to the perfection of the lien of this Indenture; and

(h)      an Issuer Order executed by the Issuer directing the Indenture Trustee to (a) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (b) deliver the authenticated Notes to the Issuer or as otherwise directed by the Issuer.

Section 3.2      Security for the Notes. Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a)      Grant of Security Interest; Delivery of Closing Date Mortgage Loans. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral shall be effective and all Closing Date Mortgage Loans deposited into the Intermediate Trust on the Closing Date (as set forth in Schedule A hereto) together with the Loan Documents with respect thereto shall have been delivered to, and received by, the Indenture Trustee, without recourse (except as expressly provided in each applicable purchase and sale agreement), in the manner provided in Section 3.3(b) hereof.

(b)      Certificate of the Issuer.   The delivery to the  Indenture Trustee of a certificate of an Authorized Officer of the Issuer given on behalf of the Issuer and without personal liability, dated as of the Closing Date, to the effect that, in the case of each Closing Date Mortgage Loan owned by the Intermediate Trust on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i)      the Issuer, in its capacity as the 100% beneficial owner of the Intermediate Trust, certifies that the Intermediate Trust is the owner of such Mortgage Loan free and clear of any liens, claims or encumbrances of any nature whatsoever except for those that are being released on the Closing Date;

(ii)      the Issuer, in its capacity as the 100% beneficial owner of the Intermediate Trust, certifies that the Intermediate Trust has acquired its ownership in such Mortgage Loan in good faith without notice of any adverse claim (within the meaning given to such term by Section 8-102(a)(1) of the UCC), except as described in clause (i) above;

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(iii)      the Issuer, in its capacity as the 100% beneficial owner of the Intermediate Trust, certifies that the Intermediate Trust has not assigned, pledged or otherwise encumbered any interest in such Mortgage Loan (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to (or permitted under) this Indenture;

(iv)      the Issuer is the owner of the Intermediate Trust Certificate free and clear of any liens, claims or encumbrances of any nature whatsoever except for those that are being released on the Closing Date;

(v)      the Issuer has acquired its ownership in the Intermediate Trust Certificate in good faith without notice of any adverse claim (within the meaning given to such term by Section 8-102(a)(1) of the UCC), except as described in clause (v) above;

(vi)      the Issuer has not assigned, pledged or otherwise encumbered any interest in the Intermediate Trust Certificate (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to (or permitted under) this Indenture;

(vii)      the Issuer has full right to Grant a security interest in and assign and pledge all of its right, title and interest in such Intermediate Trust Certificate to the Indenture Trustee;

(viii)      the information set forth with respect to such Closing Date Mortgage Loan in the Schedule of Mortgage Loans hereto is correct;

(ix)      each such Mortgage Loan is transferred to the Intermediate Trust as required by Section 3.2(a) hereof; and

(x)      the Grant pursuant to the Granting Clauses of this Indenture shall result in a first priority security interest in favor of the Indenture Trustee for the benefit of the Holders of the Notes in all of the Issuer’s right, title and interest in and to the Collateral pledged to the Indenture Trustee on the Closing Date.

(c)      Rating Letters.   The delivery to the Indenture Trustee of an Officer’s Certificate of the Issuer, to the effect that (i) attached thereto are true and correct copies of one or more letters signed by DBRS and Moody’s, as applicable, confirming that the Class A Notes have been rated “AAA(sf)” by DBRS and “Aaa(sf)” by Moody’s, that the Class A-S Notes have been rated “AAA(sf)” by DBRS, that the Class B Notes have been rated at least “AA(low)(sf)” by DBRS, that the Class C Notes have been rated at least “A(low)(sf)” by DBRS, that the Class D Notes have been rated at least “BBB(low)(sf)” by DBRS, that the Class E Notes have been rated at least “BB(sf)” by DBRS, and that the Class F Notes have been rated at least “B(sf)” by DBRS; and (ii) each such rating is in full force and effect on the Closing Date.

(d)      Accounts.   The delivery by the Indenture Trustee of evidence of the establishment of the Note Payment Account, the Interest Collection Account, the Principal Collection Account, the Expense Account, the Custodial Account, the Unused Proceeds Account, the Permitted Funded Companion Participation Acquisition Account and the Trust Certificate Account to be established on the Closing Date.

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(e)      Deposit to Unused Proceeds Account; Allocable Amounts. On the Closing Date, the Issuer shall deposit into the Unused Proceeds Account, U.S. $17,782,000, which represents the purchase price of the Delayed Close Mortgage Loan(s).

Section 3.3      Transfer of   Pledged Assets.      Wells   Fargo   Bank,   National Association is hereby appointed as: (i) Securities Intermediary (in such capacity, the “Custodian”) to hold all Pledged Assets delivered to it in physical form at its office in Minneapolis, Minnesota; and (ii) document custodian (in such capacity, also the “Custodian”) to hold all Mortgage Loan Files delivered to it on behalf of the Intermediate Trust. Any successor to the Custodian, whether as such Securities Intermediary or as custodian for the Mortgage Loan Files, shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer and has capital and surplus of at least $200,000,000. Subject to the limited right to relocate Pledged Assets set forth in Section 7.5(b), the Custodian, as a Securities Intermediary, shall hold all Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments are held in accordance with Article X, and, in respect of each Account (other than the Note Payment Account and the Trust Certificate Account), the Indenture Trustee shall have entered into an agreement with the Securities Intermediary (the “Account Control Agreement”) providing, inter alia, that the establishment and maintenance of such Account will be governed by the laws of the state of New York. To the maximum extent feasible, Pledged Assets shall be transferred to the Indenture Trustee as Security Entitlements in the manner set forth in clause (i) below. In the event that the measures set forth in clause (i) below cannot be taken as to any Pledged Assets, such Pledged Asset may be transferred to the Indenture Trustee in the manner set forth in clauses (ii) through (vii) below, as appropriate. The security interest of the Indenture Trustee in Pledged Assets shall be perfected and otherwise evidenced as follows:

(i)      in the case of such Pledged Assets consisting of Security Entitlements by (A) the Issuer causing the Custodian, in accordance with the Account Control Agreement, to indicate by book entry that a Financial Asset has been credited to the Custodial Account and (B) the Issuer causing the Custodian to agree pursuant to the  Account Control Agreement that it will comply with Entitlement Orders originated by the Indenture Trustee with respect to each such Security Entitlement without further consent by the Issuer;

(ii)      in the case of Pledged Assets that are “uncertificated securities” (as such term is defined in the UCC) to the extent that any such uncertificated securities do not constitute Financial Assets forming the basis of Security Entitlements by the Indenture Trustee pursuant to clause (i) (the “Uncertificated Securities”), by the Issuer (A) causing the issuer(s) of such Uncertificated Securities to register on their respective books the Indenture Trustee as the registered owner thereof upon original issue or transfer thereof or (B) causing another Person, other than a Securities Intermediary, either to become the registered owner of such Uncertificated Securities on behalf of the Indenture Trustee, or such Person having previously become the registered owner, to acknowledge that it holds such Uncertificated Securities for the Indenture Trustee;

(iii)      in the case of Pledged Assets consisting of Certificated Securities in Registered Form to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Indenture Trustee pursuant to clause (i) (the “Registered Securities”), by the Issuer (A) causing (1) the Indenture Trustee to obtain possession of such Registered Securities in the State of Minnesota or (2) another Person, other than a Securities Intermediary, either to acquire

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possession of such Registered Securities on behalf of the Indenture Trustee, or having previously acquired such Registered Securities, in either case, in the State of Minnesota to acknowledge that it holds such Registered Securities for the Indenture Trustee and (B) causing (1) the endorsement of such Registered Securities to the Indenture Trustee by an effective endorsement; or (2) the registration of such Registered Securities in the name of the Indenture Trustee by the issuer thereof upon its original issue or registration of transfer;

(iv)      in the case of Pledged Assets consisting of Certificated Securities in bearer form to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Indenture Trustee pursuant to clause (i) (the “Bearer Securities”), by the Issuer causing (A) the Indenture Trustee to obtain possession of such Bearer Securities in the State of Minnesota or (B) another Person, other than a Securities Intermediary, either to acquire possession of such Bearer Securities on behalf of the Indenture Trustee or, having previously acquired possession of such Bearer Securities, in either case, in the State of Minnesota to acknowledge that it holds such Bearer Securities for the Indenture Trustee;

(v)      in the case of Pledged Assets that consist of Money or Instruments (the “Minnesota Collateral”), to the extent that any such Minnesota Collateral does not constitute a Financial Asset forming the basis of a Security Entitlement acquired by the Indenture Trustee pursuant to clause (i), by the Issuer causing (A) the Indenture Trustee to acquire possession of such Minnesota Collateral in the State of Minnesota or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Minnesota Collateral in the State of Minnesota and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Indenture Trustee or (2) to (x) authenticate a record acknowledging that it will hold possession of such Minnesota Collateral for the benefit of the Indenture Trustee and (y) take possession of such Minnesota Collateral in the State of Minnesota; and

(vi)      in the case of Pledged Assets that consist of UCC Accounts or General Intangibles (“Accounts Receivable”), and all other Pledged Assets of the Issuer in which a security interest may be perfected by filing a financing statement under Article 9 of the UCC as in effect in the State of Delaware, filing or causing the filing of a UCC financing statement naming the Issuer as debtor and the Indenture Trustee as secured party, which financing statement reasonably identifies all such Assets, with the Secretary of State of the State of Delaware.

(b)      The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby “all of the debtor’s personal property and assets,” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Indenture.

(c)      Without limiting the foregoing, the Issuer and the Indenture Trustee on behalf of the Bank agree, and the Bank shall cause the Custodian, to take such different or additional action as the Indenture Trustee may reasonably request in order to maintain the perfection and priority of the security interest of the Indenture Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and Treasury Regulations governing transfers of interests in Government Items (it being understood that the Indenture Trustee shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Section 7.6, as to the need to file any financing statements or continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

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(d)      Without limiting any of the foregoing, in connection with each Grant hereunder, the Issuer shall deliver (or cause to be delivered by the Seller) to the Custodian the following documents (collectively, the “Mortgage Loan File”) with respect to each Mortgage Loan on or prior to the Closing Date (or, in the case of any Delayed Close Mortgage Loan or Related Funded Companion Participation acquired on behalf of the Intermediate Trust after the Closing Date, on or prior to the date of acquisition on behalf of the Intermediate Trust):

(i)      The original or replacement original mortgage note or promissory note (or a copy of such note together with a lost note affidavit), as applicable, bearing all intervening endorsements, endorsed in blank and signed in the name of the Last Endorsee by an authorized Person;

(ii)      An original of any participation certificate together with any and all intervening endorsements thereon, endorsed in blank on its face or by endorsement or stock power attached thereto (without recourse, representation or warranty, express or implied);

(iii)      An original blanket assignment of all unrecorded documents in blank;

(iv)      The original or a copy of any guarantee executed in connection with the promissory note;

(v)      The original mortgage with evidence of recording thereon, or a copy thereof; provided that the original has been or will be in accordance with this Section 3.3(d) submitted or delivered for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(vi)      The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon (or a copy thereof provided that the original has been or will be in accordance with this Section 3.3(d) submitted or delivered for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required), together with any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage Loan File;

(vii)      An original assignment of mortgage in blank, in form and substance acceptable for recording and signed in the name of the Intermediate Trust;

(viii)      Either (1) the originals of all intervening assignments of mortgage, if any, showing an unbroken chain of title from the originator thereof to the Last Endorsee (“Intervening Assignments of Mortgage”), either (A) with evidence of recording thereon or (B) in recordable form, or (2) copies thereof provided that the originals have each been or will be in accordance with this Section 3.3(d) submitted or delivered for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(ix)      An original mortgagee policy of title insurance, which may be in electronic form or a conformed version of the mortgagee’s title insurance commitment either marked as binding for insurance or attached to an escrow closing letter, countersigned by the title company or its authorized agent if the original mortgagee’s title insurance policy has not yet been issued;

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(x)      The original or a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan;

(xi)      The original assignment of  leases and rents, if any, with evidence of recording thereon, or a copy thereof provided that the original has been or will be in accordance with this Section 3.3(d) submitted or delivered for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(xii)      An original assignment of any assignment of leases and rents from the Last Endorsee in blank, in form and substance acceptable for recording;

(xiii)      The originals of all intervening assignments of assignments of leases, if any, showing an unbroken chain of title from the originator thereof to the Last Endorsee (“Intervening ALRS”), either (A) with evidence of recording thereon or (B) in recordable form, or copies thereof provided that that such originals have each been or will be in accordance with this Section 3.3(d) submitted or delivered for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(xiv)      A copy of the UCC-1 financing statements either (A) with evidence of filing thereon or (B) a copy thereof provided that the originals have each been or will be in accordance with this Section 3.3(d) submitted or delivered for recordation in the appropriate governmental recording or filing office;

(xv)      UCC-3 assignments in blank from the Last Endorsee, which UCC-3 assignments shall be in form and substance acceptable for filing;

(xvi)      UCC-3 assignments showing a complete chain from the originator to the Last Endorsee (“Intervening UCC-3s”), either (A) with evidence of filing thereon or (B) a copy thereof provided that the originals have each been or will be in accordance with this Section 3.3(d) submitted or delivered for recordation in the appropriate governmental recording or filing office;

(xvii)      An original or copy of any environmental indemnity agreement;

(xviii)      originals or copies of any other material Loan Documents, including, if applicable, any mezzanine intercreditor agreements; and

(xix)      if such Mortgage Loan is a Pari Passu Participation or a Related Funded

Companion Participation:

(1)      each of the documents specified in (d)(i) above with respect to the related Mortgage Loan and (d)(ii) above;

(2)      an original or a copy of the related Participation Agreement; and

(3)      a   copy of   any   certificate evidencing a   related Companion Participation.

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With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Issuer (or the Seller) in time to permit their delivery hereunder at the time required, the Issuer (or the Seller) shall deliver such original recorded documents to the Custodian promptly when received by the Issuer (or the Seller) from the applicable recording office.

In addition, within 30 days of the Closing Date, or with respect to a Delayed Close Mortgage Loan, within 30 days of the acquisition thereof on behalf of the Intermediate Trust, the Issuer (or Seller) shall submit for filing or recordation, all Intervening Assignments of Mortgage, Intervening ALRs and Intervening UCC-3s that have not previously been recorded or filed, subject to the following two paragraphs of this Section 3.3(d).

In the event that any document or instrument submitted for recordation or filing is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Issuer shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document for recording or filing, as appropriate, and the Issuer shall not be deemed to be in breach of this Section 3.3(d) as a result of any delay in submitting such document for recordation or filing caused thereby or for any other reason, so long as the Issuer shall diligently and in good faith continue to take commercially reasonable action to effect such recordation or filing. In addition, the Issuer shall not be obligated to submit for recordation or filing any Intervening Assignments of Mortgage, Intervening ALRs and Intervening UCC-3s, with respect to any recently originated Mortgage Loan as to which the original recordable document or financing statement has not yet been recorded, until the date that is 30 days after the recorded or filed copy of such recordable document or financing statement has been received by the Issuer. Notwithstanding anything to the contrary contained in this Section 3.3, in those instances where the public recording or filing office retains the original recorded or filed document, if applicable, after it has been recorded or filed, the obligations hereunder of the Issuer shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded or filed original of such document.

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(e)      The execution and delivery of this Indenture by the Indenture Trustee shall constitute certification by the Indenture Trustee that, except with respect to a Delayed Close Mortgage Loan, (i) each original note specified to the Indenture Trustee by the Issuer (or the Seller) and all allonges thereto, if any, have been received by the Custodian; and (ii) such original note has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the borrower), (B) appears to have been executed and (C) purports to relate to the Mortgage Loan. The Indenture Trustee, or the Custodian on its behalf, agrees to review or cause to be reviewed the Mortgage Loan File within 45 days after the Closing Date, or with respect to a Delayed Close Mortgage Loan, within 45 days after the acquisition of such Delayed Close Mortgage Loan on behalf of the Intermediate Trust, and to deliver to the Issuer and the Servicer a report in the form of Exhibit I attached hereto, indicating, subject to any exceptions found by it in such review, (A) those documents referred to in Section 3.3(d) that have been received, and (B) that such documents have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Mortgage Loan. The Custodian shall have no responsibility for reviewing the Mortgage Loan File except as expressly set forth in this Section 3.3(e). Neither the Indenture Trustee nor the Custodian shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 3.3(d)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Underlying Mortgaged Property.

(f)      Upon the first anniversary of the Closing Date, the Custodian shall (i) deliver to the Issuer and the Servicer a final exception report in the form of Exhibit I attached hereto as to any remaining documents that are not in the Mortgage Loan File and (ii) request that the Issuer cause such document deficiency to be cured. If the Issuer cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any recordable document or financing statement (including without limitation any Intervening Assignments of Mortgage, Intervening ALRs and Intervening UCC-3s) or any copy thereof referred to in Section 3.3(d) with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 3.3(d) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage Loan File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, the applicable title insurance company or by the Trust Administrator on behalf of the Issuer to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the issuance of the final exception report, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Indenture Trustee promptly after any receipt thereof by the Issuer from the applicable recording or filing office, and the Trust Administrator on behalf of the Issuer shall certify to the Indenture Trustee, no less often than quarterly, that it is in good faith attempting to obtain from the appropriate public recording or filing office such original or copy.

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(g)      Without limiting the generality of the foregoing:

(i)      from time to time upon the request of the Indenture Trustee or the Servicer, the Issuer shall deliver (or cause to be delivered) to the Custodian any Loan Document in the possession of the Issuer and not previously delivered hereunder (including originals of Loan Documents not previously required to be delivered as originals) and as to which the Indenture Trustee or the Servicer, as applicable, shall have reasonably determined to be necessary or appropriate for the administration of such Mortgage Loan hereunder or under the Servicing Agreement or for the protection of the security interest of the Indenture Trustee under this Indenture;

(ii)      in connection with any delivery of documents to the Custodian pursuant to clause (i) above, the Indenture Trustee, or the Custodian on its behalf, shall deliver to the Servicer, on behalf of the Issuer, a Trust Receipt in the form of Exhibit C acknowledging the receipt of such documents by the Custodian and that it is holding such documents on behalf of the Intermediate Trust subject to the terms of this Indenture;

(iii)      from time to time upon request of the Servicer, the Custodian shall, upon delivery by the Servicer of a duly completed Request for Release in the form of Exhibit D hereto, release to the Servicer such of the Loan Documents then in its custody as the Servicer reasonably so requests.   By submission of any such Request for Release, the Servicer shall be deemed to have represented and warranted that it has determined, in accordance with the Servicing Standard, that the requested release is necessary for one or more of the purposes described in such Request for Release. The Servicer shall return to the Custodian each Loan Document released from custody pursuant to this clause (iii) within twenty (20) Business Days of receipt thereof (except such Loan Documents as are released in connection with a sale, exchange or other disposition, in each case only as permitted under this Indenture, of the related Mortgage Loan that is consummated within such 20-Business Day period). Notwithstanding the foregoing provisions of this clause (iii), (A) any note, certificate or other instrument evidencing a Mortgage Loan shall be released only for the purpose of (1) a sale, exchange or other disposition of such Mortgage Loan (including without limitation a foreclosure of the related REO Property or deed in- lieu of foreclosure) that is permitted in accordance with the terms of this Indenture or (2) presentation, collection, renewal or registration of transfer of such Mortgage Loan and (B) the Custodian may refuse to honor any Request for Release following the occurrence of an Indenture Event of Default under this Indenture.

(h)      As of the Closing Date (with respect to the Collateral) and each date on which Collateral is acquired (only with respect to the Collateral so acquired) the Issuer represents and warrants as follows:

(i)      this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee for the benefit of the Noteholders, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii)      the Issuer owns and has good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person;

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(iii)      in the case of each item of Collateral that is a financial asset, the Issuer has acquired its ownership in such Collateral in good faith without notice of any adverse claim as defined in Section 8-102(a)(1) of the UCC as in effect on the date hereof;

(iv)      other than the security interest granted to the Indenture Trustee for the benefit of the Noteholders pursuant to this Indenture, the Issuer has not, pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral;

(v)      the Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral that includes the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee for the benefit of the Noteholders hereunder or that has been terminated; the Issuer is not aware of any judgment or Pension Benefit Guarantee Corporation lien and tax lien filings against the Issuer;

(vi)      the Issuer has received all consents and approvals required by the terms of each item of Collateral and the Loan Documents with respect to each Mortgage Loan to grant to the Indenture Trustee its interest and rights in such Collateral hereunder;

(vii)      the Issuer has caused or will have caused, within ten (10) days of the Closing Date or date of acquisition, as applicable, the filing of all appropriate financing statements (in the case of an acquisition of Collateral, only if such Collateral is not already described in the financing statements filed within the 10 day period following the closing date) in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee for the benefit of the Noteholders hereunder;

(viii)      the Collateral is an Instrument, a General Intangible or  a Certificated Security or Uncertificated Security or a securities account or Cash or a Security Entitlement or an account or has been and will have been credited to a Securities Account;

(ix)      the Custodian has agreed to treat all assets credited to the Securities Account as Financial Assets;

(x)      the Issuer has delivered a fully executed Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions and entitlement orders originated by the Indenture Trustee relating to the Custodial Account without further consent of the Issuer; the Custodial Account is not in the name of any person other than the Issuer or the Indenture Trustee;   the Issuer has not consented to the Securities Intermediary of the Custodial Account to comply with Entitlement Orders of any person other than the Indenture Trustee;

(xi)      (A) all original executed copies of each promissory note, participation certificate or other writings that constitute or evidence any pledged obligation that constitutes Instruments have been delivered to the Custodian for the benefit of the Indenture Trustee, (B) the Issuer has received a written acknowledgement from the Custodian that the Custodian is acting solely as agent of the Indenture Trustee and (C) none of the promissory notes, participation or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Indenture Trustee;

(xii)      each Account is a Securities Account.

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(i)      The Indenture Trustee shall only invest in Eligible Investments which the Custodian agrees to credit to the applicable account. To the extent any Eligible Investment shall not be delivered to the Indenture Trustee by causing the Custodian to create a Security Entitlement in the Securities Account in favor of the Indenture Trustee, the Issuer shall first deliver an Opinion of Counsel to the Indenture Trustee to the effect that any proposed alternative delivery will effect a perfected security interest in favor of the Indenture Trustee in such Eligible Investment.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1      Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect with respect to the Collateral securing the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, as provided herein, (iv) the rights, obligations, indemnities and immunities of the Indenture Trustee hereunder, (v) the rights, obligations, indemnities and immunities of the Servicer, Special Servicer and Operating Advisor hereunder and (vi) the rights of the Noteholders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee and payable to all or any of them; and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)      either:

(i)      all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 hereof and (B) Notes for whose payment Cash has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3 hereof) have been delivered to the Indenture Trustee for cancellation; or

(ii)      all Notes not theretofore delivered to the Indenture Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Section 9.1 hereof under an arrangement satisfactory to the Indenture Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 hereof and the Issuer has irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust for such purpose, Cash or noncallable direct obligations of the United States in an amount sufficient, as verified by a firm of nationally recognized Independent certified public accountants, to pay and discharge the entire indebtedness on all Notes not theretofore delivered to the Indenture Trustee for cancellation, including all principal and interest (including Deferred Interest Amount, Defaulted Interest Amount and interest on Defaulted Interest Amount, if any) accrued to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or the Redemption Date, as the case may be; provided that (x) such obligations are entitled to the full faith and credit of the United States and (y) this clause (a) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) hereof shall have been made and not rescinded and all proceeds of such liquidation has been made;

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(b)      the Issuer has paid or caused to be paid or provided for all other sums payable hereunder and under the Servicing Agreement and the Trust Administration Agreement; and

(c)      the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights, obligations, indemnities and immunities of the Issuer, the Indenture Trustee, the Servicer and, if applicable, the Noteholders, as the case may be, under Sections 2.6, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.7, 7.1 and 7.3 hereof shall survive.

Section 4.2       Application of Trust Cash. All Cash deposited with the Indenture Trustee pursuant to Section 4.1 hereof for the payment of principal and interest on the Notes shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, in each case subject to the Priority of Payments, for the payment either directly or through the Paying Agent, as the Indenture Trustee may determine, to the Person entitled thereto of the respective amounts in respect of which such Cash has been deposited with the Indenture Trustee; but such Cash need not be segregated from other funds held by the Indenture Trustee except to the extent required herein or required by law.

Section 4.3       Repayment of Cash Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Cash then held by the Paying Agent other than the Indenture Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon the Paying Agent shall be released from all further liability with respect to such Cash.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1      Indenture Events of Default.

“Indenture Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)      a default in the payment of any accrued interest, (i) on any Class A Note, Class A-S Note or Class B Note when the same becomes due and payable, or (ii) if no Class A Notes, Class A-S Notes or Class B Notes are outstanding, on the Class C Notes, or (iii) if no Class A Notes, Class A-S Notes, Class B Notes or Class C Notes are outstanding, on the Class D Notes or, (iv) if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are outstanding, on the Class E Notes, or (v) if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are outstanding, on the Class F Notes, or (vi) if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are outstanding, on the Class G Notes in each case which default continues for a period of five (5) Business Days;

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(b)      a default in the payment of principal of any Note when the same becomes due and payable at its Stated Maturity or Redemption Date (and, in the case of a default in payment resulting solely from an administrative error or omission by the Indenture Trustee, the Paying Agent or the Note Registrar, such default continues for a period of five (5) Business Days);

(c)      the failure on any Payment Date to disburse amounts available in the Interest Collection Account or Principal Collection Account in accordance with the order of priority set forth under Section 11.1(a) hereof (other than a default in payment described in clause (a) or (b) of this Section 5.1), which failure (other than a failure of the Indenture Trustee to disburse funds to the Holder of the Trust Certificate) continues for a period of three (3) Business Days (or, in the case of a default in payment resulting solely from an administrative error or omission by the Indenture Trustee, the Paying Agent or the Note Registrar, such default continues for a period of five (5) Business Days after any of the Issuer or the Servicer has actual knowledge thereof) or after notice thereof (x) to the Issuer and the Servicer by the Indenture Trustee, (y) to the Issuer and the Indenture Trustee by the Servicer or (z) to the Issuer and the Indenture Trustee by the holders of at least 25% of the Aggregate Outstanding Amount of Notes of the Controlling Class, in each case specifying such default or breach and requiring it to be remedied and stating that it is a “notice of default” under this Indenture;

(d)      the Issuer, the Intermediate Trust or the Underlying Mortgage Pool becomes an investment company required to be registered under the Investment Company Act;

(e)      a default in the performance, or breach, of any other covenant or other agreement of the Issuer under this Indenture or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made (which breach, violation, default or incorrect representation or warranty is reasonably expected to have a material and adverse effect on the interest of any of the Noteholders) and the continuation of such default, breach or incorrectness for a period of 30 consecutive days (or, if such default, breach or incorrectness has an adverse effect on the validity, perfection or priority of the security interest granted hereunder or thereunder, 15 consecutive days) after any of the Issuer or the Servicer has actual knowledge thereof or after notice thereof (x) to the Issuer and the Servicer by the Indenture Trustee, (y) to the Issuer and the Indenture Trustee by the Servicer or (z) to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Aggregate Outstanding Amount of Notes of the Controlling Class, in each case specifying such default or breach and requiring it to be remedied and stating that it is a “notice of default” under this Indenture;

(f)      an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) winding up, liquidation, reorganization or other relief in respect of the Issuer or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days; or an order or decree approving or ordering any of the foregoing shall be entered;

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(g)      the Issuer or the Intermediate Trust shall (i) voluntarily commence any proceeding or file any petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 5.1(f) hereof, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)      the Issuer or the Intermediate Trust is not treated as an Issuer Parent Disregarded Entity, unless (A) the Issuer has received (1) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that, notwithstanding the Issuer’s or the Intermediate Trust’s loss of Issuer Parent Disregarded Entity status, as applicable, the Issuer or the Intermediate Trust, as applicable, is not, and has not been, an association taxable as a corporation, a “taxable mortgage pool” or a “publicly traded partnership” for U.S. federal income tax purposes that, in each case, is subject to U.S. federal, state or local income tax on a net income basis, payments of interest on the Collateral will not be subject to withholding or other taxes, fees or assessments, and the Holders of the Senior Notes are not otherwise materially adversely affected by the Issuer’s or the Intermediate Trust’s loss of Issuer Parent Disregarded Entity status, as applicable, or (2) an amount from the Holder of the Junior Notes sufficient to discharge in full the amounts then due and unpaid on the Senior Notes and amounts and expenses described in clauses (1) through (3) (without regard to the limitations therein) under Section 11.1(a)(i) in accordance with the Priority of Payments or (B) all Classes of Principal Balance Notes are subject to a Tax Redemption announced by the Issuer in compliance with this Indenture, and such redemption has not been rescinded.

If the Issuer shall obtain knowledge or have reason to believe that an Indenture Event of Default shall have occurred and be continuing, the Issuer shall promptly notify, in writing, the Indenture Trustee, the Noteholders, the Servicer, the Special Servicer, the Operating Advisor, the Holder of the Trust Certificate and, after providing such notice to the Rule 17g-5 Information Provider for posting to the Rule 17g-5 Website, the Rating Agencies of such Indenture Event of Default.

Section 5.2       Acceleration of Maturity; Rescission and Annulment.   (a) If an Indenture Event of Default occurs and is continuing (other than an Indenture Event of Default specified in Section 5.1(f) or 5.1(g) hereof), (i) the Indenture Trustee (at the direction of the Majority Holders of the Controlling Class by notice to the Issuer) or (ii) the Majority Holders of the Controlling Class, by notice to the Issuer and the Indenture Trustee, may declare the principal of and accrued and unpaid interest on all of the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Indenture Event of Default specified in Section 5.1(f) or 5.1(g) hereof occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder. Notwithstanding the foregoing, if an Indenture Event of Default specified in Section 5.1(a) or 5.1(b) hereof occurs and is continuing solely with respect to a default in the payment of any principal of or interest on Notes of a Class other than the Controlling Class, neither the Indenture Trustee nor the Holders of such non-Controlling Class shall have the right to declare such principal and other amounts to be immediately due and payable.

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(b)      At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Cash due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Majority Holders of the Controlling Class, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)      the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)      all unpaid installments of principal of and interest on the Notes that would be due and payable hereunder if the Indenture Event of Default giving rise to such acceleration had not occurred; and

(B)      all accrued and unpaid taxes and Administrative Expenses and other sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee, its agents and counsel; and

(ii)      the Indenture Trustee has determined that all Indenture Events of Default of which a Trust Officer has actual knowledge, other than the nonpayment of the principal of or interest on the Notes that have become due solely by such acceleration, have been cured and the Majority Holders of the Controlling Class by written notice to the Indenture Trustee has agreed with such determination or waived as provided in Section 5.14 hereof. At any such time as the Indenture Trustee shall rescind and annul such declaration and its consequences, the Indenture Trustee shall preserve the Collateral and the Underlying Mortgage Pool in accordance with the provisions of Section 5.5 hereof; provided that, if such preservation of the Collateral and the Underlying Mortgage Pool is rescinded pursuant to Section 5.5 hereof, the Notes may be accelerated pursuant to Section 5.2(a), notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this Section 5.2(b) hereof.

No such rescission and annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3       Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if a Default occurs in respect of (a) the payment of principal of or interest, if any, on any Class A Note, (b) the payment of principal of or interest, if any, on any Class A-S Note (but with respect to interest, only after the Class A Notes and all interest accrued thereon have been paid in full), (c) the payment of principal of or interest, if any, on any Class B Note (but with respect to interest, only after the Class A Notes and Class A-S Notes and all interest accrued thereon have been paid in full), (d) the payment of principal of or interest, if any, on any Class C Note (but with respect to interest, only after the Class A Notes, Class A-S Notes and Class B Notes and all interest accrued thereon have been paid in full), (e) the payment of principal of or interest, if any, on any Class D Note (but with respect to interest, only after the Class A Notes, Class A-S Notes, Class B Notes and Class C Notes and all interest accrued thereon have been paid in full), (f) the payment of principal of or interest, if any, on any E Note (but with respect to interest, only after the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes and Class D Notes and all interest accrued thereon have been paid in full), (g) the payment of principal of or interest, if any, on any Class F Note (but with respect to interest, only after the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes and all interest accrued thereon have been

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paid in full), (h) the payment of principal, if any, on any Class G Note (but only after the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes and Class F Notes and all interest accrued thereon have been paid in full) and (i) the payment of principal, if any, on any Class H Note (but only after the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes and all interest accrued thereon have been paid in full), the Issuer shall upon demand by the Indenture Trustee or any affected Noteholder, pay to the Indenture Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal, interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest at the applicable Note Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Indenture Trustee and such Noteholder and their respective agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may, and shall, upon the direction by the Majority Holders of the Controlling Class, prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the Cash adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Indenture Event of Default occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as shall be deemed most effectual (if no direction by the Majority Holders of the Controlling Class is received by the Indenture Trustee) or as the Indenture Trustee may be directed by the Majority Holders of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency, reorganization or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Notes, or the creditors or property of the Issuer or such other obligor, the Indenture Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3 hereof, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)      to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes upon direction by the Majority Holders of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, by the Indenture Trustee and each predecessor Indenture Trustee) and of the Noteholders allowed in any Proceedings relative to the Issuer or other obligor upon the Notes or to the creditors or property of the Issuer or such other obligor;

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(b)      unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes, upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)      to collect and receive any Cash or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on behalf of the Noteholders and the Indenture Trustee; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or Bad Faith.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Indenture Trustee on behalf of the Holders, the Indenture Trustee shall be held to represent, subject to Section 6.16 hereof, all the Secured Parties, if applicable, pursuant to Section 6.16.

Notwithstanding anything in this Section 5.3 to the contrary, the Indenture Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 hereof except in accordance with Section 5.5(a) hereof.

Section 5.4       Remedies. (a) If an Indenture Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Indenture Trustee may after notice to the Noteholders, the Servicer and, after providing such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website, the Rating Agencies, and shall, upon direction by the Majority Holders of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)      institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral any Cash adjudged due;

(ii)      sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)      institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

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(iv)      exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder;

(v)      exercise any other rights and remedies that may be available at law or in equity; and

(vi)      direct the Intermediate Trustee, the Servicer and/or the Special Servicer, as applicable, to sell the Underlying Mortgage Pool, in whole or in part;

provided that the Indenture Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 hereof or direct the sale or liquidation of all or any part of the Underlying Mortgage Pool except in accordance with Section 5.5(a) hereof.

The Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be considered an Administrative Expense) as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 hereof and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral or the Underlying Mortgage Pool to make the required payments of principal of and interest on all the Notes to be redeemed, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)      If an Indenture Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Indenture Trustee may, and, at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Indenture Event of Default under such Section, and enforce any equitable decree or order arising from such proceeding; provided that if the Indenture Trustee shall receive conflicting or inconsistent requests from two or more groups of Holders of the Notes of the Controlling Class, each representing less than the Majority Holders of the Controlling Class, the Indenture Trustee shall follow the instructions of the group representing the higher percentage of interest in the Aggregate Outstanding Amount of the Notes of the Controlling Class, notwithstanding any other provisions of this Indenture.

(c)      Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder or Noteholders or Holder of the Trust Certificate or the Servicer or any of its Affiliates may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase Money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes). Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of Cash by the Indenture Trustee, or by the Officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase and such purchaser or purchasers shall not be obliged to see to the application thereof.

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Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Issuer, the Intermediate Trust, the Indenture Trustee, the Noteholders and the Holder of the Trust Certificate, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)      Notwithstanding  any other provision of this Indenture, the Indenture Trustee may not, prior to the date which is one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or any Permitted Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws of any jurisdiction. Nothing in this Section 5.4 hereof shall preclude, or be deemed to stop, the Indenture Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the  Indenture Trustee, or (ii) subject to  the  limitations contained in this Section 5.4 hereof, from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision shall survive termination of this Indenture.

Section 5.5       Preservation of Collateral. (a) Notwithstanding anything herein to the contrary, if an Indenture Event of Default shall have occurred and be continuing when any Class of Notes is Outstanding, the Indenture Trustee shall retain the Collateral and the Underlying Mortgage Pool intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Articles X, XII and XIII unless:

(i)      the Indenture Trustee determines that the anticipated net proceeds of a sale or liquidation of such Collateral or the Underlying Mortgage Pool (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes for principal and interest on the Notes that would be due and payable under the Indenture if the Indenture Event of Default giving rise to such acceleration had not occurred, and to pay due and unpaid Administrative Expenses and Indenture Trustee Fees, all unreimbursed Interest Advances together with Reimbursement Interest, and any accrued and unpaid Servicing Fees, Special Servicing Fees, workout fees, liquidation fees and other fees and amounts (including without limitation Property Protection Advances and interest thereon) due to the Servicer or Special Servicer under the Servicing Agreement; or

(ii)      the Holders of at least 66⅔% of the Aggregate Outstanding Amount of each Class of Principal Balance Notes, subject to the provisions hereof, direct the sale and liquidation of the Collateral.

The Indenture Trustee shall give written notice of the retention of the Collateral to the Issuer with a copy to the Servicer, the Operating Advisor and the Holders of the Notes. So long as such Indenture Event of Default is continuing, any such retention pursuant to this Section may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

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If either of the conditions set forth in clause (i) or clause (ii) above is satisfied, the Indenture Trustee will liquidate the Collateral or cause the liquidation of the Underlying Mortgage Pool and, on the sixth Business Day (the “Accelerated Maturity Date”) following the Business Day (which shall be the Determination Date for such Accelerated Maturity Date) on which the Indenture Trustee notifies the Issuer, the Servicer and, after providing such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website, the Rating Agencies that such liquidation is completed, apply the proceeds of such liquidation in accordance with the Priority of Payments. The Accelerated Maturity Date will be treated as a Payment Date, and distributions on such date will be made in accordance with the Priority of Payments.

(b)      Nothing contained in Section 5.5(a) hereof shall be construed to require the Indenture Trustee to preserve the Collateral securing the Notes if prohibited by applicable law.

(c)      In determining whether the condition specified in Section 5.5(a)(i) hereof exists, the Indenture Trustee shall obtain bid prices with respect to each security contained in the Collateral from two nationally recognized dealers, as specified by the Servicer in writing, which are Independent from each other and the Servicer, at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. For purposes of making the determinations required pursuant to Section 5.5(a)(i) hereof, the Indenture Trustee shall apply the standards set forth in Section 9.2(a) hereof. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Pledged Assets and/or the Underlying Mortgage Pool and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) hereof exists, the Indenture Trustee may, but shall not be required to, retain (at the expense of the Issuer, payable from the Collateral), consult with, and rely on an opinion of an Independent investment banking firm of national reputation.
The Indenture Trustee shall deliver to the Noteholders, the Servicer and the Issuer a report prepared by such investment bank or accountant stating the results of any determination required pursuant to Section 5.5(a)(i) hereof as soon as reasonably practicable after making such determination. The Indenture Trustee shall make the determinations required by Section 5.5(a)(i) hereof within 30 days after an Indenture Event of Default and at the request of the Majority Holders of the Controlling Class at any time during which the Indenture Trustee retains the Collateral pursuant to Section 5.5(a)(i) hereof. In the case of each calculation made by the Indenture Trustee pursuant to Section 5.5(a)(i) hereof (which may be made in consultation with an investment bank or accountant), the Indenture Trustee shall obtain (at the expense of the Issuer, payable from the Collateral) a letter of an Independent certified public accountant confirming the accuracy of the computations of the Indenture Trustee and certifying their conformity to the requirements of this Indenture. In determining whether the Holders of the requisite Aggregate Outstanding Amount of any Class of Notes have given any direction or notice or have agreed pursuant to Section 5.5(a) hereof, any Holder of a Note of a Class who is also a Holder of Notes of another Class or any Affiliate of any such Holder shall be counted as a Holder of each such Note for all purposes.

Section 5.6       Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

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Section 5.7       Application of Cash Collected. Any Cash collected by the Indenture Trustee with respect to the Notes pursuant to this Article V and any Cash that may then be held or thereafter received by the Indenture Trustee with respect to the Notes hereunder shall be applied subject to Section 13.1 hereof and in accordance with the provisions of (and subject to the limitations in) Section 11.1 hereof, at the date or dates fixed by the Indenture Trustee.

Section 5.8       Limitation on Suits. No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)      such Holder has previously given to the Indenture Trustee written notice of an Indenture Event of Default;

(b)      except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall have made a written request to the Indenture Trustee to institute Proceedings in respect of such Indenture Event of Default in its own name as Indenture Trustee hereunder;

(c)      such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)      the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e)      no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the Majority Holders of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 hereof and the Priority of Payments.

If the Indenture Trustee shall receive conflicting or inconsistent requests (each with indemnity provisions) from two or more groups of Holders of the Notes of the Controlling Class, each representing less than the Majority Holders of the Controlling Class, the Indenture Trustee shall follow the instructions of the group representing the higher percentage of interest in the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture.

Section 5.9       Unconditional Rights of Noteholders to Receive Principal and Interest. (a) Notwithstanding any other provision in this Indenture (other than Section 2.6(i)) hereof, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal and/or interest on such Note as such principal and/or interest become due and payable in accordance with Section 13.1 hereof and the Priority of Payments and, subject to the provisions of Section 5.8 hereof, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

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(b)      If collections in respect of the Collateral are insufficient to make payments due in respect of the Notes, no other assets will be available for payment of the deficiency following realization of the Collateral and application of the proceeds thereof in accordance with Section 13.1 hereof and the Priority of Payments, and the obligations of the Issuer to pay any deficiency shall thereupon be extinguished and shall not thereafter revive.

Section 5.10   Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such Proceeding had been instituted.

Section 5.11   Rights and Remedies Cumulative.   No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12   Delay or Omission Not Waiver.   No delay or omission of the Indenture Trustee or of any Noteholder to exercise any right or remedy accruing upon any Indenture Event of Default shall impair any such right or remedy or constitute a waiver of any such Indenture Event of Default or an acquiescence therein or a waiver of a subsequent Indenture Event of Default. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.13   Control by Controlling Class. Notwithstanding any other provision of this Indenture (but subject to the proviso in the definition of “Outstanding” in Section 1.1 hereof), the Majority Holders of the Controlling Class shall have the right to direct the Indenture Trustee in the conduct of any proceedings for any remedy available to the Indenture Trustee for exercising any trust, right, remedy or power conferred on the Indenture Trustee; provided that:

(a)      such direction shall not conflict with any rule of law or with this Indenture;

(b)      the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; provided that, subject to Section 6.1 hereof, the Indenture Trustee need not take any action that it determines might involve it in liability (unless the Indenture Trustee has received satisfactory indemnity against such liability as set forth below);

(c)      the Indenture Trustee shall have been provided with indemnity satisfactory to it; and

(d)      any direction to the Indenture Trustee to undertake a Sale of the Collateral or to direct the sale of all or any portion of the Underlying Mortgage Pool shall be made only pursuant to, and in accordance with, Sections 5.4(a) and 5.5 hereof.

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Section 5.14   Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Cash due has been obtained by the Indenture Trustee, as provided in this Article V, the Majority Holders of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default and its consequences (including rescinding the acceleration of the Notes), except a Default:

(a)      in the payment of the principal of any Note or in the payment of interest (including Defaulted Interest Amount and interest on Defaulted Interest Amount) on the Notes; or

(b)      in respect of a covenant or provision hereof that under Section 8.2 hereof cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note affected thereby.

In the case of any such waiver, (i) the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto, and (ii) the Indenture Trustee shall promptly give written notice of any such waiver to each Holder of Notes. The Rating Agencies shall be notified by the Issuer (after the Issuer provides such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website) of any such waiver under this Section 5.14.

Upon any such waiver, such Default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15      Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 hereof shall not apply to any suit instituted by the Indenture Trustee or any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest, as applicable, on any Note or any other amount payable hereunder on or after the Stated Maturity expressed in such Note (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16      Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Section 5.17   Sale of Collateral or Underlying Mortgage Pool. (a) The power to effect or direct any sale, assignment or termination (a “Sale”) of any portion of the Collateral pursuant to Sections 5.4(a) and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Collateral or Underlying Mortgage Pool remaining unsold, but shall continue unimpaired until the entire Collateral or Underlying Mortgage Pool shall have been sold or all amounts secured by the Collateral shall have been paid or discharged. The Indenture Trustee may upon notice to the Noteholders, and shall, upon direction of the Majority Holders of the Controlling Class from time to time postpone or cause the postponement of any Sale by announcement made at the time and place of such Sale; provided that, if the Sale is rescheduled for a date more than ten Business Days after the date of the determination by an investment bank appointed by the Indenture Trustee pursuant to Section 5.5 hereof, such Sale shall not occur unless and until an investment bank has again made the determination required by Section 5.5 hereof. The Indenture Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Indenture Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b)      The Indenture Trustee may bid for and acquire any portion of the Collateral in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Collateral all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Indenture Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Indenture Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)      If any portion of the Collateral consists of securities not registered under the Securities Act (“Unregistered Securities”), the Indenture Trustee shall seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of the Majority Holders of the Controlling Class, seek a no-action position from the United States Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities (the costs of which, in each case, shall be reimbursable to the Indenture Trustee pursuant to Section 6.7 hereof). In no event will the Indenture Trustee be required to register Unregistered Securities under the Securities Act.

(d)      The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney- in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Cash.

Section 5.18   Action on the Notes.   The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Secured Parties shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

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ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1       Certain Duties and Responsibilities.       (a) Except during the continuance of an Indenture Event of Default:

(i)      the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied or permissive covenants, duties or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)      in the absence of manifest error or Bad Faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s Certificate furnished by the Issuer or the Servicer, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Indenture Trustee within 15 days after such notice from the Indenture Trustee, the Indenture Trustee shall so notify the Noteholders.

(b)      In case an Indenture Event of Default known to the Indenture Trustee has occurred and is continuing, the Indenture Trustee shall, prior to the receipt of directions, if any, from the Majority Holders of the Controlling Class (or other Noteholders to the extent provided in Article V hereof), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)      No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)      this subclause (c) shall not be construed to limit the effect of subclause (a) of this Section 6.1 hereof;

(ii)      the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)      the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Directing Holder or the Servicer in accordance with this Indenture and/or the Majority Holders (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof) relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee in respect of any Note, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture;

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(iv)      no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds (except to pay expenses that could reasonably be expected to be incurred in connection with the performance of its normal duties) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to performance of its ordinary services under this Indenture; provided, that nothing contained herein shall relieve the Bank, in its capacity hereunder as Backup Advancing Agent of the obligation, upon the occurrence of a failure by the Advancing Agent to make certain Interest Advances pursuant to the terms of this Agreement; and

(v)      the Indenture Trustee shall not be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Servicer, the Directing Holder and/or the Holders of the Notes under the circumstances in which such direction is required or permitted by the terms of this Indenture.

(vi)      Except as otherwise expressly set forth in this Agreement, knowledge or information acquired by (i) Wells Fargo Bank, National Association in any of its respective capacities hereunder or under any other document related to this transaction shall not be imputed to Wells Fargo Bank, National Association or any Affiliate of Wells Fargo Bank, National Association (including but not limited to Wells Fargo Delaware Trust Company, National Association) in any of its other capacities hereunder or under such other documents, and (ii) any Affiliate of Wells Fargo Bank, National Association (including but not limited to Wells Fargo Delaware Trust Company, National Association) shall not be imputed to Wells Fargo Bank, National Association, in any of its respective capacities hereunder and vice versa.

(d)      For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any failure by any other party to this Agreement to comply with any of its respective obligations under this Agreement or any Default or Indenture Event of Default described in this Indenture unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Indenture Event of Default or such a Default, as the case may be, is received by a Trust Officer at the Corporate Trust Office, and such notice references, as applicable, the Notes generally, the Issuer, the Collateral or this Indenture. For purposes of determining the Indenture Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Indenture Event of Default or such a Default, as the case may be, such reference shall be construed to refer only to such an Indenture Event of Default or such a Default, as the case may be, of which the Indenture Trustee is deemed to have notice as described in this Section 6.1(d) hereof.

(e)      Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Article VI.

(f)      The Indenture Trustee shall, upon reasonable prior written notice to the Indenture Trustee, permit the Issuer, the Majority Holders of the Controlling Class (or a representative thereof) or the Rating Agencies, during the Indenture Trustee’s normal business hours at its Corporate Trust Office, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Indenture Trustee by such Person) and to discuss the Indenture Trustee’s actions, as such actions relate to the Indenture Trustee’s duties with respect to the Notes, with the Indenture Trustee’s Officers and employees responsible for carrying out the Indenture Trustee’s duties with respect to the Notes.

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Section 6.2      Notice of Indenture Event of Default.

Promptly (and in no event later than two Business Days) after the occurrence of any Indenture Event of Default known to the Indenture Trustee or after any declaration of acceleration has been made or delivered to the Indenture Trustee pursuant to Section 5.2 hereof, the Indenture Trustee shall transmit by mail to the Rating Agencies (for so long as any Class of Notes is Outstanding) (after providing such information to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website) and to all Holders of Notes, as their names and addresses appear on the Note Register, notice of all Indenture Events of Default hereunder known to the Indenture Trustee, unless such Indenture Event of Default shall have been cured or waived.

Section 6.3       Certain Rights of Indenture Trustee. Except as otherwise provided in Sections 6.1, 8.1 and 8.2 hereof:

(a)      the Indenture Trustee may request, may conclusively rely upon (absent manifest error) and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, approval or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)      any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)      whenever in the administration of this Indenture the Indenture Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of manifest error or Bad Faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Indenture Trustee may, in the absence of manifest error or Bad Faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)      as a condition to the taking or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel and the written or verbal advice of such counsel or any Opinion of Counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Indenture Trustee of a supplemental indenture pursuant to Section 8.3) shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(e)      subject to its rights as Backup Advancing Agent, the Indenture Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be reasonably incurred by it in compliance with such request or direction;

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(f)      the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper documents, but the Indenture Trustee, in its discretion, may and, upon the written direction of the Majority Holders of the Controlling Class (or a representative thereof) or the Rating Agencies shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Indenture Trustee shall be entitled, on reasonable prior notice to the Issuer, to examine the books and records of the Issuer relating to the Notes and the Collateral, as applicable, at the premises of the Issuer, personally or by agent or attorney during the Issuer’s normal business hours; provided that the Indenture Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law, by any regulatory authority or by the documents delivered pursuant to or in connection with this Indenture and the Notes and (ii) to the extent that the Indenture Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)      the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder (except with respect to its duty to make any Interest Advance under the circumstances specified in Section 10.12) either directly or by or through agents or attorneys;

(h)      in the absence of Bad Faith, the Indenture Trustee shall not be liable for any action it takes, suffers or omits to take that it reasonably believes to be authorized or within the discretion of its rights or powers hereunder;

(i)      the Indenture Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, the Transfer Agent (other than the Indenture Trustee itself acting in that capacity), Clearstream, Euroclear, any Calculation Agent (other than the Indenture Trustee itself acting in that capacity) or the Paying Agent (other than the Indenture Trustee itself acting in that capacity);

(j)      the Indenture Trustee shall not be liable for the actions or omissions of the Servicer, the Directing Holder, the Operating Advisor or any other party to this Agreement; and without limiting the foregoing, the Indenture Trustee shall not (except to the extent, if at all, otherwise expressly stated in this Indenture) be under any obligation to monitor, evaluate or verify compliance by the Servicer or Operating Advisor with the terms hereof or the Servicing Agreement, or to verify or independently determine the accuracy of information received by it from the Servicer or Operating Advisor (or from any selling institution, agent bank, trustee or similar source) with respect to the Mortgage Loans;

(k)      to the extent any defined term hereunder, or any calculation required to be made or determined by the Indenture Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States in effect from time to time (GAAP), the Indenture Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed by the Issuer as to the application of GAAP in such connection, in any instance;

(l)      the Indenture Trustee shall not be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Servicer and/or the Holders of the Notes under the circumstances in which such direction is required or permitted by the terms of this Indenture;

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(m)       the Indenture Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (including acts of God, strikes, lockouts, riots, acts of war or (to the extent beyond the Indenture Trustee’s control) loss or malfunctions of utilities, computer (hardware or software) or communications services);

(n)      to the fullest extent permitted by law and notwithstanding anything in this Indenture to the contrary, in no event shall the Indenture Trustee be personally liable for special, indirect, punitive or consequential loss or damage (including, without limitation, lost profits) even if the Indenture Trustee has been advised of the likelihood of such damages and regardless of the form of action;

(o)      the Indenture Trustee is hereby authorized and directed to execute and deliver the Future Funding Agreement and the Future Funding Account Control Agreement;

(p)      the Indenture Trustee shall not be under any obligation to take any action in the performance of its duties hereunder that would be in violation of applicable law;

(q)      to the extent the Indenture Trustee determines that any substantial ambiguity exists in the interpretation of any definition, provision or term contained in this Agreement pertaining to the performance of its duties hereunder, or to the extent more than one methodology can be used to make any of the determinations or calculations to be performed by the Indenture Trustee hereunder, the Indenture Trustee may request written direction from the Issuer as to the interpretation or methodology it should adopt with respect thereto. The Issuer shall promptly provide such written direction, and the Indenture Trustee shall be entitled conclusively to rely upon (absent manifest error), and shall be protected and held harmless in acting upon, such written direction; and

(r)      any reference in this Agreement to the Indenture Trustee “discovering”, “learning of”, or “being aware of” any matter or event (or wording of similar effect) shall be deemed to be a reference to a Trust Officer of the Indenture Trustee having actual knowledge of, or having received written notice of, such matter or event.

Section 6.4       Not Responsible for Recitals or Issuance of Notes.   The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Indenture Trustee’s obligations hereunder), the Trust Agreement, the Collateral or the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Cash paid to the Issuer pursuant to the provisions hereof. Additionally, the Indenture Trustee shall not at any time have any responsibility or liability for or with respect to (i) the legality, validity, enforceability of any Note, any collateral document or the Collateral or (ii) the perfection or priority of any Note.

Section 6.5       May Hold Notes. The Indenture Trustee, the Paying Agent, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, may otherwise deal with the Issuer or any of its Affiliates, with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

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Section 6.6       Cash Held in Trust. Cash held by the Indenture Trustee hereunder shall be held in trust to the extent required herein. The Indenture Trustee shall be under no liability for interest on any Cash received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Indenture Trustee in its commercial capacity and income or other gain actually received by the Indenture Trustee on Eligible Investments.

Section 6.7      Compensation and Reimbursement. (a) The Issuer agrees:

(i)      to pay the Indenture Trustee on each Payment Date the compensation specified herein for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)      except as otherwise expressly provided herein, to reimburse the Indenture Trustee (subject to any written agreement between the Issuer and the Indenture Trustee) in a timely manner upon its request for all reasonable expenses and disbursements and advances (except as otherwise provided herein with respect to Interest Advances) incurred or made by the Indenture Trustee in accordance with any provision of this Indenture or in the enforcement of any provision hereof and expenses related to the maintenance and administration of the Collateral (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Indenture Trustee pursuant to Section 5.4, 5.5 or 6.3 hereof, except any such expense or disbursement as may be attributable to its negligence, willful misconduct or Bad Faith but only to the extent any such securities transaction charges have not been waived during a Due Period due to the Indenture Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments);

(iii)      to indemnify Wells Fargo Bank, National Association, in both its individual capacity and its capacity as the Indenture Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any claim, loss, liability, damage or expense (including, without limitation, any legal fees or expenses or litigation, and of investigation, counsel fees, judgments and amounts paid in settlement), incurred or expended without negligence, willful misconduct or Bad Faith on their part, in connection with (A) investigating, preparing for, defending itself or themselves against or prosecuting for itself or themselves (including in connection with obtaining the enforcement of the Issuer’s indemnification obligations) or for the sake of the Trust any legal proceeding, whether pending or threatened, that is related directly or indirectly in any way to the Trust, the Transaction Documents, the Mortgage Loans, the Intermediate Trust Certificate or other assets of the Trust, or the Notes (including without limitation the initial offering, any secondary trading and any transfer and exchange of the Notes), (B) the acceptance or administration of the trusts created hereunder or under any other Transaction Document, and (C) the performance of any and all of its or their duties and responsibilities and the exercise or lack of exercise of any and all of its or their powers, rights or privileges hereunder or under any other Transaction Document, including without limitation (1) complying with any new or updated law or regulation in any way related to or affecting the transaction contemplated by the Transaction Documents or any party to the Transaction Documents, and (2) addressing any bankruptcy in any way related to or affecting the Transaction

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contemplated by the Transaction Documents or any party to the Transaction Documents, including, as applicable, all costs incurred in connection with the use of default specialists within or outside Wells Fargo Bank, National Association (in the case of Wells Fargo Bank, National Association personnel, such costs to be calculated using standard market rates) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(iv)      to pay the Indenture Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

(b)      The rights and indemnities afforded to Wells Fargo Bank, National Association, in both its individual capacity and its capacity as Indenture Trustee under this Agreement, including without limitation this Section 6.7, shall apply, mutatis mutandis, to the Intermediate Trust Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodian, Backup Advancing Agent and Note Registrar under this Agreement and each Transaction Document. The indemnification obligations set forth in this Section shall survive the discharge or assignment of this Agreement and the termination or resignation of the Indenture Trustee.

(c)      The Issuer may remit payment for such fees and expenses to the Indenture Trustee or, in the absence thereof, the Indenture Trustee may from time to time deduct payment of its fees and expenses hereunder from Cash credited to the Note Payment Account pursuant to Section 11.1 hereof.

(d)      The Indenture Trustee hereby agrees not to cause or join in the filing of a petition in bankruptcy against the Issuer or any Permitted Subsidiary until at least one year and one day, or if longer the applicable preference period (plus one day) then in effect, after the payment in full of all Notes issued under this Indenture. This provision shall survive termination of this Agreement. To the extent that the entity acting as Indenture Trustee is acting as Note Registrar, Calculation Agent, Paying Agent, Transfer Agent, Backup Advancing Agent, Rule 17g-5 Information Provider, Authenticating Agent, Securities Intermediary or Custodian, the rights, privileges, immunities and indemnities set forth in this Article VI shall also apply to it acting in each such capacity.

(e)      The Indenture Trustee agrees that the payment of all amounts to which it is entitled pursuant to sub-sections (a)(i), (a)(ii), (a)(iii) and (a)(iv) of this Section 6.7 shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Collateral and following realization of the Collateral, any such claims of the Indenture Trustee against the Issuer, and all obligations of the Issuer, shall be extinguished. The Indenture Trustee shall have a lien upon the Collateral to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Indenture Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture for the benefit of the Noteholders.

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(f)      The Indenture Trustee shall receive amounts pursuant to this Section 6.7 and Sections 11.1(a)(i), 11.1(a)(ii) and 11.1(a)(iii) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Indenture Trustee will not, by itself, constitute an Indenture Event of Default. Subject to Section 6.9, the Indenture Trustee shall continue to serve as Indenture Trustee under this Indenture notwithstanding the fact that the Indenture Trustee shall not have received amounts due to it hereunder. No direction by the Majority Holders of the Controlling Class shall affect the right of the Indenture Trustee to collect amounts owed to it under this Indenture.

If on any Payment Date when any amount shall be payable to the Indenture Trustee pursuant to this Indenture such amount is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which a fee shall be payable and sufficient funds are available therefor in accordance with the Priority of Payments.

Section 6.8       Corporate Indenture Trustee Required; Eligibility. There shall at all times be an Indenture Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or State authority, having a rating on its unsecured long-term debt of at least (i) “AA (low)” by DBRS (or “A (high)” by DBRS if such Person has a short-term debt rating of at least “R-1 (middle)” from DBRS) and (ii) “Baa1” by Moody’s (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation) and having an office within the United States.   If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, including in its capacity as Backup Advancing Agent, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9       Resignation and Removal; Appointment of Successor.      (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VI hereof shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.10 hereof.

(b)      Subject to Section 6.9(a), the Indenture Trustee may resign at any time by giving 30 days’ advance written notice thereof to the Issuer, the Noteholders, the Servicer and the Rating Agencies (after providing such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website).

(c)      Subject to Section 6.9(a) hereof, the Indenture Trustee may be removed at any time (i) on 30 days’ advance written notice by Act of Noteholders of at least 66⅔% of the Aggregate Outstanding Amount of each Class of Principal Balance Notes or (ii) on 10 days’ advance written notice when an Indenture Event of Default shall have occurred and be continuing by Act of Noteholders of at least 66⅔% of the Aggregate Outstanding Amount of Notes of the Controlling Class, in each case delivered to the Indenture Trustee and to the Issuer.

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(d)      If at any time:

(i)      the Indenture Trustee shall cease to be eligible under Section 6.8 hereof and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)      the Indenture Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iii)      the Indenture Trustee shall commence a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or shall make any assignment for the benefit of its creditors or shall fail generally to pay, or shall admit in writing its inability to pay, its debts as such debts become due or shall take any corporate action in furtherance of any of the foregoing, then, in any such case (subject to Section 6.10(a) hereof), (A) the Issuer, by Issuer Order, may remove the Indenture Trustee or (B) subject to Section 5.15 hereof, the Indenture Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e)      If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any reason, the Issuer, by Issuer Order, shall promptly appoint a successor Indenture Trustee in accordance with Section 6.10; provided that such successor Indenture Trustee shall be appointed only upon the written consent of the Majority Holders of each Class or, at any time when an Indenture Event of Default shall have occurred and be continuing, by the Majority Holders of the Controlling Class. If the Issuer shall fail to appoint a successor Indenture Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Indenture Trustee may be appointed by Act of the Majority Holders of the Controlling Class delivered to the Issuer and the retiring Indenture Trustee. The successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede any successor Indenture Trustee proposed by the Issuer.   If no successor Indenture Trustee shall have been so appointed by the Issuer or such Holders and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15 hereof, any Holder or the resigning or removed Indenture Trustee may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee, and all fees, costs and expenses (including without limitation attorneys’ fees) incurred in connection with such petition shall be paid by the Issuer.

(f)      The Issuer shall give prompt notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies (after providing such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website), the Servicer and the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be given at the expense of the Issuer.

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If the Indenture Trustee shall resign or be removed, the Indenture Trustee shall also resign or be removed as Paying Agent, Calculation Agent, Note Registrar and any other capacity in which the Indenture Trustee is then acting pursuant to this Indenture and the Account Control Agreement.

Section 6.10   Acceptance of Appointment by Successor.       Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Indenture Trustee (with copies to each Holder of Notes) an instrument accepting such appointment. Upon delivery of the required instrument (subject to the next following paragraph), the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any other act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Indenture Trustee, but, on request of the Issuer or the Majority Holders of any Class or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, fees, indemnities and expenses then unpaid, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and Cash held by such retiring Indenture Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(e) hereof. Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article VI and (a) such successor shall have the ratings specified under Section 6.8 hereof, or (b) the Rating Agency Condition with respect to each Rating Agency has been satisfied.

Section 6.11   Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee. Any entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder; provided such entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 6.12   Co-Indenture Trustees and Separate Indenture Trustee. At any time or times, including for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuer and the Indenture Trustee shall have power to appoint one or more Persons to act (at the expense of the Issuer) as co-trustee, jointly with the Indenture Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes as such Holders may have the right to do, subject to the other provisions of this Section 6.12 hereof.

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The Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Indenture Trustee shall have power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer, as the case may be. The Issuer agrees to pay (but only from and to the extent of the Collateral) to the extent funds are available therefor under subclauses (3) and (15) of Section 11.1(a)(i) for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)      the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee;

(b)      the rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee jointly, in the case of the appointment of a co-trustee, as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(c)      the Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12 hereof, and in case an Indenture Event of Default has occurred and is continuing, the Indenture Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer.  A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12 hereof;

(d)      no co-trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee or any other co-trustee hereunder;

(e)      any Act of Noteholders delivered to the Indenture Trustee shall be deemed to have been delivered to each co-trustee;

(f)      any co-trustee shall make the representations set forth in Section 6.14 hereof; and

(g)      each co-trustee or separate trustee is not an agent of the Indenture Trustee.

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Section 6.13   Certain Duties Related to Delayed Payment of Proceeds.   In the event that in any month the Indenture Trustee shall not have received a scheduled payment in Cash of principal and/or interest and/or fees or other scheduled payment due on such Due Date with respect to a Pledged Asset that is not being serviced by the Servicer or the Special Servicer pursuant to the terms of the Servicing Agreement (in each case, to the extent it has actual knowledge of the expected timing of receipt of such payment), (a) the Indenture Trustee shall promptly notify the Issuer and the Trust Administrator in writing and (b) unless within three (3) Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Indenture Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.1(a)), shall have made provision for such payment satisfactory to the Indenture Trustee in accordance with Section 10.1(a), the Indenture Trustee shall request the obligor of such Pledged Asset, the trustee under the related Loan Document or any paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three (3) Business Days after the date of such request. In the event that such payment is not made within such time period, the Indenture Trustee, subject to the provisions of Section 6.1(c)(iv), shall take such action as the Trust Administrator reasonably shall direct in writing. Any such action shall be without prejudice to any right to claim an Indenture Event of Default under this Indenture. In the event that the Issuer, the Servicer or the Special Servicer, as applicable, requests a release of a Pledged Asset in connection with any such action under the Servicing Agreement, such release shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Indenture Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Asset received after the Due Date thereof to the extent the Issuer previously made provision for such payment satisfactory to the Indenture Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Collateral.

Section 6.14   Representations and Warranties of the Bank. The Bank represents and warrants that:

(a)      the Bank is a national banking association with trust powers, duly and validly existing under the laws of the United States, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as trustee under this Indenture;

(b)      this Indenture has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c)      neither the execution or delivery by the Bank of this Indenture nor the performance by the Bank of its obligations under this Indenture requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States governing the banking or trust powers of the Bank;

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(d)      neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, (ii) will violate the provisions of the governing documents of the Bank or (iii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound, the violation of which would have a material adverse effect on the Bank or its property; and

(e)      there are no proceedings pending or, to the best knowledge of the Bank, threatened against the Bank before any federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Pledged Assets or the performance by the Bank of its obligations under this Indenture.

Section 6.15   Requests for Consents.   In the event that the Indenture Trustee receives written notice of any proposed amendment, consent or waiver under the Loan Documents of any Mortgage Loan (before or after any default) or in the event any action is required to be taken in respect to a Loan Document, the Indenture Trustee shall promptly contact the Issuer and the Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer). The Indenture Trustee agrees to cooperate with the Servicer or the Special Servicer, as the case may be, by either executing and delivering to the Servicer or the Special Servicer, as the case may be, from time to time (x) powers of attorney evidencing the authority and power under this Agreement or the Servicing Agreement of the Servicer or the Special Servicer, as the case may be, to give consent, grant a waiver, vote or exercise any rights or remedies with respect to any such Mortgage Loan or (y) such documents or instruments deemed necessary or appropriate by the Servicer or the Special Servicer, as the case may be, to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing or special servicing obligations in accordance with the Servicing Agreement. In the absence of any instruction from the Servicer or the Special Servicer, as applicable, the Indenture Trustee shall not engage in any vote or take any action with respect to such a Mortgage Loan.

Section 6.16   Representative for Noteholders Only; Agent for Other Secured Parties. With respect to the security interests created hereunder, the pledge of any portion of the Collateral to the Indenture Trustee is to the Indenture Trustee as representative of the Noteholders and agent for other Secured Parties. In furtherance of the foregoing, the possession by the Indenture Trustee of any portion of the Collateral and the endorsement to or registration in the name of the Indenture Trustee of any portion of the Collateral (including without limitation as Entitlement Holder of the Custodial Account) are all undertaken by the Indenture Trustee in its capacity as representative of the Noteholders and as collateral agent for the other Secured Parties. The Indenture Trustee shall not by reason of this Indenture be deemed to be acting as fiduciary for the Servicer; provided that the foregoing shall not limit any of the express obligations of the Indenture Trustee under this Indenture.

Section 6.17   Withholding. (a) If any withholding tax is imposed on the Issuer’s payment under the Notes to any Noteholder, such tax shall reduce the amount of such payment otherwise distributable to such Noteholder. The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Noteholder sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Indenture

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Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Noteholder shall be treated as Cash distributed to such Noteholder at the time it is withheld by the Indenture Trustee and remitted to the appropriate taxing authority. The Indenture Trustee shall determine in its sole discretion whether to withhold tax with respect to a distribution in accordance with this Section 6.17 hereof and Section 2.6 hereof. If any Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred. Failure of a Holder of a Note to provide the Indenture Trustee or the Paying Agent and the Issuer with appropriate tax certificates will result in amounts being withheld from the payment to such Holders. Nothing herein shall impose an obligation on the part of the Indenture Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Mortgage Loans. Amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer as provided in Section 7.1 hereof. In the event that tax must be withheld or deducted from payments of principal or interest, neither the Issuer nor the Indenture Trustee shall be obliged to make any additional payments to the Holders of any Notes on account of such withholding or deduction.

(b)      As of the Closing Date (i) each of the Issuer and the Intermediate Trust will be treated as an Issuer Parent Disregarded Entity of RAIT Financial Trust for U.S. federal income tax purposes, and (ii) each of the Accounts (including income, if any, earned on the investment of funds in such Accounts) for U.S. federal income tax reporting and withholding purposes will be owned by RAIT Financial Trust (the “Account Owner”). RAIT Financial Trust agrees to notify Wells Fargo Bank, National Association (“Wells Fargo”) in writing promptly following any change in the status of the Issuer as a Qualified REIT Subsidiary for U.S. federal income tax purposes and to provide updated tax documentation reflecting such change, as more fully described in this paragraph. The Account Owner shall provide Wells Fargo in its capacity as Paying Agent with (i) an IRS Form W-9 or appropriate IRS Form W-8 by the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of Wells Fargo as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes to the Account Owner and (b) to permit Wells Fargo to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Account Owner. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect (including without limitation in connection with the transfer of any beneficial ownership interest in the Issuer), the Account Owner shall timely provide to Wells Fargo in its capacity as Paying Agent accurately updated and complete versions of such IRS forms or other documentation. Wells Fargo, both in its individual capacity and in its capacity as Paying Agent, shall have no liability to the Account Owner or any other person in connection with any tax withholding for amounts paid or withheld from the Accounts pursuant to applicable law arising from the Account Owner’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph.
Section 6.18   USA Patriot Act.       The parties hereto acknowledge that in accordance with requirements established under the USA PATRIOT Act, the Indenture Trustee, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information in its possession as the Indenture Trustee may request from time to time in order to comply with any applicable requirements of the USA PATRIOT Act.

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ARTICLE VII

COVENANTS

Section 7.1      Payment of Principal and Interest.       The Issuer will duly and punctually pay all principal and interest (including the Class C Deferred Interest Amount, Class D Deferred Interest Amount, Class E Deferred Interest Amount, Class F Deferred Interest Amount, Class G Deferred Interest Amount, any Defaulted Interest Amount and interest thereon, if any) in accordance with the terms of the Notes and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of principal and/or interest shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture. The Indenture Trustee hereby gives notice to each Noteholder that the failure of such Noteholder to provide the Indenture Trustee with appropriate tax certifications may result in amounts being withheld under the Code or other applicable law from payments to such Noteholder under this Indenture; provided that amounts withheld under the Code or other applicable law shall be considered as having been paid by the Issuer as provided above.

Section 7.2       Maintenance of Office or Agency. The Issuer hereby appoints the Indenture Trustee as Paying Agent for the payment of principal of and interest on the Notes. Notes may be surrendered for registration of transfer or exchange at the Corporate Trust Office of the Indenture Trustee.

The Issuer hereby appoints Wells Fargo Delaware Trust Company, N.A., with an address at 919 N. Market Street, Suite 1600, Wilmington, Delaware 19801, as the Issuer’s agent where notices and demands to or upon the Issuer in respect of the Notes or this Indenture may be served.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (A) the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and (B) no Paying Agent shall be appointed in a jurisdiction which would subject payments on the Notes to withholding tax as a result of the Paying Agent being located therein. The Issuer shall give prompt written notice to the Indenture Trustee, the Rating Agencies (after providing such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website) and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York or shall fail to furnish the Indenture Trustee with the address thereof, presentations and surrenders may be made at and notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the Paying Agent at its office (and the Issuer hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands).

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Section 7.3       Cash for Payments to be Held in Trust. All payments of amounts due and payable with respect to any Notes and the Trust Certificate that are to be made from amounts withdrawn from the Note Payment Account shall be made on behalf of the Issuer by the Indenture Trustee or the Paying Agent (in each case, from and to the extent of available funds in the Note Payment Account and subject to the Priority of Payments) with respect to payments on the Notes.

Whenever the Paying Agent is not also the Note Registrar, the Issuer shall furnish, or cause the Note Registrar to furnish (at the expense of the Issuer, payable from the Collateral), no later than the fifth calendar day after each Record Date a list, if necessary, in such form as the Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Paying Agent is not also the Indenture Trustee, the Issuer and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Indenture Trustee to deposit on such Payment Date or Redemption Date, as the case may be, with the Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Note Payment Account, the Interest Collection Account or the Principal Collection Account, as the case may be), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) the Issuer shall promptly notify the Indenture Trustee of its action or failure so to act. Any Cash deposited with a Paying Agent (other than the Indenture Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by the Paying Agent to the Indenture Trustee for application in accordance with Article XI. The Paying Agent shall be deemed to agree by assuming such role not to cause the filing of a petition in bankruptcy against the Issuer or any Permitted Subsidiary for the non-payment to the Paying Agent of any amounts payable thereto until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture.

The initial Paying Agent shall be as set forth in Section 7.2 hereof. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee; provided that so long as any Class of Notes is rated by the Rating Agencies and with respect to any additional or successor Paying Agent for the Notes, either (i) the Paying Agent for the Notes has a rating of (a) not less than “A” by DBRS and (b) not less than “P-1/Aa3” by Moody’s, or shall be otherwise acceptable to DBRS and Moody’s, or (ii) the Rating Agency Condition with respect to each Rating Agency and to the appointment of the Paying Agent shall have been satisfied. In the event that (i) such successor Paying Agent ceases to have a rating of at least (a) “A” by DBRS and (b) “P-1/Aa3” by Moody’s or be otherwise acceptable to DBRS and Moody’s or (ii) the Rating Agency Condition with respect to each Rating Agency and to the appointment of the Paying Agent shall not have been satisfied, the Issuer shall promptly remove the Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint the Paying Agent (other than an initial Paying Agent) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by Federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which the Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3 hereof, that the Paying Agent will:

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(a)      allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the instructions set forth in the applicable Monthly Report or Redemption Date Statement or as otherwise provided herein, in each case to the extent permitted by applicable law;

(b)      hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)      if the Paying Agent is not the Indenture Trustee, immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)      if the Paying Agent is not the Indenture Trustee, immediately give the Indenture Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)      if the Paying Agent is not the Indenture Trustee at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by the Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or the Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Indenture Trustee, the Paying Agent shall be released from all further liability with respect to such Cash.

Except as otherwise required by applicable law with respect to the escheatment of funds, any Cash deposited with the Indenture Trustee or the Paying Agent in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Indenture Trustee or the Paying Agent with respect to such trust Cash (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease. The Indenture Trustee or the Paying Agent, before being required to make any such release of payment, may, at the request of the Issuer, adopt and employ, at the expense of the Issuer, any reasonable means of notification of such release of payment, including mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Cash due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.

Section 7.4       Existence of Issuer; Compliance with Laws.       (a) So long as any Note is outstanding, the Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a statutory trust organized under the laws of the State of Delaware and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this

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Indenture, the Notes and each instrument or agreement included in the Collateral; provided that the Issuer shall be entitled to change its jurisdiction of registration from Delaware to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes or the Holder of the Trust Certificate, (ii) written notice of such change shall have been given by the Indenture Trustee to the Holders of the Notes or Holder of the Trust Certificate and, after providing such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website, the Rating Agencies, 15 Business Days prior to such change, (iii) on or prior to the 15th Business Day following such notice the Indenture Trustee shall not have received written notice from the Majority Holders of the Senior Notes or the Directing Holder objecting to such change, and (iv) the Issuer prepares, creates and delivers any documents necessary to maintain the perfection of a first priority security interest under this Indenture.

(b)      So long as any Note is outstanding, the Issuer shall ensure that all statutory trust formalities regarding its existence are followed (including, but not limited to, holding all regular and special board meetings appropriate to authorize all statutory trust action, keeping separate and accurate minutes of its meetings and/or passing all resolutions or consents necessary to authorize actions taken or to be taken and maintaining accurate and separate books, records and accounts) and shall ensure that it is at all times in compliance with Section 4.01 of the Trust Agreement. So long as any Note is outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. So long as any Note is outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder. Without limiting the foregoing, so long as any Note is outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) hold itself out and identify itself as a separate and distinct entity under its own name and (ii) the Issuer shall not (A) have any subsidiaries (other than the Intermediate Trust or a Permitted Subsidiary), (B) have any employees (other than its directors), (C) pay dividends other than in accordance with the terms of this Indenture and the Trust Agreement, (D) conduct business under an assumed name (i.e., no “DBAs”), (E) commingle its funds or assets with those of any other Person, or (F) enter into any contract or agreement with any of its Affiliates (other than the Transaction Documents or those contemplated by this Agreement), except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions.

(c)      So long as any Note is outstanding, the Issuer shall, to the maximum extent permitted by applicable law, cause the Intermediate Trust to maintain in full force and effect its existence and rights as a common law trust formed under the laws of the State of New York and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of the Intermediate Trust Agreement and the Intermediate Trust Certificate.

Section 7.5       Protection of Collateral.   (a) The Issuer (or, with respect to continuation statements, the Indenture Trustee on behalf of the Issuer) shall file any financing statements and any continuation statements, provided that the Issuer shall from time to time at the request of any Secured Party execute and deliver all such supplements and amendments hereto and upon receipt of an Opinion of Counsel, execute all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

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(i)      Grant more effectively all or any portion of the Collateral;

(ii)      maintain, preserve and perfect the lien (and the first priority nature thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii)      perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)      enforce any of the Pledged Assets or other instruments or property included in the Collateral;

(v)      preserve and defend title to the Collateral and the rights therein of the Indenture Trustee and the Holders of the Notes against the claims of all persons and parties; and

(vi)      pursuant to Section 11.1(a) hereof, pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral. The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute, if required, and/or file, at the Issuer’s expense, any continuation statement or other instrument delivered to it pursuant to this Section 7.5 hereof, and the Indenture Trustee, as agent of the Issuer, agrees to file such continuation statements as are necessary to maintain perfection of the Collateral perfected by the filing of Financing Statements; provided that such appointment shall not impose upon the Indenture Trustee, or release or diminish or transfer the Issuer’s obligation under this Section 7.5 hereof, provided further, that the Issuer retains ultimate responsibility to maintain the perfection of the Collateral perfected by the filing of Financing Statements. Notwithstanding the foregoing sentence, the Indenture Trustee shall have no duty to ascertain the correctness of the information contained on any continuation statements provided by the Issuer to the Indenture Trustee for filing under this Section 7.5 (absent such provided continuation statement appearing deficient on its face). The Indenture Trustee agrees that it will from time to time, at the direction of any Secured Party, execute and cause to be filed, at the expense of the Issuer, payable from the Collateral, continuation statements. The Indenture Trustee shall be entitled to rely on an Opinion of Counsel as to the need to file any financing statements and continuation statements, the dates by which such filings are required to be made and the jurisdiction in which such filings are required to be made. The Issuer shall otherwise cause the perfection and priority of the security interest in the Collateral and the maintenance of such security interest at all times. Notwithstanding anything to the contrary herein, the right of a Secured Party to provide direction to the Indenture Trustee shall not impose upon the Indenture Trustee as Secured Party, any obligation to provide any such direction. The Issuer hereby (i) authorizes the Indenture Trustee at any time and from time to time to file continuation statements and amendments thereto that describe the Collateral as “all assets of the Issuer,” “all assets of the Issuer other than Excepted Property” or words of similar effect (regardless of whether any particular asset described in such financing statements falls within the Granting Clauses of this Indenture) and that contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any continuation statement or amendment, including whether the Issuer is an organization, the type of organization and any organization identification number issued to the Issuer, and (ii) ratifies such authorization to the extent that the Indenture Trustee has filed any such continuation statements, or amendments thereto prior to the date hereof. The Issuer shall

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otherwise cause the perfection and priority of the security interest in the Collateral and the maintenance of such security interest at all times. Notwithstanding anything to the contrary herein, the right of a Secured Party to provide direction to the Indenture Trustee shall not impose upon the Indenture Trustee as Secured Party, any obligation to provide any such direction. The Issuer agrees that a carbon, photographic, photostatic or other reproduction of a Financing Statement is sufficient as a Financing Statement.

(b)      The   Indenture   Trustee   shall   not   (i) except   in   accordance   with Section 10.8(a), (b) or (c) hereof, as applicable, or in connection with a payment of Cash expressly permitted by this Indenture (including Section 11.1 hereof), remove any portion of the Collateral that consists of Cash or is evidenced by an Instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6 hereof) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) organized in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)      The Issuer shall (1) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer or the Intermediate Trust of any Pledged Assets that secure the Notes or any Mortgage Loan held as an asset of the Intermediate Trust and (2) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered a United States Internal Revenue Service Form W-9 or successor applicable form, to each issuer, counterparty or paying agent with respect to (as applicable) an item included in the Pledged Assets at the time such item included in the Pledged Assets is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

(d)      The Issuer shall enforce all of its material rights and remedies under the Transaction Documents. The Issuer shall not enter into any agreement amending, modifying or terminating the Account Control Agreement without (i) 10 days’ prior notice to the Rating Agencies (after providing such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website), (ii) 10 days’ prior notice thereof to the Indenture Trustee, which notice shall specify the action proposed to be taken by the Issuer (and the Indenture Trustee shall promptly deliver a copy of such notice to each Noteholder, except in the case of amendments and modifications of the type and nature described in Section 8.1 hereof) and (iii) satisfaction of the Rating Agency Condition with respect to each Rating Agency and with respect to such amendment, modification or termination being satisfied.

(e)      Without at least 30 days’ prior written notice to the Indenture Trustee and the Servicer, the Issuer shall not change its name, or the name under which it does business, from the name shown on the signature pages hereto or re-incorporate, re-form or re-organize itself under the law of a different jurisdiction.

(f)      So long as any Note is outstanding, the Issuer shall comply with all laws, ordinances, rules and regulations of all federal, state and local authorities now in force or that may be enacted hereafter applicable to the Issuer.

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Section 7.6       Opinions as to Collateral.       (a) Within the six-month period preceding the fifth anniversary of the Closing Date (and every five years thereafter) (for so long as any Notes remain Outstanding), the Issuer shall furnish or cause to be furnished to the Indenture Trustee and, after providing such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website, the Rating Agencies, an Opinion of Counsel stating that, in the opinion of such counsel, as of the date of such opinion, the security interest created by this Indenture with respect to the Collateral remains a valid and perfected security interest and describing the manner in which such security interest shall remain perfected.

Section 7.7       Performance of Obligations.   (a) The Issuer shall not take any action, and will use its best effort not to permit any action to be taken by others, that would release any Person from any such Person’s covenants or obligations under any instrument included in the Mortgage Loans, except in the case of enforcement action taken with respect to any Defaulted Mortgage Loan in accordance with the provisions hereof and actions by the Servicer or Special Servicer in accordance with the Servicing Agreement and not prohibited by this Indenture or as otherwise required hereby.

(b)      The Issuer may, with the prior written consent of the Majority Holders of the Controlling Class (except for agreements entered into as of the Closing Date, which shall not require such prior consent) contract with other Persons, including the Servicer, the Special Servicer and the Bank, for the performance of actions and obligations to be performed by the Issuer hereunder by such Persons. Notwithstanding any such arrangement, the Issuer, as the case may be, shall remain liable for all such actions and obligations. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer, as the case may be, will punctually perform, and use its commercially reasonable efforts to cause such other Person to perform, all of their obligations and agreements contained in any related agreement.

(c)      The Issuer and the Intermediate Trust shall treat all acquisitions of Mortgage Loans as a “purchase” for tax, accounting and reporting purposes.

Section 7.8      Negative Covenants. (a) Each of the Issuer and the Intermediate Trust shall not:

(i)      operate so as to be subject to U.S. federal income taxes on its net income;

(ii)      claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal, interest or any other amount payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii)      (A) incur or assume or guarantee any indebtedness, other than the Notes and as expressly permitted in this Indenture and the transactions contemplated hereby; (B) issue any additional class of notes; or (C) issue any additional shares or certificates other than the Trust Certificate;

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(iv)      (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture, the Notes or the Servicing Agreement, except as may be expressly permitted hereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof; or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral, except (with respect to each of subclauses (A), (B) and (C) above) as expressly permitted by this Indenture and the Servicing Agreement;

(v)      amend the Servicing Agreement, except pursuant to the terms thereof;

(vi)      dissolve or liquidate in whole or in part, except as permitted under Section 7.10 hereof;

(vii)      except for any agreements involving the purchase and sale of Mortgage Loans or REO Properties having customary purchase or sale terms or which are documented using customary loan trading documentation, enter into or be a party to any agreements that provide for a future financial obligation on the part of the Issuer unless such agreements contain “non-petition” and “limited recourse” provisions with respect to the Issuer;

(viii)      amend its organizational documents except pursuant to the terms thereof;

(ix)      without satisfaction of the Rating Agency Condition with respect to any Rating Agency, amend or waive the “non-petition” or “limited recourse” provisions of this Indenture, the Notes, the Account Control Agreement, the Servicing Agreement, the Trust Agreement, the Trust Administration Agreement, the Trust Certificate (and any Agreement relating thereto), the Servicing Agreement or any other material agreement to which the Issuer is a party; or

(x)      fail to comply with the provisions of Section 4.01 of the Trust Agreement or Section 2.06 of the Intermediate Trust Agreement, as applicable.

(b)      Neither the Issuer nor the Indenture Trustee shall (or shall cause the Intermediate Trust to) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or encumber (or permit such to occur or suffer such to exist with respect to), any part of the Collateral or the Underlying Mortgage Pool, as applicable, or enter into or engage in any business with respect to any part of the Collateral or the Underlying Mortgage Pool, as applicable, except, in each of the foregoing cases, as permitted by this Indenture and the Servicing Agreement.

(c)      The Issuer shall keep all of its assets in the Intermediate Trust Certificate, Eligible Investments and Cash.

(d)      The Issuer shall not acquire or form any subsidiary (other than the Intermediate Trust or a Permitted Subsidiary) or employ any employees (other than its managers).

(e)      No transfer or financing of a Retained Security or a retained or repurchased Senior Note shall be permitted except in accordance with clauses (o), (p) and (q) of Section 2.4.

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Section 7.9       Statement as to Compliance.   On or before January 31st in each calendar year commencing in 2019, or immediately if there has been an Indenture Event of Default under this Indenture, the Issuer shall deliver to the Indenture Trustee, each Noteholder and Holder of the Trust Certificate making a written request therefor and to the Rule 17g-5 Information Provider for posting to the Rule 17g-5 Website (and shall then deliver to the Rating Agencies in compliance with Rule 17g-5) an Officer’s Certificate of the Issuer stating, as to each signer thereof, that:

(a)      a review of the activities of the Issuer and of the Issuer’s performance under this Indenture during the twelve-month period ending on December 31st of the previous year has been made under such Officer’s supervision (or from the Closing Date until December 31, 2018, in the case of the first such certificate) based on reports and other information delivered to such Officer by the Indenture Trustee; and

(b)      to the best of such Officer’s knowledge, information and belief (and without personal knowledge), based on such review, the Issuer has fulfilled all of its obligations under this Indenture throughout the period, or, if there has been an Indenture Event of Default or an occurrence that is, or with notice or lapse of time or both would become, an Indenture Event of Default, has occurred, specifying each such Indenture Event of Default or occurrence known to such Officer and the nature and status thereof, including actions undertaken to remedy the same.

Section 7.10   Issuer may Consolidate, Etc., Only on Certain Terms.   (a) The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person unless:

(i)      the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall be an entity organized and existing under the laws of the State of Delaware or such other jurisdiction approved by the Majority Holders of the Senior Notes and the Majority Holder of the Class D Notes; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4 hereof; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and other amounts payable hereunder and the performance and observance of every covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)      the Rating Agency Condition with respect to each Rating Agency has been satisfied;

(iii)      if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Indenture Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Collateral pursuant to Article V, Article IX or Article XII;

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(iv)      if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Indenture Trustee and, after delivery of such information to the Rule 17g-5 Information Provider for prior posting to the Rule 17g-5 Website, the Rating Agencies, an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes, (B) the Indenture Trustee continues to have a valid perfected first priority security interest in the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes and (C) such other matters as the Indenture Trustee or any Noteholder may reasonably require;

(v)      immediately after giving effect to such transaction, no Default or Indenture Event of Default shall have occurred and be continuing;

(vi)      the Issuer shall have delivered to the Indenture Trustee, the Servicer and each Noteholder, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII provided for relating to such transaction have been complied with;

(vii)      the Issuer has received an opinion from Cadwalader, Wickersham & Taft LLP, Winston & Strawn LLP, Ledgewood, P.C. or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that such action will not adversely affect the tax treatment of the Noteholders as described in the Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent; and

(viii)      after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the Investment Company Act.

Section 7.11   Successor Substituted.   Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer), or, the Person to which such transfer or conveyance is made, shall succeed to, and be

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substituted for, and may exercise every right and power of, and shall be bound by each obligation or covenant of, the Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 7.11 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12   No Other Business. The Issuer shall not engage in any business or activity other than issuing and selling the Notes and the Trust Certificate pursuant to this Indenture and any supplements thereto, entering into the Servicing Agreement, the Purchase and Sale Agreements, the Future Funding Agreement, the Account Control Agreement, the Future Funding Account Control Agreement, the Trust Agreement and the Trust Administration Agreement and acquiring, owning, holding, disposing of and pledging the Mortgage Loans in connection with the Notes and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 7.13   Reporting.   At any time when the Issuer is neither subject  to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or Beneficial Owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or Beneficial Owner, to a prospective purchaser of such Note designated by such Holder or Beneficial Owner or to the Indenture Trustee to be made available to such Holder or Beneficial Owner or a prospective purchaser designated by such Holder or Beneficial Owner, as the case may be, in order to permit compliance by such Holder or Beneficial Owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or Beneficial Owner.

Section 7.14   Calculation Agent. (a) The Issuer hereby agrees that for so long as any of the Notes remain Outstanding the Issuer will at all times cause there to be an agent appointed to calculate LIBOR in respect of each Interest Period in accordance with the terms of Schedule B hereto (the “Calculation Agent”), which agent shall be a financial institution, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or state banking authorities, having (1) a long-term debt rating of at least (i) “A” by DBRS and (ii) “A2” by Moody’s and (2) a short-term debt rating of at least “P-1” by Moody’s, or shall be otherwise acceptable to each Rating Agency and having an office within the United States. The Issuer has initially appointed the Indenture Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such, is removed by the Issuer or fails to determine the Note Interest Rate for (or the amount of interest payable to) any Class of Notes for any Interest Period, the Issuer shall promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Dollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Issuer or any of its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed. The determination of the Note Interest Rate (and the related Interest Distribution Amount) for each Class of Notes for each Interest Period by the Calculation Agent shall (in the absence of manifest error) be final and binding on all parties.

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(b)      The Calculation Agent shall calculate the Note Interest Rate for each Class of Notes for the related Interest Period and the amount of interest for such Interest Period payable on the related Payment Date in respect of each $1,000 principal amount of each Class of Notes. The Calculation Agent will make such information available on its website via the related Monthly Report to the Issuer, the Servicer, the Special Servicer, the Indenture Trustee, the Paying Agent, the Depository, and, if requested, Euroclear and Clearstream; provided, that if the Calculation Agent and the Indenture Trustee are not the same Person, the Calculation Agent shall deliver such rates and amounts prior to such Payment Date, and provided, further, that the Calculation Agent shall deliver such rates and amounts prior to such Payment Date upon request by any of the foregoing. The Calculation Agent will also specify, upon request, to the Issuer and the Indenture Trustee the quotations upon which the Note Interest Rates are based.

Section 7.15   Amendment or Termination of Certain Documents.   Prior to entering into or consenting to any amendment to or termination of, or any waiver of a provision contained in, the Account Control Agreement, the Trust Agreement, the Intermediate Trust Agreement, the Purchase and Sale Agreements, the Trust Administration Agreement, the Intermediate Trust Administration Agreement or the Servicing Agreement, the Issuer shall provide the Rating Agencies (after providing such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website), the Servicer and the Indenture Trustee with written notice thereof. If the Issuer has knowledge of any material breach of any of the foregoing agreements, then the Issuer shall provide notice of such breach to the Rating Agencies. The Indenture Trustee will not be permitted to enter into any such amendment, termination or waiver without satisfaction of the Rating Agency Condition; provided, that without prior notice to or the consent of the Noteholders, and without satisfaction of the Rating Agency Condition, the Indenture Trustee will be permitted to at any time and from time to time (1) consent to any request not otherwise permitted under this Section 7.15, waive any provision of, or agree to any amendment or supplement to, any of the documents referenced in this Section 7.15 if such waiver, amendment or supplement will not materially adversely affect the interests of any Class of Noteholders (excluding any Note owned by RAIT Partnership or any of its Affiliates or by accounts managed by any of them) or (2) enter into one or more amendments to any of the documents referenced in this Section 7.15, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)      to conform such document to the provisions described in the Offering Circular (or any supplement thereto);

(ii)      to correct any inconsistency or cure any defect, ambiguity, omission or mistake in such document or in order to address any manifest error in any provision of such document;

(iii)      to make any modification that is immaterial or technical in nature;

(iv)      to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer in such document;

(v)      to add to the covenants of the Issuer, the Trust Depositor, the Indenture Trustee or the Intermediate Trust Trustee for the benefit of the Issuer or the Holders of all of the Notes or to surrender any right or power conferred upon the Issuer in such document;

(vi)      to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee for the benefit of the Secured Parties or to the Intermediate Trust Trustee for the benefit of the Intermediate Trust;

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(vii)      to evidence and provide for the acceptance of appointment of a successor Indenture Trustee, Owner Trustee or Intermediate Trust Trustee;

(viii)      to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Indenture Trustee or the Intermediate Trust Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or transferred to the Intermediate Trust Trustee for the benefit of the Intermediate Trust or to subject any additional property to the lien of this Indenture or under the Intermediate Trust Agreement;

(ix)      to obtain ratings on one or more Classes of the Notes from any rating agency;

(x)      to evidence any waiver or elimination by the Rating Agencies of any requirement or condition of the Rating Agencies set forth therein or to amend or supplement any provision of such document to the extent necessary to maintain the then- current ratings assigned to the Notes;

(xi)      to take any action commercially reasonably necessary or advisable to prevent the Issuer or the Intermediate Trust from becoming subject to an entity-level tax for U.S. federal income tax purposes, or to prevent the Issuer or the Intermediate Trust, the Holders of the Notes, the Holder of the Trust Certificate or the Indenture Trustee from being subject to withholding or other taxes, fees or assessments or otherwise subject to U.S. federal, state, local or foreign income or franchise tax on a net income tax basis; or

(xii)      to evidence changes to applicable laws and regulations.

The Indenture Trustee shall be entitled to receive and conclusively rely upon an Officer’s Certificate of the Issuer (or the Trust Administrator on its behalf), or with respect to the Intermediate Trust Agreement or the Intermediate Trust Administration Agreement, an Officer’s Certificate of the Intermediate Trust (or the Intermediate Trust Administrator on its behalf), or an Opinion of Counsel, provided by the Issuer, which Officer’s Certificate or Opinion of Counsel, as applicable, shall state (i) solely in the case of any waiver, amendment or supplement described in clause (1) of the immediately preceding sentence, whether or not any such Class of Notes would be materially and adversely affected by such amendment, waiver or modification, (ii) that such amendment, waiver or modification is authorized or permitted under the terms of the document being waived, modified or supplemented, and (iii) that the conditions precedent set forth in such document with respect to waiver, modification or supplement have been satisfied.   Such determination shall be conclusive and binding on all present and future Noteholders. The Indenture Trustee shall not be liable for any such determination made in good faith and in reliance in good faith upon an Opinion of Counsel delivered to the Indenture Trustee. The Issuer shall not enter into any amendment, modification or waiver of any of the documents referenced in this Section 7.15 unless the Issuer receives advice from Cadwalader, Wickersham & Taft LLP, Winston & Strawn LLP or Ledgewood, P.C. or receives an opinion of another nationally recognized tax counsel experienced in such matters that such supplemental indenture will not (i) cause the Issuer or the Intermediate Trust to be treated as an association taxable as a corporation, a “taxable mortgage pool” or a “publicly traded partnership” for U.S. federal income tax purposes that, in each case, is subject to U.S. federal, state or local income tax on a net income basis, or (ii) unless the Majority Holders of each affected

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Class have consented thereto, cause or constitute an event in which gain or loss would be recognized by any Noteholder of such Class. The cost of any amendment, waiver or supplement entered into in respect of any document described in this Section 7.15 shall be paid by (i) the Person requesting such amendment, waiver or supplement, or (ii) if requested by any party on behalf of the Noteholders or the Holder of the Trust Certificate, the Issuer.

Section 7.16   Permitted Subsidiaries. Notwithstanding any other provision of this Indenture, the Servicer on behalf of the Issuer shall be permitted to cause the Intermediate Trust (by written direction to the Servicer, the Special Servicer and/or the Intermediate Trust Trustee, as applicable) at any time to transfer any Sensitive Assets to a Permitted Subsidiary of the Issuer (such Sensitive Asset to be deemed distributed to the Issuer and immediately contributed to the applicable Permitted Subsidiary) or to cause the Intermediate Trust to form a Permitted Subsidiary to hold such Sensitive Assets. Prior to causing any such transfer to occur, the Issuer shall deliver to the Indenture Trustee and the Rule 17g-5 Information Provider (for posting to the Rule 17g-5 Website) written notice of its intent to cause such transfer and an Opinion of Counsel to the effect that this Indenture creates a security interest in the applicable Permitted Subsidiary and such security interest has been perfected for the benefit of the Secured Parties. The following provisions shall apply to all Sensitive Assets and Permitted Subsidiaries:

(a)      For all purposes under this Indenture, any Sensitive Asset transferred to a Permitted Subsidiary shall be treated as if it were still part of the Underlying Mortgage Pool and owned by the Intermediate Trust.

(b)      Any distribution of Cash by a Permitted Subsidiary to the Issuer shall be characterized as Interest Proceeds or Principal Proceeds to the same extent that such Cash would have been characterized as Interest Proceeds or Principal Proceeds if it were a distribution on the Intermediate Trust Certificate and each Permitted Subsidiary shall cause all proceeds of and collections on each Sensitive Asset owned by such Permitted Subsidiary to be deposited into the applicable Collection Account.

(c)      To the extent applicable, the Issuer shall establish one or more Securities Accounts with the Custodian for the benefit of each Permitted Subsidiary and shall, to the extent applicable, cause Sensitive Assets to be credited to such Securities Accounts.

(d)      If the Indenture Trustee or any other authorized party takes any action under this Indenture to sell, liquidate or dispose of all or substantially all of the Collateral or to cause the sale, liquidation or disposition of all or substantially all of the Underlying Mortgage Pool, the Issuer or the Servicer on the Issuer’s behalf shall cause each Permitted Subsidiary to sell each Sensitive Asset and all other assets held by such Permitted Subsidiary and distribute the proceeds of such sale, net of any amounts necessary to satisfy any related expenses and tax liabilities, in the same manner as a Distribution on the Intermediate Trust Certificate.

(e)      Each Permitted Subsidiary shall comply with each covenant set forth in subsections (a) and (b) of Section 7.4 of this Indenture as if such covenant were applicable to it as an entity of its type organized or formed in its related jurisdiction, mutatis mutandis, provided that (i) the reference to “Section 4.01 of the Trust Agreement” in the first sentence of subsection (b) shall be deemed replaced with a reference to “Section 4.01 of the Trust Agreement or Section 2.06 of the Intermediate Trust Agreement, as applicable,” and (ii) the reference in clause (ii)(C) of the last sentence of subsection (b) to “Trust Agreement” shall be deemed replaced by a reference to “Trust Agreement or the Intermediate Trust Agreement, as applicable”.

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Section 7.17   Repurchase Requests. If the Issuer or the Indenture Trustee receives or otherwise becomes aware of any request or demand that a Mortgage Loan be repurchased due to any breach of a representation or warranty or document defect made with respect to such Mortgage Loan or with respect to a Related Funded Companion Participation, upon the occurrence of the event specified in Section 12.4(d) hereof (any such request or demand, a “Repurchase Request”) or a withdrawal of a Repurchase Request from any Person, then the Indenture Trustee or the Issuer, as applicable, shall promptly forward or otherwise provide written notice of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, to the Servicer, and include the following statement in the related correspondence: “This is a “[Repurchase Request]/[withdrawal of a Repurchase Request]” under Section 3.18 of the Servicing Agreement relating to RAIT 2017-FL8 Trust requiring action by you as the “Repurchase Request Recipient” thereunder.” Upon receipt of such Repurchase Request or withdrawal of a Repurchase Request by the Indenture Trustee or Issuer pursuant to the prior sentence, the Servicer shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, and shall be responsible for complying with the procedures set forth in Section 3.18 of the Servicing Agreement with respect to such Repurchase Request. If the Indenture Trustee or the Issuer receives notice or has knowledge of a withdrawal of a Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the Servicer, then the Indenture Trustee or the Servicer on behalf of the Issuer, as applicable, shall promptly give notice of such withdrawal to the Servicer.

Section 7.18      [Reserved.]

Section 7.19   Purchase of the Delayed Close Mortgage Loan(s) After the Closing Date. The Issuer shall (or shall cause the Special Servicer on its behalf to), prior to the Unused Proceeds Release Date, use commercially reasonable efforts to apply amounts on deposit in the Unused Proceeds Account to purchase the Delayed Close Mortgage Loan(s), in accordance with Section 10.5(c) and Section 12.2 on behalf of and for inclusion in the Intermediate Trust.

Section 7.20      Qualified REIT Subsidiary Status.       Each of the Issuer and the Intermediate Trust is intended to qualify as an Issuer Parent Disregarded Entity.

Section 7.21   ABS Due Diligence Services. If any of the parties to this Agreement receives a Form ABS Due Diligence-15E from any party in connection with any third-party due diligence services such party may have provided with respect to the Mortgage Loans (any such party a “Due Diligence Service Provider”), such receiving party shall promptly forward such Form ABS Due Diligence-15E to the Rule 17g-5 Information Provider for posting on the Rule 17g-5 Website. The Rule 17g-5 Information Provider shall post on the Rule 17g-5 Website any Form ABS Due Diligence-15E it receives directly from a Due Diligence Service Provider or from another party to this Agreement, promptly upon receipt thereof.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1      Supplemental   Indentures   Without   Consent   of   Noteholders.

(a) Without the consent of the Noteholders and without satisfaction of the Rating Agency Condition with respect to each Rating Agency (except as otherwise expressly set forth in this Section 8.1), the Issuer and the Indenture Trustee, at any time and from time to time subject to Section 8.3 hereof, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

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(i)      to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Notes pursuant to Section 7.10 or 7.11 hereof;

(ii)      to add to the covenants of the Issuer or the Indenture Trustee for the benefit of the Holders of all of the Notes or to surrender any right or power herein conferred upon the Issuer;

(iii)      to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee for the benefit of the Secured Parties or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv)      to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee and to add to or change any of the provisions of this Indenture as necessary to facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)      to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject any additional property to the lien of this Indenture;

(vi)      to modify the restrictions on and procedures for resales and other transfers of the Notes to reflect any changes in any applicable law or regulation (or the interpretation thereof) or in accordance with the USA PATRIOT Act and any other similar applicable laws or regulations or to enable the Issuer to rely upon any less restrictive exemption from registration under the Securities Act, the Exchange Act, the Investment Company Act or other applicable law or to remove restrictions on resale and transfer to the extent not required thereunder;

(vii)      to obtain ratings on one or more Classes of the Notes from any rating agency;

(viii)      evidence any waiver or elimination by the Rating Agencies of any requirement or condition of the Rating Agencies set forth herein or to amend or supplement any provision of this Indenture to the extent necessary to maintain the then-current ratings assigned to the Notes;

(ix)      to accommodate the issuance of any Class of Notes to be held through the facilities of DTC, Euroclear or Clearstream or otherwise;

(x)      to accommodate the issuance of any Class of Notes as Definitive Notes;

(xi)      to make administrative changes as the Issuer deems appropriate and that do not materially and adversely affect the interests of any Noteholder;

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(xii)      to take any action commercially reasonably necessary or advisable to prevent the Issuer or the Intermediate Trust from becoming subject to an entity-level tax for U.S. federal income tax purposes, or to prevent the Issuer or the Intermediate Trust, the Holders of the Notes, the Holder of the Trust Certificate or the Indenture Trustee from being subject to withholding or other taxes, fees or assessments or otherwise subject to U.S. federal, state, local or foreign income or franchise tax on a net income tax basis;

(xiii)      evidence changes to applicable laws and regulations;

(xiv)      reduce the minimum denominations required for transfer of the Notes;

(xv)      modify the provisions of this Indenture with respect to reimbursement of Nonrecoverable Interest Advances if (a) the Advancing Agent or Backup Advancing Agent determines that the commercial mortgage securitization industry standard for such provisions has changed, in order to conform to such industry standard and (b) such modification does not adversely affect the status of the Issuer or Intermediate Trust for federal income tax purposes, as evidenced by an Opinion of Counsel;

(xvi)      modify the procedures set forth in this Indenture relating to compliance with Rule 17g-5 of the Exchange Act; provided that the change would not materially increase the obligations of the Indenture Trustee, the Paying Agent, the Operating Advisor or the Servicer; provided, further, that the Rule 17g-5 Information Provider shall post to the Rule 17g-5 Website and, thereafter, the Indenture Trustee shall provide notice of any such amendment pursuant to this clause (xvi) to the Rating Agencies; and

(xvii)      make any change to any other provisions with respect to matters or questions arising under this Indenture; provided that the required action will not adversely affect in any material respect the interests of any Noteholders not consenting thereto, as evidenced by (a) an Opinion of Counsel or (b) satisfaction of the Rating Agency Condition with respect to each Rating Agency.

(b)      Notwithstanding Section 8.1(a) or any other provision of this Indenture, but subject to Section 8.3 hereof, without prior notice to the Noteholders, without the consent of the Noteholders and without satisfaction of the Rating Agency Condition with respect to any Rating Agency, the Issuer and the Indenture Trustee may at any time and from time to time enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)      conform this Indenture to the provisions described in the Offering Circular (or any supplement thereto);

(ii)      to correct any inconsistency or cure any defect, ambiguity, omission or mistake in this Indenture or in order to address any manifest error in any provision of this Indenture; or

(iii)      make any modification that is immaterial or technical in nature.

(c)      Notwithstanding Section 8.1(a) or any other provision of this Indenture, but subject to Section 8.3 hereof, following the occurrence of a Successor Benchmark Rate Event and at the direction of the Directing Holder, the Issuer and the Indenture Trustee also may enter into a supplemental indenture to provide for the Notes of each Class to bear interest based on an industry benchmark rate that is comparable to LIBOR instead of LIBOR (or instead of the Prime Rate) from

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and after a Payment Date specified in such supplemental indenture; provided that no such supplemental indenture shall become effective unless (i) the Rating Agency Condition has been satisfied with respect thereto and (ii) the Majority Holders of each Class of Notes outstanding consents to such supplemental indenture following delivery to each Noteholder of not less than thirty (30) days prior notice of such supplemental indenture. For purposes of the foregoing, the absence of objection by the Holders of at least 50% in Aggregate Outstanding Amount of the Notes of any Class of Notes for a period of 30 days following delivery to it of such prior notice will be deemed, for all purposes of this Indenture, to constitute consent by the Majority Holders of such Class of Notes; provided, however, that if a majority or more of the holders of any Class of Notes does not affirmatively object to such supplemental indenture, the Issuer shall direct the Indenture Trustee to enter into such supplemental indenture. In no event shall the Indenture Trustee be liable for entering into such supplemental indenture without the affirmative consent of a majority or more of any Class of Notes..

Section 8.2       Supplemental Indentures With Consent of Noteholders.   The Indenture Trustee and Issuer may, subject to Section 8.3 hereof, enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of any Class under this Indenture only with the consent of the Majority Holders of any Class or Classes of the Notes materially and adversely affected thereby (excluding any Notes owned by RAIT Partnership or any of its affiliates or by any accounts managed by them) by Act of said Noteholders or by written consent of the Noteholders delivered to the Indenture Trustee and the Issuer. Unless the Indenture Trustee is notified (after giving (x) 10 Business Days’ notice of such change to the Rating Agencies and the Holders of the Notes requesting notification by such Noteholders if any such Noteholders would be materially and adversely affected by the proposed supplemental indenture and (y) following such initial 10 Business Day period, an additional 5 Business Days’ notice to any holder of Notes that did not respond to the initial notice) by the Majority Holders of the Notes of any Class that will be materially and adversely affected by the proposed supplemental indenture (excluding any Notes owned by RAIT Partnership or any of its affiliates or by any accounts managed by them), the interests of the Holders of the Notes of such Class will not be deemed to be materially and adversely affected by such proposed supplemental indenture and the Indenture Trustee will be permitted to enter into such supplemental indenture.   Such determinations shall be conclusive and binding on all present and future Noteholders. The Indenture Trustee shall not be liable for any such determination made in good faith and in reliance upon the expiry of the foregoing time periods.

Notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall be entered into (other than to conform the provisions of this Indenture to the Offering Circular), without the consent of all of the Holders of the Outstanding Notes materially adversely affected thereby and, if materially adversely affected thereby, the Holder of the Trust Certificate (whose consent will be evidenced by an Officer’s Certificate of the Issuer certifying that such consent has been obtained and upon which the Indenture Trustee is entitled to conclusively rely), if such supplemental indenture proposes to:

(i)      change the Stated Maturity of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the Note Interest Rate, or the Redemption Price with respect thereto, or change the earliest date on which the Issuer may redeem any Note, change the Priority of Payments so as to affect the application of proceeds of any Collateral to the payment of principal of or interest on the Notes or distributions on the Trust Certificate or change any place where, or the coin or currency in which, any Note or the principal thereof, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

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(ii)      reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required (a) for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture or (b) to request that the Indenture Trustee preserve the Collateral pledged under this Indenture or rescind the Indenture Trustee’s election to preserve the Collateral or to sell or liquidate the Collateral pursuant to this Indenture;

(iii)      materially impair or materially adversely affect the Collateral except as otherwise expressly permitted in this Indenture;

(iv)      permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate such lien on any property at any time subject hereto (other than in connection with the sale or exchange thereof in accordance with, or as otherwise permitted by, this Indenture) or deprive the Holder of any Note of the security afforded by the lien of this Indenture except, in each of the foregoing cases, as otherwise permitted by this Indenture;

(v)      modify any of the provisions of this Section 8.2, except to increase any percentage of Aggregate Outstanding Amount of Holders of each Class whose consent is required for any action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vi)      modify the definition of the term “Outstanding,” the definition of the term “Indenture Event of Default” or Section 11.1 or Section 13.1 hereof;

(vii)      increase the permitted minimum denominations of any Class of Notes;

(viii)      modify any of the provisions of this Indenture in such a manner as to affect directly the calculation of the amount of any payment of interest on or principal of any Note or the rights of the Holders of Notes to the benefit of any provisions for the redemption of such Notes contained herein;

(ix)      amend the “non-petition” or “limited recourse” provisions of this Indenture or the Notes; or

(x)      reduce the percentage interest of the Aggregate Outstanding Amount of Notes of each Class required for any matter pursuant to this Indenture.

The Indenture Trustee shall be entitled to receive and conclusively rely upon an Officer’s Certificate of the Issuer ( or the Trust Administrator on its behalf) or an Opinion of Counsel, provided by and at the expense of the Issuer, stating whether or not such Class of Notes would be materially and adversely affected by such change (after giving notice of such change to the Holders of the Notes). Such determination shall be conclusive and binding on all present and future Holders. The Indenture Trustee shall not be liable for any such determination made in good faith and in reliance in good faith upon an Opinion of Counsel delivered to the Indenture Trustee as described in Section 8.3 hereof.

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It shall not be necessary for any Act of Noteholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Section 8.3       Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall receive, and (subject to Sections 6.1 and 6.3 hereof) shall be fully protected in relying in good faith upon an Opinion of Counsel, provided by and at the expense of the Issuer, stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee’s own rights, duties or indemnities under this Indenture or otherwise. The Indenture Trustee shall not enter into any supplemental indenture (including a supplemental indenture entered into pursuant to Section 8.1 or 8.2 hereof) that modifies the rights or obligations of the Servicer, the Special Servicer or the Operating Advisor in any respect or may reasonably be expected to materially and adversely affect the Servicer, the Special Servicer or the Operating advisor, respectively, without the prior written consent of the Servicer, the Special Servicer or the Operating advisor, respectively, and the Servicer, the Special Servicer or the Operating advisor, respectively, shall not be bound by any amendment to this Indenture which modifies the rights or obligations of the Servicer, the Special Servicer or the Operating advisor, respectively, unless the Servicer, the Special Servicer or the Operating advisor, respectively, shall have consented thereto in writing. The cost of any amendment entered into hereunder shall be paid out of the RAIT 2017-FL8 Trust unless such amendment is requested by any party to this Indenture at the request of, and on behalf of the Noteholders, in which case the cost of such amendment shall be paid by the requesting Noteholders.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to Section 8.1 or Section 8.2, the Indenture Trustee, at the expense of the Issuer, shall mail a copy thereof to the Noteholders, the Servicer, the Operating Advisor and, after delivery of a copy thereof to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website, the Rating Agencies. Any failure of the Indenture Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

As long as any Note is Outstanding, the Issuer shall not enter into any supplemental indenture pursuant to Sections 8.1 or 8.2 hereof unless the Issuer receives advice from Cadwalader, Wickersham & Taft LLP, Winston & Strawn LLP or Ledgewood, P.C. or receives an opinion of another nationally recognized tax counsel experienced in such matters that such supplemental indenture will not (i) cause the Issuer or the Intermediate Trust to be treated as an association taxable as a corporation, a “taxable mortgage pool” or a “publicly traded partnership” for U.S. federal income tax purposes that, in each case, is subject to U.S. federal, state or local income tax on a net income basis, or (ii) unless the Majority Holders of each affected Class have consented thereto, cause or constitute an event in which gain or loss would be recognized by any Noteholder of such Class. The Indenture Trustee shall be entitled to rely upon the receipt of notice from the Rating Agencies or the Requesting Party, which may be in electronic form, that the Rating Agency Condition with respect to each Rating Agency has been satisfied.

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Section 8.4       Effect of Supplemental Indentures.   Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5       Reference   in   Notes   to   Supplemental   Indentures.      Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Indenture Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

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ARTICLE IX

REDEMPTION OF NOTES

Section 9.1      Clean-up Call, Optional Redemption and Tax Redemption. (a) The Notes may be redeemed by the Issuer at the option of and at the direction of the Holders of at least 66⅔% of the Aggregate Outstanding Amount of the Class H Notes, in whole but not in part, on any Payment Date (the “Clean-up Call Date”), on or after the Payment Date on which the Aggregate Outstanding Amount of the Principal Balance Notes (excluding any Class C Deferred Interest Amount, Class D Deferred Interest Amount, Class E Deferred Interest Amount, Class F Deferred Interest Amount and Class G Deferred Interest Amount) has been reduced to 10% or less of the Aggregate Outstanding Amount of the Principal Balance Notes on the Closing Date, at a price equal to the applicable Redemption Prices (such redemption, a “Clean-up Call”); and provided, that the funds available to be used for such Clean-up Call are at least equal to the Total Redemption Amount. Disposition of Mortgage Loans in connection with a Clean-up Call may include sales of Mortgage Loans to more than one purchaser, including by means of sales of participation interests in one or more Mortgage Loans to more than one purchaser.

(b)      The Notes shall be redeemable (in whole but not in part) on any Payment Date (such redemption, an “Optional Redemption”) from the Sale Proceeds and all Cash and Eligible Investments maturing on or prior to the scheduled Redemption Date credited to the Interest Collection Account, the Principal Collection Account, the Expense Account and the Note Payment Account (“Available Redemption Funds”), at the written direction of the Holders of at least 66⅔% of the Aggregate Outstanding Amount of the Class H Notes, at the applicable Redemption Prices; provided that (i) no such Optional Redemption may be effected prior to the Payment Date occurring in November 2019 and (ii) subject to the next paragraph, the Available Redemption Funds on the relevant Payment Date are at least equal to the Total Redemption Amount. In the case of an Optional Redemption, if the holder of the Class H Notes also owns 100% of each other Class of Junior Notes then outstanding, in lieu of paying the Redemption Price for one or more of such Classes, such holder may elect to exchange such Notes for the Intermediate Trust Certificate and immediately thereafter exchange the Intermediate Trust Certificate for all of the remaining Mortgage Loans and other assets of the Intermediate Trust. In such event, the Total Redemption Amount referred to in clause (ii) of the proviso to the prior paragraph shall exclude the cash Redemption Prices for the Classes subject to such election.

(c)      Upon the occurrence of a Tax Event and if the Tax Materiality Condition is satisfied, the Notes shall be redeemable by the Issuer on any Payment Date (such redemption, a “Tax Redemption”) in whole but not in part at the written direction of the Holders of at least 66⅔% of the Aggregate Outstanding Amount of the Class H Notes from Available Redemption Funds on such Payment Date at the applicable Redemption Price; and provided further, that Available Redemption Funds on the relevant Payment Date are at least equal to the Total Redemption Amount.

(d)      In the event of an Optional Redemption, Clean-up Call or Tax Redemption, unless the Holders of at least 66⅔% of the Aggregate Outstanding Amount of the Class H Notes have requested the Issuer to redeem the Class H Notes on such Payment Date, the amount of Mortgage Loans sold in connection with such Optional Redemption, Clean-up Call or Tax Redemption shall not exceed by any material amount the amount necessary for the Issuer to obtain the Total Redemption Amount. In addition, for the avoidance of doubt no Tax Redemption may be effected unless the Tax Materiality Condition is satisfied.

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Section 9.2       Redemption Procedures for Optional Redemption, Clean-up Call or Tax Redemption. (a) The Notes may not be redeemed pursuant to Section 9.1 hereof unless at least six Business Days before the scheduled Redemption Date, the Issuer shall have furnished to the Indenture Trustee evidence (such evidence to be sent via electronic mail to cts.cmbs.bond.admin@wellsfargo.com indicating firm bids or an Officer’s Certificate of the Issuer), and certifies to the Indenture Trustee, that the Issuer (x) has entered or caused the Intermediate Trust to enter into a binding agreement or agreements with, or (y) has obtained or caused to be obtained firm bids from one or more Qualified Buyers pursuant to which the Issuer has agreed or caused the Intermediate Trust to agree to sell, not later than the Business Day immediately preceding the scheduled Redemption Date, all or part of the Mortgage Loans at a sale price (including in such price the sale of accrued interest) that, when added to other Available Redemption Funds on the relevant Payment Date, is at least equal to an amount sufficient to pay (in accordance with the Priority of Payments) the Total Redemption Amount (subject to the proviso in the first paragraph of Section 9.1(6) above).

(b)      Installments of principal and interest due on or prior to a Redemption Date shall continue to be payable to the Holders of such Notes as of the relevant Record Dates according to their terms. The election of the Issuer to redeem any Notes pursuant to Section 9.1 hereof shall be evidenced by an Issuer Order directing the Indenture Trustee to make the payment to the Paying Agent of the Redemption Price of all of the Notes to be redeemed from funds in the Note Payment Account in accordance with the Priority of Payments. The Issuer shall deposit, or cause to be deposited, the funds required for an Optional Redemption, Clean-up Call or Tax Redemption pursuant to Section 9.1 hereof in the Note Payment Account on or before the fifth Business Day prior to the Redemption Date or, if later, upon receipt.

(c)      The Issuer shall set the Redemption Date and the applicable Record Date and give notice thereof to the Indenture Trustee pursuant to Section 9.3 hereof.

(d)      Any amounts applied to the redemption of the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G or Class H Notes pursuant to Section 9.1 hereof shall be applied to the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G or Class H Notes respectively, in each case, pro rata in accordance with the Aggregate Outstanding Amounts of such Class of Notes on the date of such redemption.

Section 9.3       Notice to Indenture Trustee of Optional Redemption, Clean-up Call or Tax Redemption. (a) In the event of any redemption pursuant to Section 9.1 hereof, the Issuer shall, at least 45 days (but not more than 90 days) prior to the scheduled Redemption Date, notify the Indenture Trustee, the Rule 17g-5 Information Provider (for posting on the Rule 17g-5 Website), the Rating Agencies (after delivery to the Rule 17g-5 Information Provider), the Servicer, the Operating Advisor, the Holders of the Notes of the Controlling Class and the Paying Agent of such Redemption Date, the applicable Record Date, the principal amount of each Class of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1 hereof.

Section 9.4       Notice of Optional Redemption, Clean-up Call or Tax Redemption or Maturity by the Issuer. (a) Notice of redemption pursuant to Section 9.1 hereof or the Maturity of any Class of Notes shall be given by the Indenture Trustee in the manner provided in Section 14.4 hereof not less than 10 Business Days prior to the applicable Redemption Date or Maturity to each Holder of Notes to be redeemed pursuant to Section 9.1 hereof or to mature, at such Holder’s address in the Note Register with a copy of such notice to the Rating Agencies.

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All notices of redemption shall state:

(i)      the applicable Redemption Date;

(ii)      the applicable Record Date;

(iii)      the Redemption Price;

(iv)      the principal amount of each Class of Notes to be redeemed shall terminate and that interest on such principal amount of Notes shall cease to accrue on the date specified in the notice; and

(v)      the place or places where such Notes are to be surrendered for payment of the Redemption Price, which shall be the Corporate Trust Office of the Indenture Trustee.

The notice of redemption with respect to an Optional Redemption, Clean-Up Call or Tax Redemption shall be withdrawn by the Issuer on or prior to the fifth Business Day preceding the scheduled Redemption Date by written notice to the Indenture Trustee, the Operating Advisor, the Rule 17g-5 Information Provider (for posting to the Rule 17g-5 Website), the Rating Agencies (after delivery to the Rule 17g-5 Information Provider) and the Holders of the Notes if on or prior to the sixth Business Day preceding the scheduled Redemption Date (i) the Issuer has not delivered to the Indenture Trustee the certification required to be delivered by the Issuer pursuant to Section 12.1(b)(ii)(x) hereof, (ii) the Independent accountants appointed by the Issuer have not confirmed   in   writing   the   calculations   made   in   such   certification   pursuant   to Section 12.1(b)(ii)(y) hereof or (iii) in the case of a Cash Purchaser, such purchaser has not paid the purchase price in full to the Issuer or escrowed the purchase price pursuant to an arrangement reasonably acceptable to the Issuer and the Indenture Trustee on or prior to the sixth Business Day preceding the scheduled Redemption Date.

At the cost of the Issuer, the Indenture Trustee shall give notice to each Holder of Notes to be redeemed of any withdrawal by overnight courier guaranteeing next day delivery, sent not later than the fifth Business Day prior to the scheduled Redemption Date, at such Holder’s address in the Note Register maintained by the Note Registrar, and to the Rule 17g-5 Information Provider (for posting to the Rule 17g-5 Website) and the Rating Agencies (after delivery to the Rule 17g-5 Information Provider).

Notice of redemption shall be given by the Issuer or, at the Issuer’s request following notice to the Indenture Trustee in accordance with Section 9.3 hereof, by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

Section 9.5       Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Indenture

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Trustee (i) in the case of a Holder that is not a Qualified Institutional Buyer, such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement delivered to the Issuer and the Indenture Trustee by an institutional investor with a net worth of at least U.S. $200,000,000 being deemed to satisfy such security or indemnity requirement) and (ii) an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer and the Indenture Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Installments of interest on Notes of a Class so to be redeemed whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.6(l) hereof.

If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Period the Note remains Outstanding.

However, in the case of an Optional Redemption, if the holder of the Class H Notes also owns each other Class of Junior Notes then outstanding, in lieu of paying the Redemption Price for one or more of such Classes, such holder may elect to exchange such Notes for the Intermediate Trust Certificate (which shall be immediately exchanged for all of the remaining Mortgage Loans and the other assets of the Intermediate Trust), and in such event, delivery of such Mortgage Loans and other assets of the Intermediate Trust shall constitute payment of the Redemption Price for each of the applicable Classes.

Section 9.6       Redemption From Unused Proceeds. Any Principal Proceeds on deposit in the Unused Proceeds Account not used to fund the purchase price of a Delayed Close Mortgage Loan will be distributed in accordance with the Unused Proceeds Principal Amortization Priority on the Payment Date following the Purchase Termination Date. Any Interest Proceeds remaining in the Unused Proceeds Account after the Purchase Termination Date shall be applied as Interest Proceeds on the Payment Date following the Purchase Termination Date.

In addition, if at any time prior to the Purchase Termination Date, the Seller notifies the Issuer and the Indenture Trustee in writing, that a Delayed Close Mortgage Loan will not be available for acquisition for inclusion in the Intermediate Trust prior to the Purchase Termination Date (a “Withdrawal Notice”) and designates an Early Unused Proceeds Release Date for such Delayed Close Mortgage Loan, Principal Proceeds on deposit in the Unused Proceeds Account, shall, upon Issuer Order, be deposited in the Note Payment Account on the Early Unused Proceeds Release Date and applied in accordance with the Unused Proceeds Principal Amortization Priority on the next Payment Date; provided that, the Early Unused Proceeds Release Date may not be any day from and including the Determination Date to and including the Payment Date in any month.

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ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1   Collection of Cash.   (a) Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Cash and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture, including all payments due on the Pledged Assets, in accordance with the terms and conditions of such Pledged Assets. The Indenture Trustee shall segregate and hold all such Cash and property received by it in trust for the Secured Parties and shall apply it as provided in this Indenture.

(b)      Each of the parties hereto hereby agrees to cause the Custodian and any other Securities Intermediary that holds (or is deemed to hold) any Cash or other property for the Issuer in an Account to agree with the parties hereto that (x) each Account is a Securities Account in respect of which the Indenture Trustee is the Entitlement Holder, (y) the Cash, Securities and other property credited to any Account is to be treated as a Financial Asset under Article 8 of the UCC and (z) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) for that purpose will be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Issuer unless such Financial Asset has also been Indorsed in blank or to the Custodian or other Securities Intermediary that holds such Financial Asset in such Account. Each Account shall be held and maintained through an office located in the State of New York or Minnesota.

(c)      The Indenture Trustee or its Affiliates are permitted to receive additional compensation from Persons other than the Issuer that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments.

Section 10.2   Principal   Collection   Account;   Interest   Collection   Account; Custodial Account. (a) The Indenture Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Interest Collection Account,” which may be a subaccount of the Note Payment Account and which shall be held in the name of the Indenture Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, into which the Indenture Trustee shall from time to time, subject to Section 10.8(d) hereof, deposit all Interest Proceeds (except as otherwise provided herein).

(b)      [Reserved.]

(c)      The Indenture Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Principal Collection Account,” which may be a subaccount of the Note Payment Account and which shall be held in the name of the Indenture Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, into which, the Indenture Trustee shall from time to time, subject to Section 10.8(d) hereof, deposit all Principal Proceeds. All amounts received by the Indenture Trustee on behalf of the Issuer and not otherwise required to be remitted to a particular Account, shall be remitted to the Principal Collection Account.

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(d)      The Issuer may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such Cash (that is not proceeds of the Collateral) in a Collection Account (in addition to any amount required hereunder to be deposited therein) as it deems, in its sole discretion, to be advisable and by notice to the Indenture Trustee may designate that such Cash that is not proceeds of the Collateral is to be treated as Principal Proceeds or Interest Proceeds hereunder at its discretion. All Cash deposited from time to time in a Collection Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided. The Collection Accounts shall at all times comply with the requirements of Section 11.2 hereof. The Indenture Trustee agrees to give the Issuer prompt notice (with a copy to the Servicer, the Rating Agencies and the Holders of the Notes of the Controlling Class) if a Trust Officer of the Indenture Trustee receives written notice that either Collection Account or any funds on deposit therein, or otherwise standing to the credit of a Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(e)      All Distributions, any deposit required pursuant to Section 10.2(f) hereof and any net proceeds from the sale or disposition of a Mortgage Loan or an REO Property received by the Indenture Trustee shall be immediately deposited into the Interest Collection Account or the Principal Collection Account, as the case may be. Subject to Sections 10.2(g) and 11.2 hereof, all amounts deposited in the Collection Accounts, together with any securities in which funds included in such property are or will be invested during the term of this Indenture for the benefit of the Secured Parties, and any income or other gain realized from such investments shall be held by the Indenture Trustee in the Collection Accounts as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.2. The Indenture Trustee shall invest all funds received into the Collection Accounts during a Due Period and amounts received in prior Due Periods and retained in the Collection Accounts in Eligible Investments in accordance with Section 10.2(f) hereof.   The Indenture Trustee, within one Business Day after receipt of any Distribution or other proceeds which are not Cash, shall so notify the Issuer and the Servicer and the Issuer shall, within five Business Days of receipt of such notice from the Indenture Trustee, sell such Distribution or other proceeds for Cash in an arm’s length transaction to a Person which is not an Affiliate of the Issuer and deposit the proceeds thereof in the Interest Collection Account or Principal Collection Account, as the case may be, for investment pursuant to this Section 10.2; provided that the Issuer need not sell such Distributions or other proceeds if it delivers an Officer’s Certificate to the Indenture Trustee certifying that such Distributions or other proceeds constitute Mortgage Loans, REO Properties or Eligible Investments. All such proceeds will be retained in the Collection Accounts unless such proceeds are used as otherwise permitted under this Indenture.

(f)      By Issuer Order executed by an Authorized Officer (which may be in the form of standing instructions), the Issuer shall at all times direct the Indenture Trustee to, and upon receipt of such Issuer Order, the Indenture Trustee shall, for the benefit of the Secured Parties, invest and reinvest the funds held in the Accounts (other than the Trust Certificate Account, the Note Payment Account and the Custodial Account) in Eligible Investments maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Payment Date (or, in the absence of such direction, in Eligible Investments so maturing that are described in clause (h) of the definition thereof). All interest and other income from such investments shall be deposited in such Account, any gain realized from such investments shall be credited to such Account, and any loss resulting from such investments shall be charged to such Account. Any gain or loss with respect to an Eligible Investment shall be allocated in such a manner as to increase or

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decrease, respectively, Principal Proceeds and/or Interest Proceeds in the proportion which the amount of Principal Proceeds and/or Interest Proceeds used to acquire such Eligible Investment bears to the purchase price thereof. The Indenture Trustee shall not in any way be held liable by reason of any insufficiency of such Accounts resulting from any loss relating to any such investment, provided, that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any agreement entered into by, or any security or obligation issued by, the Bank or any Affiliate thereof or (ii) liability for any loss resulting from negligence, willful misconduct or Bad Faith on the part of the Bank or any Affiliate thereof.

(g)      The Indenture Trustee shall transfer to the Note Payment Account for application pursuant to Section 11.1(a) hereof and in accordance with the calculations contained in the Monthly Report prepared by the Indenture Trustee pursuant to Section 10.7(a) hereof, on or prior to the close of business on the Business Day prior to each Payment Date, any amounts then held in the Collection Accounts and all Interest Advances made to or by the Indenture Trustee pursuant to Section 10.12 and any Unused Proceeds Principal Amortization Amounts.

(h)      The Indenture Trustee shall apply amounts credited to the Collection Accounts in accordance with any Redemption Date Statement delivered to the Indenture Trustee in connection with the redemption of Notes pursuant to Section 9.1 hereof.

(i)      The Indenture Trustee shall, prior to the Closing Date, establish a segregated Securities Account which shall be designated as the “Custodial Account,” on behalf of the Custodian, which shall be held in the name of the Indenture Trustee as Entitlement Holder in trust for the benefit of the Secured Parties and into which the Indenture Trustee shall from time to time deposit (or be deemed to deposit) Pledged Assets. All Pledged Assets from time to time deposited (or deemed deposited) in, or otherwise standing to the credit of, the Custodial Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided. The Indenture Trustee agrees to give the Issuer immediate notice (with a copy to the Rating Agencies and the Holders of the Notes of the Controlling Class) if a Trust Officer of the Indenture Trustee receives written notice that the Custodial Account or any funds on deposit therein, or otherwise standing to the credit of the Custodial Account, shall become subject to any writ, order judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with the Priority of Payments. All amounts on deposit in the Custodial Account from time to time shall remain uninvested.

Section 10.3   Note Payment Account. (a) The Indenture Trustee shall, prior to the Closing Date, establish a segregated Securities Account which shall be designated as the “Note Payment Account,” which shall be held in the name of the Indenture Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Note Payment Account shall be held in trust by the Indenture Trustee for the benefit of the Secured Parties. Except as provided in Sections 11.1 and 11.2 hereof, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Note Payment Account shall be (i) to pay the interest on and the principal of the Notes in accordance with their terms and the provisions of this Indenture, (ii) to deposit into the Trust Certificate Account for distributions to the Holder of the Trust Certificate and (iii) pursuant to the Monthly Report, to pay Administrative Expenses, amounts due to the Advancing Agent or the Backup Advancing Agent in connection with the reimbursement of Interest Advances and interest thereon and other amounts specified therein, each in accordance with the Priority of Payments. The

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Indenture Trustee agrees to give the Issuer, the Servicer and the Holders of the Notes of the Controlling Class immediate notice if a Trust Officer of the Indenture Trustee receives written notice that the Note Payment Account or any funds on deposit therein, or otherwise standing to the credit of the Note Payment Account, shall become subject to, any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Note Payment Account other than in accordance with the Priority of Payments. The Note Payment Account shall at all times comply with the requirements of Section 11.2 hereof.

(b)      The Indenture  Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Trust Certificate Account,” which may be a subaccount of the Note Payment Account and which shall be held in the name of the Indenture Trustee as Entitlement Holder in trust for the benefit of the Holder of the Trust Certificate, into which the Indenture Trustee shall from time to time, subject to Section 10.8(d) hereof, deposit all amounts payable to the Holder of the Trust Certificate in accordance with the Priority of Payments (except as otherwise provided herein).

(c)      All funds received into and held in the Note Payment Account and the Trust Certificate Account (or any subaccount thereof) shall remain uninvested.

Section 10.4   Expense Account.   (a) The Indenture Trustee shall, prior to the Closing Date, cause to be established a segregated Securities Account which shall be designated as the “Expense Account,” which shall be held in the name of the Indenture Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Expense Account shall be held in trust by the Indenture Trustee for the benefit of the Secured Parties.

(b)      On the Closing Date, RAIT Partnership or its Affiliates shall deposit into the Expense Account an amount equal to U.S. $100,000. On each Payment Date, the Indenture Trustee shall transfer (as directed in writing by the Servicer no later than 1:00 p.m. Eastern time on the applicable Remittance Date) to the Expense Account from the Note Payment Account amounts required to be deposited therein pursuant to Section 11.1(a) hereof and in accordance with the calculations contained in the Monthly Report prepared by the Indenture Trustee pursuant to Section 10.7(a) hereof. Except as provided in Sections 11.1 and 11.2 hereof, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Account shall be to pay (on any day other than a Payment Date) accrued and unpaid Administrative Expenses of the Issuer, provided that the Indenture Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense on any day other than a Payment Date if, in its reasonable determination, taking into account the Priority of Payments and Interest Advances, the payment of such amounts is likely to leave insufficient funds available to pay in full each of the items payable prior thereto in the Priority of Payments on the next succeeding Payment Date. The Issuer shall, by Issuer Order, direct the Indenture Trustee to, and, upon receipt of such Issuer Order the Indenture Trustee shall, transfer all funds on deposit in the Expense Account, at the time when substantially all of the Issuer’s assets have been sold or otherwise disposed of (as determined by the Servicer), into the Note Payment Account for application as Interest Proceeds on the immediately succeeding Payment Date pursuant to Section 11.1(a).

(c)      The Indenture Trustee agrees to give the Issuer, the Holders of the Notes of the Controlling Class and the Placement Agents immediate notice if a Trust Officer of the Indenture Trustee receives written notice that the Expense Account or any funds on deposit in, or otherwise standing to the credit of, the Expense Account, shall become subject to, any writ, order, judgment, warrant of attachment, execution or similar process. The Expense Account shall at all times comply with the requirements of Section 11.2 hereof.

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(d)      The Indenture Trustee shall invest all funds received into the Expense Account during a Due Period and amounts received in prior Due Periods and retained in the Expense Account in Eligible Investments in accordance with Section 10.2(f) hereof.

Section 10.5      Unused Proceeds Account. (a) The Indenture Trustee shall, on or prior to the Closing Date, establish a single, segregated trust account, which may be a sub-account of a single account, which shall be designated as the “Unused Proceeds Account,” which shall be held in trust in the name of the Indenture Trustee, for the benefit of the Indenture Trustee and for the benefit of the Secured Parties, into which the amount specified in Section 3.2(e) shall be deposited. All amounts credited to the Unused Proceeds Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided.

(b)      The Indenture Trustee agrees to give the Issuer prompt notice if it becomes aware that the Unused Proceeds Account or any funds on deposit therein, or otherwise to the credit of the Unused Proceeds Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Unused Proceeds Account other than in accordance with the Priority of Payments.

(c)      On or prior to the Purchase Termination Date, the Issuer (or the Special Servicer on behalf of the Issuer) may by Issuer Order direct the Indenture Trustee to, and upon receipt of such Issuer Order the Indenture Trustee shall, apply amounts on deposit in the Unused Proceeds Account to acquire on behalf of the Intermediate Trust any Delayed Close Mortgage Loan as directed by the Servicer as permitted under and in accordance with the requirements of Section 7.19 and such Issuer Order.   The Issuer hereby acknowledges and agrees that, upon acquisition of a Delayed Close Mortgage Loan from the Trust Depositor, such Delayed Close Mortgage Loan will be an asset of the Intermediate Trust and the Issuer’s sole interest therein shall be as the holder of the Intermediate Trust Certificate (which evidences 100% beneficial ownership of the Intermediate Trust).

(d)      Principal Proceeds remaining in the Unused Proceeds Account shall, on the Business Day after the Purchase Termination Date, be deposited in the Note Payment Account and applied pursuant to Section 11.1(a)(ii)(2) on the Payment Date following the Purchase Termination Date.

(e)      Without limitation of clause (d) of this Section 10.5, if the Issuer and the Indenture Trustee receive a Withdrawal Notice from the Seller, the Issuer shall instruct the Indenture Trustee by Issuer Order to transfer the Unused Proceeds Principal Amortization Amount on deposit in the Unused Proceeds Account to the Note Payment Account on the Early Unused Proceeds Release Date and apply it pursuant to Section 11.1(a)(ii)(2) on the next Payment Date; provided that, the Early Unused Proceeds Release Date may not be any day from and including the Determination Date to and including the Payment Date in any month.

(f)      The Indenture Trustee shall invest all funds received into the Unused Proceeds Account during a Due Period and amounts received in prior Due Periods and retained in the Unused Proceeds Account in Eligible Investments in accordance with Section 10.2(f) hereof.

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Section 10.6   Reports by Parties. The Indenture Trustee shall make available in a timely fashion to the Servicer, the Special Servicer, the Operating Advisor, the Directing Holder, the Rating Agencies (after delivery to the Rule 17g-5 Information Provider) and the Issuer any information regularly maintained by the Indenture Trustee that the Issuer, the Directing Holder, the Servicer, the Special Servicer or the Operating Advisor may from time to time request with respect to the Collateral, the Underlying Mortgage Pool or the Accounts and provide any other information reasonably available to the Indenture Trustee by reason of its acting as Indenture Trustee hereunder and required to be provided by Section 10.7 hereof or to permit the Issuer to perform its obligations hereunder. Each of the Issuer, the Servicer, the Special Servicer (with respect to a Mortgage Loan that is a Specially Serviced Mortgage Loan), the Operating Advisor and the Directing Holder shall promptly forward to the Indenture Trustee any information in their possession or reasonably available to them concerning any of the Collateral that the Indenture Trustee reasonably may request or that reasonably may be necessary to enable the Indenture Trustee to prepare any report or perform any duty or function on its part to be performed under the terms of this Indenture. The Issuer shall promptly notify the Indenture Trustee and the Holders of the Notes of the Controlling Class if the rating of any Class of Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn.

Section 10.7   Reports; Accountings. (a) Based on monthly reports prepared by the Servicer and the Special Servicer and delivered by the Servicer to the Indenture Trustee in accordance with Section 4.01 of the Servicing Agreement, the Indenture Trustee shall prepare and make available electronically on its website initially located at www.ctslink.com (or, upon written request from registered Holders of the Notes or from those parties that cannot receive such statement electronically, provide by first class mail), on each Payment Date to Privileged Persons, a report in the form attached hereto as Exhibit F (the “Monthly Report”), setting forth, among other things, the following information:

(i)      the amount of the distribution of principal and interest on such Payment Date to the Noteholders and any reduction of the Aggregate Outstanding Amount of the Principal Balance Notes;

(ii)      the aggregate amount of compensation paid to the Indenture Trustee and servicing compensation paid to the Servicer and the Special Servicer during the related Due Period;

(iii)      the Aggregate Outstanding Amount of each Class of Notes immediately before and immediately after the Payment Date;

(iv)      the number, Aggregate Principal Balance, weighted average remaining term to maturity and weighted average interest rate of the Mortgage Loans as of the end of the related Due Period;

(v)      the   number   and   aggregate   Principal   Balance   of   Mortgage   Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) Mortgage Loans that are current but “specially serviced” or in foreclosure but not an REO property;

(vi)      the value of any REO Property owned by the Intermediate Trust or any Permitted Subsidiary as of the end of the related Due Period, on an individual Mortgage Loan basis, based on the most recent appraisal or valuation;

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(vii)      the amount of Interest Proceeds and Principal Proceeds received in the related Due Period;

(viii)      the amount of any Interest Advances made by the Advancing Agent or the Backup Advancing Agent, as applicable;

(ix)      the payments due pursuant to the Priority of Payments with respect to each clause thereof;

(x)      the number and related Principal Balances of any Mortgage Loans extended or modified during the related Due Period on an individual Mortgage Loan basis;

(xi)      the amount of any remaining unpaid interest due on the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes as of the close of business on the Payment Date;

(xii)      a listing of each Mortgage Loan that was the subject of a principal prepayment during the related Due Period and the amount of principal prepayment occurring;

(xiii)      the Aggregate Principal Balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date;

(xiv)      with respect to any Mortgage Loan as to which a liquidation occurred during the related Due Period (other than through a payment in full), (A) the number thereof and (B) the aggregate of all liquidation proceeds which are included in the Note Payment Account and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Notes);

(xv)      with respect to any REO Property owned by the Intermediate Trust or any Permitted Subsidiary thereof, as to which the Special Servicer determined that all payments or recoveries with respect to the related property have been ultimately recovered during the related collection period, (A) the related Mortgage Loan and (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Securities);

(xvi)      the aggregate amount of interest on Interest Advances in respect of the Mortgage Loans paid to the Advancing Agent and/or the Backup Advancing Agent since the prior Payment Date;

(xvii)      a listing of each material modification, extension or waiver made with respect to each Mortgage Loan;

(xviii)      a listing of any Material Document Defect or Material Breach;

(xix)      an itemized listing of any Special Servicing Fees, Workout Fees and Liquidation Fees received by the Special Servicer or any of its affiliates during the related Due Period; and

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(xx)      the amount of any dividends or other distributions to the Trust Certificate on the Payment Date.

(b)      All information made available on the Indenture Trustee’s website will be restricted and the Indenture Trustee will only provide access to such reports to those parties entitled thereto pursuant to this Indenture. In connection with providing access to its website, the Indenture Trustee may require registration and the acceptance of a disclaimer.

(c)      Not more than five Business Days after receiving an Issuer Request requesting information regarding a redemption of the Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Indenture Trustee shall compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Directing Holder and the Paying Agent:

(i)      the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

(ii)      the amount of accrued interest due on such Notes as of the last day of the Due Period immediately preceding such Redemption Date;

(iii)      the Redemption Price;

(iv)      the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable in respect of the Notes being redeemed or to the Noteholders thereof); and

(v)      the amount in the Accounts (other than the Trust Certificate Account) available for application to the redemption of such Notes.

(d)      The Issuer hereby authorizes the Indenture Trustee to, and the Indenture Trustee shall, make available (to the extent received by the Indenture Trustee) to Bloomberg Financial Markets, L.P., CMBS.com, Inc., Trepp, LLC and Intex Solutions, Inc. or such other vendor chosen by the Issuer that submits to the Indenture Trustee a certification in the form of Exhibit H to this Agreement, all the Monthly Reports, CREFC® reports and supplemental notices delivered or made available pursuant to this Section 10.7 to Privileged Persons.

(e)      The Issuer shall cooperate (and cause the Servicer and the Special Servicer to cooperate) with the Indenture Trustee in connection with the preparation of each Monthly Report. The Indenture Trustee shall in no event have any liability for the actions or omissions of the Servicer or the Special Servicer, and shall have no liability for any inaccuracy or error in a Monthly Report prepared by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Servicer or the Special Servicer.   The Indenture Trustee shall not be liable for any failure to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Servicer, the Special Servicer or other Person in furnishing necessary, timely and accurate information to the Indenture Trustee. It is expressly understood and agreed that the application and performance by the Indenture Trustee of its obligation to prepare the Monthly Report shall, with respect to information relating to the Mortgage Loans, be based upon, and in reliance upon, data and information provided to it by the Servicer and the Special Servicer. The Indenture Trustee shall be permitted to conclusively rely, absent manifest error, upon data and information provided to it by the Servicer and the Special Servicer, and nothing herein shall impose or imply any duty or obligation on the part of the Indenture Trustee to recompile, recalculate, verify the accuracy of, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any Obligor is in default or in compliance with the documents governing the related Mortgage Loan.

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Section 10.8   Release of Assets.       (a) Unless the Majority Holders of the Controlling Class shall have given notice to the Indenture Trustee at a time when an Indenture Event of Default shall have occurred and be continuing that Pledged Assets, Mortgage Loans and REO Properties may not be sold without the consent of the Majority Holders of the Controlling Class (and in any event subject to Article XII), the Issuer shall, in connection with any sale required or permitted pursuant to Section 12.1 hereof, by Issuer Order executed by an Authorized Officer of the Issuer and delivered to the Indenture Trustee at least two Business Days prior to the settlement date for any sale of a Pledged Asset, Mortgage Loan or REO Property certifying that the conditions set forth in Section 12.1 hereof are satisfied, direct the Indenture Trustee to release (if and to the extent applicable) such Pledged Asset, Mortgage Loan or REO Property (and all right, title and interest of the Issuer with respect thereto) from the lien of this Indenture against receipt of payment therefor.

(b)      The Issuer shall, if delivery of a Pledged Asset is a condition to redemption or payment in full, by Issuer Order executed by an Authorized Officer of the Issuer and delivered to the Indenture Trustee at least two Business Days prior to the date set for redemption or payment in full of such Pledged Asset, certifying that such Pledged Asset is being redeemed or paid in full, direct the Indenture Trustee or, at the Indenture Trustee’s instructions, the Custodian, to deliver such Pledged Asset, if in physical form, duly endorsed, or, if such Pledged Asset is a Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

(c)      Unless the Majority Holders of the Controlling Class shall have given notice to the Indenture Trustee at a time when an Indenture Event of Default shall have occurred and be continuing that Pledged Assets, Mortgage Loans and REO Properties may not be sold without the consent of the Majority Holders of the Controlling Class (and in any event subject to Article XII), the Issuer shall, in accordance with Section 6.16 hereof, by Issuer Order executed by an Authorized Officer of the Issuer and delivered to the Indenture Trustee at least two Business Days prior to the date set for an exchange or Offer or other disposition permitted hereby or by the Servicing Agreement (including without limitation a foreclosure or deed in-lieu of foreclosure of the related real property), certifying that a Pledged Asset, Mortgage Loan or REO Property is subject to an exchange or Offer or other such disposition and setting forth in reasonable detail the procedure for response to such Offer or other such disposition, direct the Indenture Trustee or, at the Indenture Trustee’s instructions, the Custodian, to deliver (i) with respect to a Mortgage Loan, the related Mortgage Loan File and (ii) such Pledged Asset, if in physical form, duly endorsed, or, if such Pledged Asset is a Clearing Corporation Security, to cause it to be delivered, as applicable, in accordance with such Issuer Order, in each case against receipt of payment therefor.

(d)      The Indenture Trustee shall deposit any proceeds received by it from the disposition of a Pledged Asset, Mortgage Loan or REO Property in the Interest Collection Account or the Principal Collection Account, as directed by the Servicer or the Issuer.

(e)      The Indenture Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Collateral from the lien of this Indenture.

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(f)      The Issuer may retain agents to assist the Issuer in preparing any notice or other report required under Section 10.6 hereof.

Section 10.9      [Reserved.]

Section 10.10  [Reserved.]

Section 10.11  Tax Matters. (a) The Issuer shall, and by accepting a Note, each Holder of Notes agrees to, treat the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes and Class D Notes (unless held by the Issuer Parent or an Issuer Parent Disregarded Entity) as indebtedness, each for U.S. federal, state and local income tax purposes, to report all income (or loss) in accordance with such characterization and each further agrees not to take any action inconsistent with such treatment, except as otherwise required by any taxing authority under applicable law.

(b)      The Issuer agrees not to elect to be treated as other than an Issuer Parent Disregarded Entity for U.S. federal income tax purposes.

(c)      The Issuer agrees to ensure that the Intermediate Trust does not elect to be treated as other than an Issuer Parent Disregarded Entity for U.S. federal income tax purposes.

Section 10.12  Interest Advances. (a) If, with respect to any Payment Date, the sum of (i) Interest Proceeds received during the related Due Period and (ii) funds on deposit in the Interest Collection Account are insufficient to pay in full interest due on the Class A Notes, the Class A-S Notes and the Class B Notes in accordance with the Priority of Payments on any such Payment Date (the amount of such insufficiency, an “Interest Shortfall”), then the Indenture Trustee shall provide the Advancing Agent with written notice of such Interest Shortfall no later than 10:00 a.m. (New York time) on the Business Day immediately preceding such Payment Date. The Indenture Trustee shall provide the Advancing Agent with notice, prior to any funding of an Interest Advance (as defined below) by the Advancing Agent, of any additional interest remittances received by the Indenture Trustee after delivery of such initial notice that reduce such Interest Shortfall. No later than 5:00 p.m. (New York time) on the Business Day immediately preceding the related Payment Date, the Advancing Agent shall advance (each such advance, an “Interest Advance”), by deposit in the Note Payment Account, subject to a determination of recoverability by the Advancing Agent as described in this Section 10.12, a cash amount equal to the lesser of (i) the amount of the Interest Shortfall that would otherwise occur on the Class A Notes, the Class A-S Notes and the Class B Notes and (ii) the aggregate of the interest payments due and not received in respect of the Mortgage Loans.

Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Indenture Trustee on the same Business Day that such Interest Advance was made (or, if such Interest Advance is made prior to final determination by the Indenture Trustee of such Interest Shortfall, on the Business Day of such final determination). The Advancing Agent shall provide the Indenture Trustee written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Interest Advance no later than the close of business on the Business Day immediately preceding the related Payment Date.

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If the Advancing Agent does not make any required Interest Advance at or prior to the time at which distributions are to be made pursuant to Section 11.1, the Backup Advancing Agent shall make such Interest Advance, subject to a determination of recoverability by the Backup Advancing Agent as described in Section 10.12.

The Indenture Trustee and the Backup Advancing Agent shall be entitled to conclusively rely on any determination by the Advancing Agent (including any prior determination by the terminated Advancing Agent) that an Interest Advance, if made, would constitute a Nonrecoverable Interest Advance. Notwithstanding the foregoing, to the extent the Advancing Agent fails to make an Interest Advance it was required to make, the Advancing Agent shall not be entitled to make a recoverability determination affecting the Backup Advancing Agent’s obligation to provide an Interest Advance and any such determination shall not be binding on the Backup Advancing Agent. No later than the close of business on the Remittance Date related to a Payment Date on which the recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall, the Advancing Agent shall provide such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website.

Notwithstanding anything herein to the contrary, neither the Advancing Agent nor the Backup Advancing Agent shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith and, in respect of any such determination made by the Advancing Agent, in accordance with the Advancing Standards (as defined below), that such Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate, will be recoverable from subsequent payments or collections with respect to all Mortgage Loans. Such interest on any Interest Advance shall be payable to the Advancing Agent or the Backup Advancing Agent, as the case may be, in accordance with the Priority of Payments. In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Interest Advance, the Advancing Agent or the Backup Advancing Agent, as applicable, shall take into account:

(1)      amounts that may be realized on each mortgaged property in its “as is” or then current condition and occupancy;

(2)      that such Interest Advances, together with interest accruing thereon, may only be recovered from subsequent payments or collections on the Mortgage Loans;

(3)      the possibility and effects of future adverse change with respect to the mortgaged properties, the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and

(4)      the fact that Interest Advances are intended to provide liquidity only and not credit support to the Noteholders.

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For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Interest Advance, an Interest Advance shall be deemed to be nonrecoverable if the Advancing Agent or the Backup Advancing Agent, as applicable, determines that future payments or collections on the Mortgage Loans may be insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement Rate, within a reasonable period of time. Absent Bad Faith, the determination by the Advancing Agent or the Backup Advancing Agent, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Noteholders. The Backup Advancing Agent shall be entitled to conclusively rely on any determination by the Advancing Agent that an Interest Advance, if made, would constitute a Nonrecoverable Interest Advance. The Servicer and the Special Servicer shall provide any information regarding the Mortgage Loans reasonably requested by the Advancing Agent or the Backup Advancing Agent in connection with the Advancing Agent’s or the Backup Advancing Agent’s determination, as applicable, of whether any Interest Advance would be recoverable.

Notwithstanding anything contained herein or in any other Transaction Document to the contrary, in calculating the amount of any Interest Advance amount allocable to any individual Mortgage Loan (including, but not limited to, for purposes of determining the Mortgage Loan Par Purchase Price (as defined in the Servicing Agreement) of such Mortgage Loan), the Servicer or the Special Servicer, as applicable, shall determine such amount by allocating all unreimbursed Interest Advances among all of the Mortgage Loans for which there are unreimbursed interest shortfalls pro rata (in accordance with the amounts of unreimbursed interest shortfalls on each such Mortgage Loan).

(b)      The Advancing Agent and the Backup Advancing Agent shall each be entitled to recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Interest   Advance),   together   with   interest   thereon,   in   accordance   with Section 11.1(i).

(c)      The Advancing Agent and the Backup Advancing Agent shall each be entitled with respect to any Interest Advance made by it (including Nonrecoverable Interest Advances) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Reimbursement Rate.

(d)      The Advancing Agent’s obligations to make Interest Advances in respect of the Class A Notes, Class A-S Notes and Class B Notes shall continue through the date on which the outstanding principal amount of such Notes is paid in full or redeemed.

(e)      In no event shall the Advancing Agent or the Backup Advancing Agent be required to advance any payments in respect of interest on any Notes other than the Class A Notes, the Class A-S Notes and the Class B Notes or any payments in respect of principal on any Notes.

(f)      To the extent that the Backup Advancing Agent makes an Interest Advance on any Payment Date that the Advancing Agent was required, but failed to make and the Advancing Agent did not determine that such Interest Advance would be a Nonrecoverable Interest Advance, the Advancing Agent shall be deemed to have resigned and the Backup Advancing Agent, as successor Advancing Agent, shall be entitled to receive the Advancing Agent Fee in accordance with the Priority of Payments for such Payment Date thereafter.

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(g)      In consideration of the performance of its obligations hereunder, the Advancing Agent shall be entitled to receive, at the times set forth herein and subject to the conditions and the priority of distribution provisions hereof, to the extent funds are available therefor, the Advancing Agent Fee (except to the extent the Advancing Agent Fee is being paid to the Backup Advancing Agent, as successor Advancing Agent, as described in clause (f), above).

(h)      The determination by the Advancing Agent or the Backup Advancing Agent, as applicable, (i) that it has made a Nonrecoverable Interest Advance or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Interest Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Indenture Trustee (or, if applicable, retained thereby), the Issuer, and, the Rule 17g-5 Information Provider for posting on the Rule 17g-5 Website setting forth the basis for such determination; provided, that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent’s or the Backup Advancing Agent’s entitlement to reimbursement with respect to, any Interest Advance.

(i)      The Advancing Agent, in such capacity, shall act in the best interests of the Holders of the Class A Notes, the Class A-S Notes and the Class B Notes (taking into account the interests of the Holders of the Class A  Notes,  the Class A-S  Notes  and the Class B Notes collectively), as determined by the Advancing Agent, in its good faith judgment and in accordance with this Indenture and applicable law, and in all cases without regard to: (i) any relationship that the Advancing Agent may have with any obligor under a Mortgage Loan or any Affiliate of such obligor, any seller or any other parties to this Indenture; (ii) the ownership of any Note by the Advancing Agent or any of its Affiliates; (iii) the Advancing Agent’s right to receive compensation for its services (or the adequacy of such compensation) and reimbursement for its costs hereunder; (iv) the ownership or management of any interests in any Mortgage Loans, any Mortgaged Properties or any mezzanine loans secured by direct or indirect interests in any obligor under a Mortgage Loan by the Advancing Agent; (v) any obligation of the Advancing Agent or any of its Affiliates to cure a breach of a representation or warranty or document defect with respect to, or repurchase or substitute for, any Mortgage Loan; and (vi) any other debt the Advancing Agent or any of its Affiliates has extended to any obligor under any Mortgage Loan or any of its Affiliates (the criteria specified in this Section 10.12(i), collectively referred to as the “Advancing Standards”).

Section 10.13  Certain Procedures. For so long as the Notes may be transferred in accordance with Rule 144A, the Issuer will ensure that any Bloomberg screen containing information about the Rule 144A Global Notes includes the following (or similar) language:

(i)      the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Notes will state: “Iss’d Under 144A”;

(ii)      the “Security Display” page will have the flashing red indicator “See Other Available Information”; and

(iii)      the indicator will link to the “Additional Security Information” page, which will state that the Notes “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act).

Section 10.14  Information Available Electronically.   (a) The Indenture Trustee shall make available to any Privileged Person the following items (in each case, as applicable, to the extent received by it) by means of the Indenture Trustee’s website located at www.ctslink.com.

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(i)      The following documents, which shall initially be made available under a tab or heading designated “deal documents”:

(A)      the final Offering Circular related to the Notes;

(B)      this Indenture, and any schedules, exhibits and supplements thereto; and

(C)      the CREFC® Loan Setup file;

(ii)      The following documents, which shall initially be made available under a tab or heading designated “periodic reports”:

(A)      the Monthly Reports prepared by the Indenture Trustee pursuant to Section 10.7(a); and

(B)      certain   information   and   reports   specified   in   the   Servicing Agreement (including the collection of reports specified by CRE Finance Council (or any successor organization reasonably acceptable to the Indenture Trustee and the Servicer) known as the “CREFC® Investor Reporting Package”) relating to the Mortgage Loans, to the extent that the Indenture Trustee receives such information and reports from the Servicer from time to time;

(iii)      The following documents, which shall initially be made available under a tab or heading designated “Additional Documents”:

(A)      inspection reports delivered to the Indenture Trustee under the terms of the Servicing Agreement; and

(B)      appraisals delivered to the Indenture Trustee under the terms of the

Servicing Agreement;

(iv)      The following documents, which shall initially be made available under a tab or heading designated “special notices”:

(A)      notice of final payment on the Notes delivered to the Indenture Trustee pursuant to Section 9.4;

(B)      notice of termination of the Servicer or the Special Servicer;

(C)       notice of a Servicer Termination Event or a Special Servicer Termination Event, each as defined in the Servicing Agreement and delivered to the Indenture Trustee under the terms of the Servicing Agreement;

(D)      notice of the resignation of any party to the Indenture and notice of the acceptance of appointment of a replacement for any such party, to the extent such notice is prepared or received by the Indenture Trustee;

(E)      Officer’s Certificates supporting the determination that any Interest Advance was (or, if made, would be) a Nonrecoverable Interest Advance delivered to the Indenture Trustee pursuant to Section 10.12;

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(F)      (1) any direction received by the Indenture Trustee from the Directing Holder for the termination of the Special Servicer during any period when such person is entitled to make such a direction and, (2) if a Consultation Termination Event has occurred and is continuing, any direction of the holders of at least 75% of the aggregate Voting Rights of the Notes to terminate the Special Servicer in response to the recommendation of the Operating Advisor;
(G)      any recommendation of the Operating Advisor to the Indenture Trustee to replace the Special Servicer;

(H)      any direction received by the Indenture Trustee from Holders of at least 66⅔% of the Aggregate Outstanding Amount of each Class of Principal Balance Notes or Holders of at least 66⅔% of the Aggregate Outstanding Amount of Notes of the Controlling Class for the termination of the Indenture Trustee pursuant to Section 6.9(c); and

(I)      notice of the occurrence or cessation of any Control Shift Event or Consultation Termination Event;

(v)      The following information, which shall initially be made available under a tab or heading designated “Risk Retention Special Notices”:

(A)      the fair value (expressed as a percentage of the fair value of all Notes and dollar amount) of the actual principal amount of the Retention Interest acquired and retained by the Retention Holder as of the Closing Date (based on actual sale prices and finalized Class sizes);

(B)      the fair value (expressed as a percentage of the fair value of all Notes and dollar amount) of the Notes that the Retention Holder is required to retain pursuant to the Credit Risk Retention Rules;

(C)      to the extent that the valuation methodology or any of the key inputs and assumptions on the Closing Date are materially different than those disclosed in the “Credit Risk Retention” section of the Offering Circular, a description of any such material differences; and

(D)      any notice or documents provided to the Indenture Trustee by the Issuer, Trust Administrator or the Servicer which the Issuer or the Servicer, as applicable, has directed the Indenture Trustee to post to the “Risk Retention Special Notices” tab;

(vi)      the “Investor Q&A Forum” pursuant to Section 10.15;

(vii)      solely to Noteholders and holder of the Trust Certificate, the “Investor Registry” pursuant to Section 10.15.

The Indenture Trustee shall, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab described in clause (v) above, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the Indenture Trustee’s website that a notice has been posted to the “Risk Retention Special Notices” tab.

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(b)      Notwithstanding the requirements set forth in Section 10.4(a) set forth above, the Indenture Trustee will be authorized to use such other headings and labels on its website as it may reasonably determine from time to time.

(c)      For the avoidance of doubt, the Indenture Trustee shall provide such Monthly Report and the CREFC® Investor Reporting Package to the Rule 17g-5 Information Provider for posting to the Rule 17g-5 Website in accordance with, and subject to, the provisions of Section 14.14 hereof.

(d)      The Indenture Trustee makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Indenture Trustee may disclaim responsibility for any information distributed by the Indenture Trustee for which it is not the original source. The Indenture Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Servicer is included in any reports, statements, materials or information prepared or provided by the Servicer or Special Servicer, as applicable, and the Indenture Trustee shall be entitled to conclusively rely, absent manifest error, upon the Servicer’s reports and the Special Servicer’s reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein. The Indenture Trustee shall have no obligation to monitor or investigate Material Document Defects or Material Breaches and shall only include any such Material Document Defect or Material Breach on the Monthly Report to the extent that it has received notice thereof from the Seller pursuant to the Seller Purchase and Sale Agreement. In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer and an Investor Certification. The Indenture Trustee shall not be liable for the dissemination of information in accordance herewith.

(e)      Assistance in using the Indenture Trustee’s website can be obtained by calling its customer service desk at (866) 846-4526 or at ctslink.customerservice@wellsfargo.com, or at any other number or email address as designated by the Indenture Trustee to the Noteholders.

Section 10.15  Investor Q&A Forum; Investor Registry. (a) The Indenture Trustee shall make a question-and-answer forum (the “Investor Q&A Forum”) available to Privileged Persons by means of the Indenture Trustee’s website, where Noteholders (including beneficial owners of Notes) and prospective purchasers of Notes may (i) submit inquiries to the Indenture Trustee relating to the Monthly Reports, and submit inquiries to the Servicer, the Special Servicer or, for so long as a Control Shift Event with respect to the Class E Notes has occurred and is continuing, the Operating Advisor (each, a “Q&A Respondent”) relating to any reports prepared by that party, the Mortgage Loans, or the properties related thereto (each an “Inquiry” and collectively, “Inquiries”), and (ii) view previously submitted Inquiries and related answers. Upon receipt of an Inquiry for a Q&A Respondent, the Indenture Trustee shall forward the Inquiry to the applicable Q&A Respondent, in each case via email within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Indenture Trustee and the applicable Q&A Respondent, unless such party determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the applicable Q&A Respondent shall be by email to the Indenture Trustee. The Indenture Trustee shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Indenture Trustee’s website. If the Indenture Trustee or the applicable Q&A Respondent determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii)

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answering any Inquiry would be in violation of applicable law, the Loan Documents, this Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Indenture Trustee, the Servicer, the Special Servicer or the Operating Advisor, as applicable or (v) answering any such inquiry would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, it shall not be required to answer such Inquiry and shall promptly notify the Indenture Trustee of such determination. The Indenture Trustee shall notify the Person who submitted such Inquiry in the event that the Inquiry shall not be answered. Any notice by the Indenture Trustee to the Person who submitted an Inquiry that shall not be answered shall include the following statement: “Because the Indenture provides that the Indenture Trustee, Servicer, Special Servicer and Operating Advisor shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer and/or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law or the Loan Documents, this Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Indenture Trustee, the Servicer, the Special Servicer or the Operating Advisor, as applicable, or (v) answering any such inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, no inference shall be drawn from the fact that the Indenture Trustee, the Servicer, the Special Servicer or the Operating Advisor has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and shall not be deemed to be answers from any other Person, including the Issuer, the Placement Agents or any of their respective Affiliates. None of the Placement Agents, the Issuer, the Intermediate Trust Trustee, the Servicer, the Special Servicer, the Operating Advisor, or the Indenture Trustee, or any of their respective Affiliates shall certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Indenture Trustee shall not be required to post to the Indenture Trustee’s website any Inquiry or answer thereto that the Indenture Trustee determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum shall not reflect questions, answers and other communications that are not submitted via the Indenture Trustee’s website. Additionally, the Indenture Trustee may require acceptance of a waiver and disclaimer for access to the Investor Q&A Forum.

(b)      The Indenture Trustee shall make the “Investor Registry” available to any Noteholder or holder of the Trust Certificate and any beneficial owner of a Note via the Indenture Trustee’s website. Noteholders and beneficial owners of Notes can register on a voluntary basis and thereafter obtain contact information with respect to any other Noteholder or beneficial owner that has so registered. Any person registering to use the Investor Registry shall be required to certify that (i) it is a Noteholder, a beneficial owner of a Note or holder of the Trust Certificate and (ii) it grants authorization to the Indenture Trustee to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Noteholders and registered beneficial owners or Notes. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, and phone number. If any Noteholder or beneficial owner of a Note notifies the Indenture Trustee that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Indenture Trustee shall promptly remove it from the Investor Registry.   The Indenture Trustee shall not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Indenture Trustee may require acceptance of a waiver and disclaimer for access to the Investor Registry.

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Section 10.16  Permitted Funded Companion Participation Acquisition Account. (a) The Indenture Trustee shall, on or prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Permitted Funded Companion Participation Acquisition Account” which shall be held in trust for the benefit of the Secured Parties and over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal. All amounts credited to the Permitted Funded Companion Participation Acquisition Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided.

(b)      Upon receipt of Permitted Principal Proceeds by the Issuer, if so directed by the Future Funding Holder by delivery of a notice substantially in the form of Exhibit M hereto, the Issuer shall deposit, or direct the Indenture Trustee to deposit, all or a portion of such funds, into the Permitted Funded Companion Participation Acquisition Account.

(c)      The Indenture Trustee agrees to give the Issuer prompt notice if it becomes aware that the Permitted Funded Companion Participation Acquisition Account or any funds on deposit therein, or otherwise to the credit of the Permitted Funded Companion Participation Acquisition Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Permitted Funded Companion Participation Acquisition Account other than in accordance with the Priority of Payments. The Permitted Funded Companion Participation Acquisition Account shall remain at all times an Eligible Account.

(d)      The only permitted withdrawals from or application of Permitted Principal Proceeds on deposit in, or otherwise standing to the credit of, the Permitted Funded Companion Participation   Acquisition   Account   shall   be   (i) to   acquire   Related   Funded   Companion Participations in accordance with Section 12.4. of this Indenture and (ii) to withdraw amounts for deposit into the Note Payment Account for application pursuant to Section 11.1(a)(ii) as Principal Proceeds. Any Permitted Principal Proceeds deposited into the Permitted Funded Companion Participation Acquisition Account will be available for use to acquire Related Funded Companion Participations in accordance with Section 12.4 for a period, not to exceed the earlier of (1) 120 days from the date of receipt of such Permitted Principal Proceeds (the “Proceeds Availability Period”) and (2) the end of the Permitted Funded Companion Participation Acquisition Period. If (x) the Issuer fails to acquire Related Funded Companion Participations with such specified Permitted Principal Proceeds within the applicable Proceeds Availability Period, or (y) if the Issuer is so directed by the Future Funding Holder on any Payment Date prior to the expiration of the applicable Proceeds Availability Period, the Indenture Trustee (upon the direction of the Issuer in the case of clause (y)) shall withdraw such Permitted Principal Proceeds (“Excluded Permitted Principal Proceeds”) from the Permitted Funded Companion Participation Acquisition Account and deposit such Permitted Principal Proceeds into the Note Payment Account for application pursuant to Section 11.1(a)(ii) as Principal Proceeds and the Issuer shall not be permitted to cause any Excluded Permitted Principal Proceeds to be re-deposited into the Permitted Funded Companion Participation Acquisition Account.   Upon the expiration of the Permitted Funded Companion Participation Acquisition Period, the Indenture Trustee shall transfer all amounts on deposit in the Permitted Funded Companion Participation Acquisition Account to the Note Payment Account for application pursuant to Section 11.1(a)(ii) as Principal Proceeds.

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ARTICLE XI

APPLICATION OF CASH

Section 11.1      Disbursements   of   Cash   from   Note   Payment   Account.

(a) Notwithstanding any other provision in this Indenture, but subject to the other clauses of this Article XI hereof, on each Payment Date and on the Accelerated Maturity Date, the Indenture Trustee shall disburse amounts transferred to the Note Payment Account from the Collection Accounts pursuant to Section 10.2(g) hereof as follows and for application by the Indenture Trustee in accordance with the following priorities (the “Priority of Payments”):

(i)      On each Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes as a result of an Indenture Event of Default, Interest Proceeds with respect to the related Due Period shall be distributed in the order of priority (the “Interest Proceeds Waterfall”) set forth below:

(1)      to the payment of taxes and filing and registration fees owed by the Issuer, if any;

(2)      (a) first, to the extent not previously reimbursed, to the Advancing Agent or the Backup Advancing Agent, the aggregate amount of any Nonrecoverable Interest Advances due and payable to such party, (b) second, to the Advancing Agent, the Advancing Agent Fee and any previously due but unpaid Advancing Agent Fee (provided that the Advancing Agent has not failed to make any Interest Advance required to be made in respect of any Payment Date pursuant to the terms of this Indenture, and if the Advancing Agent failed to make an Interest Advance, then the Backup Advancing Agent, as successor Advancing Agent, will receive the Advancing Agent Fee, and (c) third, to the Advancing Agent and the Backup Advancing Agent, (i) to the extent due and payable to such party, Reimbursement Interest and (ii) reimbursement of any outstanding Interest Advances not (in the case of this clause (ii)) to exceed the amount that would result in an Interest Shortfall with respect to such Payment Date;

(3)      (a) first, to the Indenture Trustee, the Indenture Trustee Fee and any previously due but unpaid Indenture Trustee Fees, (b) second, to the Indenture Trustee, all accrued and unpaid Indenture Trustee Expenses (other than amounts payable pursuant to indemnities) under this Indenture (and, if an Indenture Event of Default has occurred and is continuing under this Indenture, all accrued and unpaid expenses of the Indenture Trustee (including amounts payable pursuant to the indemnity)), (c) third, to the extent not previously reimbursed, to the Indenture Trustee, Indenture Trustee Expenses constituting indemnities, and (d) fourth, to the payment of all other accrued and unpaid Administrative Expenses then due and payable; provided that all payments made pursuant to subclauses (b) through (d) of this clause (3) (together with all amounts withdrawn from the Expense Account in respect of Administrative Expenses) do not exceed

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$300,000 in the aggregate during the applicable Expense Year (including such Payment Date);

(4)      to the payment of the Interest Distribution Amount with respect to the Class A Notes;

(5)      to the payment of the Interest Distribution Amount with respect to the Class A-S Notes;

(6)      to the payment of the Interest Distribution Amount with respect to the Class B Notes;

(7)      to the payment of the Interest Distribution Amount with respect to the Class C Notes;

(8)      to the payment of the Class C Deferred Interest Amount (in reduction of the Aggregate Outstanding Amount of the Class C Notes);

(9)      to the payment of the Interest Distribution Amount with respect to the Class D Notes;

(10)       to the payment of the Class D Deferred Interest Amount (in reduction of the Aggregate Outstanding Amount of the Class D Notes);

(11)       to the payment of the Interest Distribution Amount with respect to the Class E Notes;

(12)       to the payment of the Class E Deferred Interest Amount (in reduction of the Aggregate Outstanding Amount of the Class E Notes);

(13)       to the payment of the Interest Distribution Amount with respect to the Class F Notes;

(14)       to the payment of the Class F Deferred Interest Amount (in reduction of the Aggregate Outstanding Amount of the Class F Notes);

(15)       to the payment of the Interest Distribution Amount with respect to the Class G Notes;

(16)       to the payment of the Class G Deferred Interest Amount (in reduction of the Aggregate Outstanding Amount of the Class G Notes);

(17)       to the payment of, first, to the Indenture Trustee of accrued and unpaid Indenture Trustee Expenses and, second, all other accrued and unpaid Administrative Expenses, in each case in the priority of, and to the extent not paid pursuant to, clause (3) above (whether as the result of the limitations on amounts set forth therein or otherwise);

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(18)       for deposit into the Expense Account in respect of anticipated Administrative Expenses that will be due prior to the next Payment Date such amount as the Servicer directs the Indenture Trustee in writing (no later than the applicable Remittance Date), but in no event may such deposit cause the Balance of all Eligible Investments and cash in the Expense Account (including any amounts remaining on deposit in the Expense Account from the Closing Date) immediately after such deposit to exceed $50,000; and

(19)       to the Holder of the Class H  Notes (for  so long as  the Aggregate Outstanding Amount of the Class H Notes has not been reduced to zero on a prior Payment Date, and otherwise to the Holder of the Trust Certificate), any remaining amounts (in the case of the Class H Notes, as interest).

(ii)      On each Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes as a result of an Indenture Event of Default, Principal Proceeds with respect to the related Due Period will be distributed in the order of priority (the “Principal Proceeds Waterfall”) set forth below:

(1)      to the payment of the amounts referred to in clauses (1) to (6) of the Interest Proceeds Waterfall in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(2)      on the Payment Date after the Unused Proceeds Release Date for a Delayed Close Mortgage Loan, an amount equal to the Unused Proceeds Principal Amortization Amount for such Delayed Close Mortgage Loan to the payment of principal of the Notes (other than the most junior Class of Notes then Outstanding) in accordance with the Unused Proceeds Principal Amortization Priority (in such amounts and in such priority as are described in the definition of such term);

(3)      to the payment of principal of the Class A Notes until the Class A Notes have been paid in full;

(4)      to the payment of principal of the Class A-S Notes until the Class A Notes have been paid in full;

(5)      to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(6)      if no Class A Notes, Class A-S Notes or Class B Notes are Outstanding, to the payment of the amounts referred to in clause (7) of the Interest Proceeds Waterfall, but only to the extent not paid in full thereunder;

(7)      to the payment of principal of the Class C Notes (including the Class C Deferred Interest Amount), until the Class C Notes have been paid in full;

(8)      if no Class A Notes, Class A-S Notes, Class B Notes or Class C Notes are Outstanding, to the payment of the amounts referred to in clause (9) of the Interest Proceeds Waterfall, but only to the extent not paid in full thereunder;

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(9)      to the payment of principal of the Class D Notes (including the Class D Deferred Interest Amount), until the Class D Notes have been paid in full;

(10)       if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are outstanding, to the payment of the amounts referred to in clause (11) of the Interest Proceeds Waterfall, but only to the extent not paid in full thereunder;

(11)       to the payment of principal of the Class E Notes (including the Class E Deferred Interest Amount), until the Class E Notes have been paid in full;

(12)       if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are outstanding, to the payment of the amounts referred to in clause (13) of the Interest Proceeds Waterfall, but only to the extent not paid in full thereunder;

(13)       to the payment of principal of the Class F Notes (including the Class F Deferred Interest Amount), until the Class F Notes have been paid in full;

(14)       if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are outstanding, to the payment of the amounts referred to in clause (15) of the Interest Proceeds Waterfall, but only to the extent not paid in full thereunder;

(15)       to the payment of principal of the Class G Notes (including the Class G Deferred Interest Amount), until the Class G Notes have been paid in full;

(16)      to the payment of principal of the Class H Notes, until the Class H Notes have been paid in full;

(17)       to the payment of amounts referred to in clauses (17) and (18) of the Interest Proceeds Waterfall, in the same order of priority specified therein, but only to the extent not paid in full thereunder; and

(18)       to the Holder of the Trust Certificate, any remaining amounts.

(iii)      On any Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes as a result of an Indenture Event of Default, Interest Proceeds and Principal Proceeds with respect to the related Due Period will be distributed in the following order of priority:

(1)      to the payment of the amounts referred to in clauses (1) through (3) of the Interest Proceeds Waterfall, in the same order of priority set forth therein, but without giving effect to any limitations on amounts payable set forth therein;

(2)      to the payment of any out-of-pocket fees and expenses of the Issuer and Indenture Trustee (including legal fees and expenses) incurred in connection with an acceleration of the Notes following an Indenture Event of Default, including in connection with sale and liquidation of any of the Collateral in connection therewith;

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(3)      to the payment of the Interest Distribution Amount with respect to the Class A Notes;

(4)      to the payment of principal of the Class A Notes until the Class A Notes have been paid in full;

(5)      to the payment of the Interest Distribution Amount with respect to the Class A-S Notes;

(6)      to the payment of principal of the Class A-S Notes until the Class A-S Notes have been paid in full;

(7)      to the payment of the Interest Distribution Amount with respect to the Class B Notes;

(8)      to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(9)      to the payment of the Interest Distribution Amount with respect to the Class C Notes;

(10)       to the payment of principal of the Class C Notes (including the Class C Deferred Interest Amount) until the Class C Notes have been paid in full;

(11)       to the payment of the Interest Distribution Amount with respect to the Class D Notes;

(12)       to the payment of principal of the Class D Notes (including the Class D Deferred Interest Amount) until the Class D Notes have been paid in full;

(13)       to the payment of the Interest Distribution Amount with respect to the Class E Notes;

(14)       to the payment of principal of the Class E Notes (including the Class E Deferred Interest Amount) until the Class E Notes have been paid in full;

(15)       to the payment of the Interest Distribution Amount with respect to the Class F Notes;

(16)       to the payment of principal of the Class F Notes (including the Class F Deferred Interest Amount) until the Class F Notes have been paid in full;

(17)       to the payment of the Interest Distribution Amount with respect to the Class G Notes;

(18)       to the payment of principal of the Class G Notes (including the Class F Deferred Interest Amount) until the Class G Notes have been paid in full;

(19)      to the payment of principal of the Class H Notes until the Class H Notes have been paid in full; and

(20)       any remaining Interest Proceeds and Principal Proceeds to the Holder of the Trust Certificate.

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(iv)      Any Interest Proceeds or Principal Proceeds applied to pay principal of the Class C Notes, Class D Notes, Class E Notes, Class F Notes or Class G Notes will be applied first to pay any related Deferred Interest Amount prior to being applied to reduce the remaining portion of the related Aggregate Outstanding Amount.

(b)      On or prior to the close of business on the Remittance Date preceding each Payment Date, the Issuer shall remit (or cause the Servicer to remit) to the Indenture Trustee for deposit into the Note Payment Account pursuant to Section 10.2(g) hereof, an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(c)      If, on any Payment Date, as applicable, the amount available in the Note Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.7(b) hereof, the Indenture Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) hereof, to the extent funds are available therefor.

(d)      Except as otherwise expressly provided in this Section 11.1, if on any Payment Date the amount available in the Note Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required under any clause of the Interest Proceeds Waterfall or the Principal Proceeds Waterfall to different Persons, the Indenture Trustee shall make the disbursements called for by such clause ratably in accordance with the respective amounts of such disbursements in such clause then due and payable to the extent funds are available therefor.

(e)      In connection with the application of funds to pay Administrative Expenses of the Issuer, in accordance with sub-clauses (3), (15) and (16) of clause (i) of Section 11.1(a) hereof and sub-clauses (1) and (15) of clause (ii) of Section 11.1(a) hereof, the Indenture Trustee shall remit such funds, to the extent available, as directed by the Issuer pursuant to the related Monthly Report (net of amounts payable to the Indenture Trustee). All such payments shall be made pursuant to the Priority of Payments.

(f)      Any amounts to be paid to the Indenture Trustee for distribution to the Holder of the Trust Certificate pursuant to clause (19) of the Interest Proceeds Waterfall, clause (18) of the Principal Proceeds Waterfall or clause (20) of the payment waterfall described under clause (iii) of Section 11.1(a) shall be released from the lien of this Indenture.

(g)      In connection with any required payment by the Issuer to the Operating Advisor pursuant to the Servicing Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Mortgage Loans, such amounts shall be paid to the Operating Advisor pursuant to the terms of the Servicing Agreement.

(h)      [Reserved.]

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(i)      The Advancing Agent (or the Backup Advancing Agent, as successor Advancing Agent, as provided in Section 10.12(f)) shall be entitled to receive the Advancing Agent Fee payable in accordance with the Priority of Payments. In addition, the Advancing Agent and the Backup Advancing Agent shall each be entitled on each Payment Date to reimbursement of any previously unreimbursed Interest Advance made by it, together with interest thereon, from Interest Proceeds, and to the extent not reimbursed in full by Interest Proceeds, from Principal Proceeds, prior to application of collections in accordance with Section 11.1(a), as well as in accordance with the Priority of Payments; provided that (i) reimbursement of Interest Advances (other than Nonrecoverable Interest Advances) shall not cause an additional Interest Shortfall, (ii) reimbursement of Nonrecoverable Interest Advances, together with interest thereon, shall be made first from Interest Proceeds, and to the extent not reimbursed in full from Interest Proceeds, from Principal Proceeds and (iii) reimbursement of Nonrecoverable Interest Advances shall be made regardless of whether such reimbursement causes an additional Interest Shortfall and may be made on any Business Day prior to the related Determination Date or on a Payment Date. For purposes of the foregoing, an Interest Advance shall be deemed to be a Nonrecoverable Interest Advance if the Advancing Agent or the Backup Advancing Agent, as applicable, determines that future payments or collections on the Mortgage Loans could reasonably be expected to be insufficient to fully reimburse such Interest Advance, plus interest thereon. Amounts used for the reimbursement of Interest Advances and interest thereon shall not be included in the Available Redemption Funds for any Payment Date. Notwithstanding the foregoing, the Advancing Agent or the Backup Advancing Agent, as applicable, may opt, in its sole discretion, to defer the reimbursement for Nonrecoverable Interest Advances to a subsequent Payment Date or Payment Dates if such reimbursement would trigger an additional Interest Shortfall. The Advancing Agent will also be permitted (but not obligated) to defer or otherwise structure the timing of recoveries by the Advancing Agent of Nonrecoverable Interest Advances in such manner as the Advancing Agent determines is in the best interest of the Holders of the Class A Notes, the Class A-S Notes and the Class B Notes, as a collective whole, which may include being reimbursed for Nonrecoverable Interest Advances in installments. In addition, based upon information available at such time, the Advancing Agent or the Backup Advancing Agent, as applicable, shall provide 15 days prior notice to the Servicer, the Indenture Trustee and the Rating Agencies if an Interest Advance is determined to be a Nonrecoverable Interest Advance and whether or not reimbursement thereof shall be deferred; provided, that the failure to provide such notice shall in no way limit the rights of either the Advancing Agent or the Backup Advancing Agent to reimburse itself for Nonrecoverable Interest Advances on any Payment Date.

Section 11.2      Trust Accounts. Each Account shall remain at all times with either (x) the Indenture Trustee’s Corporate Trust Office in a segregated trust account that is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R. § 9.10(b) or (y) a financial institution (i) the short-term debt obligations of which are rated at least (a) “R-1 (middle)” by DBRS (if rated by DBRS or, if not rated by DBRS, an equivalent rating such as that listed above by at least two NRSROs (which may include S&P and/or Fitch)), and (b) “P- 1” by Moody’s, in the case of accounts in which funds are held for thirty (30) days or less (or such lower rating as to which the Rating Agency Condition with respect to each Rating Agency is satisfied) or (ii) in the case of accounts in which funds are held for more than thirty (30) days, (a) the long-term debt obligations of which are rated at least “A (high)” by DBRS (if rated by DBRS or, if not rated by DBRS, an equivalent rating such as that listed above by at least two NRSROs (which may include S&P and/or Fitch)) and (b) the long-term and short-term debt obligations of which are rated at least “A2/P-1” by Moody’s, or, in each case, such other rating with respect to which the Rating Agency Condition for each Rating Agency has been satisfied and having a combined capital and surplus of at least $200,000,000 and subject to supervision or examination by federal or state authority.

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All Cash held by, or deposited with, the Indenture Trustee in any Account (other than the Custodial Account) pursuant to the provisions of this Indenture, and not invested in Mortgage Loans or Eligible Investments as herein provided, shall be deposited in one or more accounts, maintained at a financial institution described in the preceding paragraph, to be held in trust for the benefit of the Noteholders. Except with respect to amounts on deposit in the Note Payment Account, to the extent Cash deposited in an account exceeds amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and is not fully collateralized by direct obligations of the United States, such excess shall be invested in Eligible Investments (pursuant to and as provided in Sections 10.2, 10.3 and 10.4 hereof).

Section 11.3      Securities Accounts.   The Issuer hereby directs the Indenture Trustee to invest all amounts held by, or deposited with the Indenture Trustee in the Permitted Funded Companion Participation Acquisition Account pursuant to the provisions of this Indenture in Eligible Investments described in clause (h) of the definition of Eligible Investments and such amounts shall be credited to the Indenture Accounts that are the source of funds for such investment. Any amounts not so invested in Eligible Investments as herein provided, shall be credited to one or more securities accounts established and maintained pursuant to the Securities Account Control Agreement at the Corporate Trust Office of the Indenture Trustee, or at another financial institution whose (1) long-term rating is at least equal to “A1” by Moody’s or (2) (x) long-term rating is at least equal to “A2” by Moody’s and (y) short-term rating is at least equal to “P-1” by Moody’s (or such lower rating as the Rating Agency shall approve) and agrees to act as a Securities Intermediary on behalf of the Indenture Trustee on behalf of the Secured Parties pursuant to an account control agreement in form and substance similar to the Securities Account Control Agreement.

ARTICLE XII

PURCHASE AND SALE OF MORTGAGE LOANS; ACQUISITION OF RELATED FUNDED COMPANION PARTICIPATIONS; FUTURE FUNDING ESTIMATES

Section 12.1      Sale of Mortgage Loans.   (a) Except as otherwise expressly permitted or required by this Indenture, the Issuer shall not sell or otherwise dispose of or cause to be sold or otherwise disposed of any Mortgage Loan. Subject to satisfaction of any applicable conditions in Section 10.8, so long as on or prior to the trade date for such sale the Servicer has certified to the Indenture Trustee that each of the conditions applicable to such sale set forth below has been satisfied, the Issuer may direct the Intermediate Trust Trustee, the Servicer and/or Special Servicer in writing (a copy of which writing shall be delivered to the Indenture Trustee) to sell, and the Intermediate Trust Trustee, the Servicer and/or Special Servicer, as applicable, shall be permitted to sell, in the manner directed by the Issuer in writing, on behalf of the Intermediate Trust:

(i)      any Defaulted Mortgage Loan at the direction of the Special Servicer acting pursuant to the Servicing Agreement (subject to the consent of the Directing Holder, for so long as no Control Shift Event with respect to the Class E Notes has occurred and is continuing) provided that the Special Servicer may also sell such Defaulted Mortgage Loan (and any REO Property) in accordance with the terms of the Servicing Agreement;

(ii)      any Mortgage Loan with respect to which a material document defect or material breach of representation or warranty set forth in the Seller Purchase and Sale Agreement exists, which requires the Seller to repurchase such Mortgage Loan at the Repurchase Price thereof;

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(iii)      any Mortgage Loan in connection with an Optional Redemption, Clean-up Call, Tax Redemption, at the Stated Maturity or in connection with the exercise of a purchase option held by the holder of a mezzanine loan or similar interest; and

(iv)      any Related Funded Companion Participation as set forth in Section 12.4(d). All Sale Proceeds of any Mortgage Loans and REO Properties sold by or at the request of the Issuer in accordance with this Section 12.1 will, upon receipt by the Indenture Trustee, be deposited in the Interest Collection Account or the Principal Collection Account, as the case may be, in accordance with Sections 10.2(a) and 10.2(c) hereof and applied on the Payment Date immediately succeeding the end of the Due Period in which they were received in accordance with the Priority of Payments or as otherwise required by Article IX.

(b)      After the Issuer has notified the Indenture Trustee of an Optional Redemption, Clean-up Call or Tax Redemption in accordance with Section 9.3 hereof, the Issuer (or the Directing Holder) may direct the Intermediate Trust Trustee, the Servicer and/or the Special Servicer in writing (a copy of which writing shall be delivered to the Indenture Trustee) to sell, and the Intermediate Trust Trustee, the Servicer and/or the Special Servicer, as applicable, shall be permitted to sell, any Mortgage Loan or REO Property without regard to the foregoing limitations in Section 12.1(a) hereof; provided that:

(i)      in connection with an Optional Redemption, Clean-up Call or Tax Redemption, the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Sections 9.1(a), 9.1(b) and 9.1(c) hereof, and upon any such sale the Indenture Trustee shall release the Pledged Assets, such Mortgage Loans and REO Properties pursuant to Section 10.8 hereof;

(ii)      in connection with an Optional Redemption, Clean-up Call or Tax Redemption, the Issuer may not direct the Intermediate Trust Trustee to sell (and the Intermediate Trust Trustee, the Servicer and/or the Special Servicer, as applicable, shall not be permitted to sell) a Mortgage Loan or REO Property pursuant to this Section 12.1(b) hereof unless on or prior to the sixth Business Day preceding the scheduled Redemption Date:

(x)      the Issuer certifies to the Indenture Trustee that (1) in its judgment based on calculations included in such certification by the Issuer (which certification shall include the sale prices of the Mortgage Loans), the Available Redemption Funds will be sufficient to pay the Total Redemption Amount pursuant to Section 9.2(a) hereof and (2) the sale prices of the Mortgage Loans intended to be sold in connection with such redemption are not (in the sole judgment of the Servicer) below the fair market value of such Mortgage Loans; and

(y)      an Independent accountant appointed by the Issuer shall confirm in writing the calculations made in clause (x)(1) above;

(iii)      in connection with an Optional Redemption, Clean-up Call or Tax Redemption, all the Mortgage Loans and REO Properties to be sold pursuant to this Section 12.1(c) hereof must be sold in accordance with the requirements set forth in Section 9.2(a) hereof, as the case may be; and

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(iv)      in connection with an Optional Redemption, if the holder of the Class H Notes also owns 100% of each other Class of Junior Notes then outstanding, in lieu of paying the Redemption Price for one or more of such Classes, such holder may elect to exchange such Notes for the Intermediate Trust Certificate and immediately thereafter exchange the Intermediate Trust Certificate for all of the remaining Mortgage Loans and other assets of the Intermediate Trust, in which event the certification required by clause (ii)(x) above with respect to the Total Redemption Amount shall exclude cash Redemption Prices for the Classes subject to such election.

(c)      The Servicer and the Special Servicer, their Affiliates and any account for which the Servicer and the Special Servicer or an Affiliate of the Servicer or the Special Servicer acts as investment adviser (and for which the Servicer or such Affiliate has discretionary authority) shall be entitled to bid on any Mortgage Loan to be sold by or at the request of the Issuer pursuant to this Section 12.1 hereof.

(d)      Notwithstanding anything herein to the contrary, the Servicer on behalf of the Issuer shall be permitted to sell to a Permitted Subsidiary any Sensitive Asset for consideration consisting of equity interests in such Permitted Subsidiary (or an increase in the value of equity interests already owned).

Section 12.2   Acquisition of the Delayed Close Mortgage Loan(s). (a) On the Closing Date, the Issuer will deposit the sum of $17,782,000 into the Unused Proceeds Account to be available for the acquisition, on or prior to the Purchase Termination Date, of the Delayed Close Mortgage Loan(s) by the Intermediate Trust), subject to confirmation by the Special Servicer that the terms of the Loan Documents evidencing each such Mortgage Loan substantially conform to those provided to the Special Servicer as of the date hereof (receipt of which is hereby acknowledged), as evidenced by the delivery to the Indenture Trustee of an Officer’s Certificate of the Special Servicer confirming the same.

(b)      The Issuer may also cause the Intermediate Trust to acquire any Delayed Close Mortgage Loan, subject to each of the conditions set forth in paragraph (a) above, this subsection (b) and subsections (c) and (d) below, by instructing the Indenture Trustee by Issuer Order to release amounts in the Unused Proceeds Account directly to the account of the related obligor.

(c)      The acquisition by the Intermediate Trust of a Delayed Close Mortgage Loan, and the remittance by the Indenture Trustee of amounts from the Unused Proceeds Account as consideration for such acquisition shall be conditioned upon (i) receipt by the Indenture Trustee of the Officer’s Certificate described in paragraph (a) above (upon which the Indenture Trustee may conclusively rely) and (ii) satisfaction of the Rating Agency Condition.

(d)      In connection with the acquisition of a Delayed Close Mortgage Loan, the Seller shall make the representations and warranties set forth on Exhibit B to the Seller Purchase and Sale Agreement as of the date of such acquisition (subject to such exceptions as are reasonably acceptable to the Special Servicer) and deliver the related Mortgage Loan File to the Custodian. Upon the acquisition of such Delayed Closing Mortgage Loan by the Intermediate Trust, the Mortgage Loan Schedule (as defined in the Servicing Agreement) shall be amended to add such Delayed Close Mortgage Loan.

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Section 12.3   Conditions Applicable to all Transactions Involving Sale or Grant. (a) Any transaction effected after the Closing Date under Article V, Article IX or Section 10.2 hereof or this Article XII shall be conducted on an arms’ length basis and if effected with the Issuer, the Indenture Trustee, the Servicer, the Special Servicer or any Affiliate of any of the foregoing, shall be effected at fair market value in a secondary market transaction on terms at least as favorable to the Noteholders as would be the case if such Person were not so Affiliated or, on the Closing Date, and on the date of transfer of each Delayed Close Mortgage Loan, pursuant to the Purchase and Sale Agreements. The Indenture Trustee shall have no responsibility to oversee compliance with this clause by the other parties.

(b)      Upon any Grant pursuant to this Article XII, all of the Issuer’s right, title and interest in and to the Pledged Assets shall be Granted to the Indenture Trustee pursuant to this Indenture, such Pledged Assets shall be assigned or endorsed to the Indenture Trustee (or in blank), and, if applicable, the Indenture Trustee shall receive such Pledged Assets (as well as, with respect to any Mortgage Loans, the delivery of all related Mortgage Loan Files in accordance with Section 3.3(d) hereof). The Indenture Trustee shall also receive, not later than the date of delivery of any Mortgage Loan delivered after the Closing Date, an Officer’s Certificate of the Issuer or the Servicer certifying that, as of the date of such Grant, such Grant complied with the applicable conditions of and is permitted by this Article XII.

(c)      Notwithstanding anything contained in this Article XII to the contrary, but subject to Section 12.3(d) hereof, the Issuer shall have the right to effect any transaction which has been consented to by the Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each and every Class of Notes and of which the Rating Agencies have been notified.

(d)      Notwithstanding anything to the contrary in this Indenture, in no event may the Issuer or the Intermediate Trust engage in any business or activity that would cause the Issuer or the Intermediate Trust to fail to qualify as a Qualified REIT Subsidiary or other Issuer Parent Disregarded Entity or which otherwise would subject the Issuer or the Intermediate Trust to net income tax in any jurisdiction.

Section 12.4   Acquisition   of   Related   Funded    Companion   Participations. (a) Upon receipt of Permitted Principal Proceeds, if so directed by the Future Funding Holder, the Issuer shall deposit all or a portion of such funds, or cause the Indenture Trustee to deposit such funds, into the Permitted Funded Companion Participation Acquisition Account and during the period ending on the earlier of (1) the Proceeds Availability Period and (2) the end of the Permitted Funded Companion Participation Acquisition Period, shall, if directed by the Future Funding Holder, cause the Intermediate Trust to acquire such Related Funded Companion Participations as identified by such Future Funding Holder (ownership of which shall be, and hereby are upon acquisition by the Intermediate Trust, evidenced by the Intermediate Trust Certificate, which is Granted to the Trustee pursuant to the Granting Clause of this Indenture), subject to the satisfaction of the Acquisition Criteria as of the date of the acquisition of any such Related Funded Companion Participation as evidenced by the delivery to the Indenture Trustee of an Officer’s Certificate of the Servicer confirming the satisfaction of the Acquisition Criteria.

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(b)      The acquisition by the Intermediate Trust of any Related Funded Companion Participation, and the remittance by the Indenture Trustee of amounts from the Permitted Funded Companion Participation Acquisition Account as consideration for such acquisition shall be conditioned upon (i) receipt by the Indenture Trustee of the Officer’s Certificate of the Servicer confirming satisfaction of the Acquisition Criteria (upon which the Indenture Trustee may conclusively rely) substantially in the form of Exhibit J hereto, (ii) receipt by the Custodian of the Subsequent Transfer Instrument substantially in the form of Exhibit K hereto with respect to the transfer of the applicable Related Funded Companion Participation, which Subsequent Transfer Instrument shall, as of the date of such transfer, (1) list the purchase price for the Related Funded Companion Participation, (2) warrant and confirm the satisfaction of the conditions precedent specified in Section 3 of the Seller Purchase and Sale Agreement and (3) reaffirm the representations and warranties made in Section 4 of the Seller Purchase and Sale Agreement, subject only to such exceptions, if any, as were taken by the Seller with respect to the related Pari Passu Participation (which are also set forth in Schedule 1 to such transfer instrument), (iii) receipt by the Custodian of the Subsequent Transfer Instrument substantially in the form of Exhibit L hereto with respect to the transfer of the applicable Related Funded Companion Participation, which Subsequent Transfer Instrument shall, as of the date of such transfer, (1) list the purchase price for the Related Funded Companion Participations, (2) warrant and confirm the satisfaction of the conditions precedent specified in Section 3 of the Depositor Purchase and Sale Agreement and (3) reaffirm the representations and warranties made in Section 4 of the Depositor Purchase and Sale Agreement, subject only to such exceptions, if any, as were taken by the Trust Depositor with respect to the related Pari Passu Participation (which are also set forth in Schedule A to such transfer instrument) and (iv) if the Related Funded Companion Participation is evidenced by a physical certificate, receipt by the Custodian of such certificate together with any and all intervening endorsements thereon, endorsed in blank.

(c)      After the termination of the Permitted Funded Companion Participation Acquisition Period, the Issuer may not cause the Intermediate Trust to acquire or cause to be acquired any Related Funded Companion Participations.

(d)      If the acquisition by the Intermediate Trust of all or a portion of a Related Funded Companion Participation results, in and of itself, in a downgrade of the ratings of any Class of Notes by Moody’s, then the former holder of the applicable related Future Funding Participation shall promptly upon its receipt of written notice thereof repurchase such Related Funded Companion Participation at the same price as such entity paid to acquire it less any principal prepayments received by the Issuer and allocated thereto.

Section 12.5   Ongoing Future Advance Estimates. (a) The Indenture Trustee, on behalf of the Noteholders is hereby directed by the Issuer to (i) enter into the Future Funding Agreement and the Future Funding Account Control Agreement, pursuant to which the Future Funding Indemnitor will agree to pledge certain collateral described therein in order to secure certain future funding obligations of the Future Funding Holder under the Participation Agreements and (ii) administer the rights of the Indenture Trustee and the secured party, as applicable, under the Future Funding Agreement and the Future Funding Account Control Agreement.

(b)      The Rule 17g-5 Information Provider shall promptly post to the Rule 17g-5 Website pursuant to Section 14.14 of this Agreement, any certification with respect to the Future Funding Participations that is delivered to it in accordance with the Future Funding Agreement.

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ARTICLE XIII

SECURED PARTIES’ RELATIONS

Section 13.1      Subordination. (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Holder of the Trust Certificate and the Holders of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes agree for the benefit of the Holders of the Class A Notes that the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Trust Certificate and the Issuer’s rights in and to the Collateral (the “Class A Subordinate Interests”) shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in Section 11.1(a) hereof and hereinafter provided. If any Indenture Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Indenture Event of Default specified in Section 5.1(f) or 5.1(g), the Class A Notes shall be paid in full before any further payment or distribution is made on account of the Class A Subordinate Interests pursuant to Section 11.1(a)(iii). The Holders of the Notes and the Holder of the Trust Certificate evidencing Class A Subordinate Interests agree, for the benefit of the Holders of the Class A Notes, not to cause or join in the filing of a petition for winding up or a petition in bankruptcy against the Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class A Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day) then in effect.

(b)      Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Holder of the Trust Certificate and the Holders of the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes agree for the benefit of the Holders of the Class A-S Notes that the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Trust Certificate and the Issuer’s rights in and to the Collateral (the “Class A-S Subordinate Interests”) shall be subordinate and junior to the Class A- S Notes to the extent and in the manner set forth in Section 11.1(a) hereof and hereinafter provided. If any Indenture Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Indenture Event of Default specified in Section 5.1(f) or 5.1(g), the Class A-S Notes shall be paid in full before any further payment or distribution   is   made   on   account   of   the   Class A-S   Subordinate   Interests   pursuant   to Section 11.1(a)(iii). The Holders of the Notes and the Holder of the Trust Certificate evidencing Class A-S Subordinate Interests agree, for the benefit of the Holders of the Class A-S Notes, not to cause or join in the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class A-S Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day).

(c)      Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Holder of the Trust Certificate and the Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes agree for the benefit of the Holders of the Class B Notes that the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Trust Certificate and the Issuer’s rights in and to the Collateral (the “Class B Subordinate Interests”) shall be subordinate

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and junior  to the Class B Notes to the extent and in the manner set forth in Section 11.1(a) hereof and hereinafter provided. If any Indenture Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Indenture Event of Default specified in Section 5.1(f) or 5.1(g), the Class B Notes shall be paid in full before any further payment or distribution is made on account of the Class B Subordinate Interests pursuant to Section 11.1(a)(iii). The Holders of the Notes and the Holder of the Trust Certificate evidencing Class B Subordinate Interests agree, for the benefit of the Holders of the Class B Notes, not to cause or join in the filing of a petition for winding up or a petition in bankruptcy against the Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class B Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day).

(d)      Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Holder of the Trust Certificate and the Holders of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes agree for the benefit of the Holders of the Class C Notes that the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Trust Certificate and the Issuer’s rights in and to the Collateral (the “Class C Subordinate Interests”) shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in Section 11.1(a) hereof and hereinafter provided. If any Indenture Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Indenture Event of Default specified in Section 5.1(f) or 5.1(g), the Class C Notes shall be paid in full before any further payment or distribution   is   made   on   account   of   the   Class C   Subordinate   Interests   pursuant   to Section 11.1(a)(iii). The Holders of the Notes and the Holder of the Trust Certificate evidencing Class C Subordinate Interests agree, for the benefit of the Holders of the Class C Notes, not to cause or join in the filing of a petition for winding up or a petition in bankruptcy against the Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class C Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day).

(e)      Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Holder of the Trust Certificate and the Holders of the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes agree for the benefit of the Holders of the Class D Notes that the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Trust Certificate and the Issuer’s rights in and to the Collateral (the “Class D Subordinate Interests”) shall be subordinate and junior to the Class D Notes to the extent and in the manner set forth in Section 11.1(a) hereof and hereinafter provided. If any Indenture Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Indenture Event of Default specified in Section 5.1(f) or 5.1(g), the Class D Notes shall be paid in full before any further payment or distribution is made on account of the Class D Subordinate Interests pursuant to Section 11.1(a)(iii). The Holders of the Notes and the Holder of the Trust Certificate evidencing Subordinate Interests agree, for the benefit of the Holders of the Class D Notes, not to cause or join in the filing of a petition for winding up or a petition in bankruptcy against the Issuer for failure to pay to them amounts due in respect of such Class D Subordinate Interests until the payment in full of the Class D Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day).

(f)      [Reserved.]

(g)      [Reserved.]

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(h)      Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Holder of the Trust Certificate and the Holders of the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes agree for the benefit of the Holders of the Class E Notes that the Class F Notes, the Class G Notes, the Class H Notes, the Trust Certificate and the Issuer’s rights in and to the Collateral (the “Class E Subordinate Interests”) shall be subordinate and junior to the Class E Notes to the extent and in the manner set forth in Section 11.1(a) hereof and hereinafter provided.   If any Indenture Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Indenture Event of Default specified in Section 5.1(f) or 5.1(g), the Class E Notes shall be paid in full before any further payment or distribution is made on account of the Class E Subordinate Interests pursuant to Section 11.1(a)(iii). The Holders of the Notes and the Holder of the Trust Certificate evidencing Subordinate Interests agree, for the benefit of the Holders of the Class E Notes, not to cause or join in the filing of a petition for winding up or a petition in bankruptcy against the Issuer for failure to pay to them amounts due in respect of such Class E Subordinate Interests until the payment in full of the Class E Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day).

(i)      Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Holder of the Trust Certificate and the Holders of the Class F Notes, the Class G Notes and the Class H Notes agree for the benefit of the Holders of the Class F Notes that the Class G Notes, the Class H Notes, the Trust Certificate and the Issuer’s rights in and to the Collateral (the “Class F Subordinate Interests”) shall be subordinate and junior to the Class F Notes to the extent and in the manner set forth in Section 11.1(a) hereof and hereinafter provided.   If any Indenture Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Indenture Event of Default specified in Section 5.1(f) or 5.1(g), the Class F Notes shall be paid in full before any further payment or distribution is made on account of the Class F Subordinate Interests pursuant to Section 11.1(a)(iii). The Holders of the Notes and the Holder of the Trust Certificate evidencing Subordinate Interests agree, for the benefit of the Holders of the Class F Notes, not to cause or join in the filing of a petition for winding up or a petition in bankruptcy against the Issuer for failure to pay to them amounts due in respect of such Class F Subordinate Interests until the payment in full of the Class F Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day).

(j)      Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Holder of the Trust Certificate and the Holders of the Class G Notes and the Class H Notes agree for the benefit of the Holders of the Class G Notes that the Class H Notes, the Trust Certificate and the Issuer’s rights in and to the Collateral (the “Class G Subordinate Interests”) shall be subordinate and junior to the Class G Notes to the extent and in the manner set forth in Section 11.1(a) hereof and hereinafter provided. If any Indenture Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Indenture Event of Default specified in Section 5.1(f) or 5.1(g), the Class G Notes shall be paid in full before any further payment or distribution is made on account of the Class G Subordinate Interests pursuant to Section 11.1(a)(iii). The Holders of the Notes and the Holder of the Trust Certificate evidencing Subordinate Interests agree, for the benefit of the Holders of the Class G Notes, not to cause or join in the filing of a petition for winding up or a petition in bankruptcy against the Issuer for failure to pay to them amounts due in respect of such Class G Subordinate Interests until the payment in full of the Class G Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day).

USActive 37579766.24	-159

(k)      Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Holder of the Trust Certificate and the Holders of the Class H Notes agree for the benefit of the Holders of the Class H Notes that the Trust Certificate and the Issuer’s rights in and to the Collateral (the “Class H Subordinate Interests”) shall be subordinate and junior to the Class H Notes to the extent and in the manner set forth in Section 11.1(a) hereof and hereinafter provided. If any Indenture Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Indenture Event of Default specified in Section 5.1(f) or 5.1(g), the Class H Notes shall be paid in full before any further payment or distribution   is   made   on   account   of   the   Class H   Subordinate   Interests   pursuant   to Section 11.1(a)(iii). The Holders of the Notes and the Holder of the Trust Certificate evidencing Class H Subordinate Interests agree, for the benefit of the Holders of the Class H Notes, not to cause or join in the filing of a petition for winding up or a petition in bankruptcy against the Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class H Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day).

(l)      In the event that notwithstanding the provisions of this Indenture, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until all amounts payable to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes, in each case as applicable, shall have been paid in full in Cash or the Majority Holders of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes, in each case as applicable, consent, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Indenture Trustee, which shall pay and deliver the same to the Holders of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes, in each case as applicable, in accordance with this Indenture.

(m)      Each holder of Subordinate Interests agrees with all Holders of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes, in each case as applicable, that such holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including this Section 13.1; provided that after all amounts payable to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes, in each case as applicable, have been paid in full, the Holders of such Subordinate Interests shall be fully subrogated to the rights of the Holders of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes, in each case as applicable. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

(n)      The Holders of each Class of Notes agree, for the benefit of all Holders of each Class of Notes, not to cause the filing of a petition in bankruptcy against the Issuer or any Permitted Subsidiary until the payment in full of the Notes and not before one year and a day, or if longer, the applicable preference period then in effect (plus one day), has elapsed since such payment.

USActive 37579766.24	-160

Section 13.2      Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Secured Party under this Indenture, subject to the terms and conditions of this Indenture, including Section 5.9 hereof, a Secured Party or Secured Parties shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Secured Party, the Issuer, or any other Person, except for any liability to which such Secured Party may be subject to the extent the same results from such Secured Party’s taking or directing an action, or failing to take or direct an action, in Bad Faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1      Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer or such other Person, unless such Authorized Officer of the Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or Directing Holder, stating that the information with respect to such matters is in the possession of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s rights to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default as provided in Section 6.1(d) hereof.

USActive 37579766.24	-161

Section 14.2      Acts of Noteholders.   (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 14.2. Notwithstanding anything to the contrary contained herein, with respect to any Noteholder which has notified the Indenture Trustee in writing that pursuant to such Noteholder’s organizational documents or other documents governing such Noteholder’s actions, such Noteholder is not permitted to take any affirmative action approving, rejecting or otherwise acting upon any Issuer Request including, but not limited to, a request for the consent of such Noteholder to a proposed amendment or waiver pursuant to this Indenture, the failure by such Noteholder to consent to or reject any such requested action will be deemed a consent by such Noteholder to the requested action.

(b)      The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c)      The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Note Register.

(d)      Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)      In connection with any vote, consent or waiver to be made by the Noteholders as to which the Servicer or Special Servicer is not entitled to vote, the Indenture Trustee shall request from the Servicer a list of Securities held by the Servicer or Special Servicer.

Section 14.3      Notices, Etc., to Indenture Trustee, the Issuer, the Servicer, the Operating Advisor, the Directing Holder and the Rating Agencies.   Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)      the Indenture Trustee shall be sufficient for every purpose hereunder if in writing in legible form and confirmed by overnight courier service guaranteed next day delivery to the Indenture Trustee addressed to it at Wells Fargo Bank, National Association, Corporate Trust Services, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 Attention – Trust Administration Group (RAIT 2017-FL8) or at GCTSTrustAdministrationGroup@wellsfargo.com, with a copy to its Corporate Trust Office or at any other address furnished in writing to the other parties hereto;

USActive 37579766.24	-162

(b)      the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at RAIT 2017-FL8 Trust, c/o RAIT Partnership, L.P., Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania 19103, Attention: Scott L.N. Davidson, Chief Executive Officer and President, Fax: 215-207-2786 (with a copy to RAIT Financial Trust, Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania 19103, Attention: Jamie Reyle, Esq., General Counsel, Fax: 215-391-4171) or at any other address furnished in writing to the other parties hereto;

(c)      the Advancing Agent shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at RAIT Partnership, L.P., Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania 19103, Attention: Scott L.N. Davidson, Chief Executive Officer and President, Fax: 215-207-2786 (with a copy to RAIT Financial Trust, Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania 19103, Attention: Jamie Reyle, Esq., General Counsel, Fax: 215-391-4171) or at any other address furnished in writing to the other parties hereto;

(d)      the Directing Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Directing Holder addressed to it at RAIT 2017-FL8, LLC, c/o RAIT Partnership, L.P., Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania 19103, Attention: Scott L.N. Davidson, Chief Executive Officer and President, Fax: 215-207-2786 (with a copy to RAIT Financial Trust, Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania 19103, Attention: Jamie Reyle, Esq., General Counsel, Fax: 215-391-4171) or at any other address furnished in writing to the Issuer and the Indenture Trustee;

(e)      DBRS shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to DBRS, Inc., addressed to 333 West Wacker Drive, Suite 1800, Chicago, Illinois 60606, Attention: Commercial Mortgage Surveillance, Fax: (312) 332-3492, e-mail: cmbs.surveillance@dbrs.com, or such other address that such Rating Agency shall designate in the future; provided that any request, demand, authorization, direction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with DBRS shall be provided to the Rule 17g-5 Information Provider in accordance with, and subject to, the provisions of Section 14.14 hereof;

(f)      Moody’s shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: CRE CDO Surveillance (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com), or such other address that such Rating Agency shall designate in the future; provided that any request, demand, authorization, direction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with Moody’s shall be provided to the Rule 17g-5 Information Provider in accordance with, and subject to, the provisions of Section 14.14 hereof;

USActive 37579766.24	-163

(g)      the Servicer or Special Servicer, as applicable, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery, or by electronic mail (where expressly provided therein) to the Servicer or Special Servicer, as applicable, addressed to it at the address specified in the Servicing Agreement or at any other address furnished in writing to the Issuer and the Indenture Trustee by the Servicer or Special Servicer, as applicable;

(h)      the Operating Advisor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery, or by electronic mail (where expressly provided therein) to the Operating Advisor addressed to it at Trimont Real Estate Advisors, LLC, 3500 Lenox Road, Suite G1, Atlanta, Georgia 30326, Attention: Operating Advisor, Email: operatingadvisor@trimontrea.com, Fax Number: (404) 420-5610 and with a copy to Carlton Fields Jorden Burt, One Atlanta Center, 1201 W. Peachtree Street NW, Suite 3000, Atlanta, Georgia 30309, Attention: W. Gregory Null, email: gnull@cfjblaw.com, or at any other address previously furnished in writing to the Issuer and the Indenture Trustee; and

(i)      the Placement Agents shall be sufficient for every purpose hereunder if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery to (i) in the case of Barclays Capital Inc., 745 7th Avenue, 4th Floor, New York, New York 10019, Attention: Daniel Vinson, Facsimile: (646) 758-1527, E-mail: daniel.vinson@barclays.com, with a copy to Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, Attention: Steven P. Glynn, Legal Department, Facsimile: (212) 412-7519, E- mail: steven.glynn@barclays.com; (ii) in the case of Citigroup Global Markets Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention:   Paul Vanderslice, fax number: (212) 723-8599, and 388 Greenwich Street, 19th Floor, New York, New York 10013, Attention: Richard Simpson, fax number: (646) 328 2943, with copies by electronic mail to Richard Simpson at richard.simpson@citi.com and Ryan M. O’Connor at ryan.m.oconnor@citi.com; and (iii) in the case of UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: David Schell, Facsimile: (212) 821-2943, with a copy to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Office of the General Counsel, Facsimile: (212) 821-2943, and with a copy to UBS Securities LLC, 153 West 51st Street, New York, New York 10019, Attention: Chad Eisenberger, Executive Director & Counsel, or any other address furnished in writing to the Issuer and the Indenture Trustee.

Delivery of any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents made as provided above will be deemed effective: (i) if in writing and delivered in person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (as evidenced by the sender’s written confirmation of delivery); and (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

USActive 37579766.24	-164

Section 14.4      Notices and Reports to Noteholders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for a report to Holders or for a notice to Holders of Notes of any event,

(a)      such notice shall be sufficiently given to all Holders of Notes if in writing and mailed, first-class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such report or notice;

(b)      such report or notice shall be in the English language; and

(c)      all reports or notices to Holders of the Junior Notes and the Trust Certificate shall be sufficiently given if provided in writing and mailed, first class postage prepaid, to the Directing Holder.

Such reports and notices will be deemed to have been given on the date of such mailing. The Indenture Trustee shall have the right to change the method by which such reports are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders, and in such event the Indenture Trustee shall provide timely notification thereof (in any event not less than 30 days) to all Noteholders.

The Indenture Trustee will deliver to the Holder of any Note shown on the Note Register any readily available information or notice requested to be so delivered, at the expense of the Issuer.

A copy of any notice or report delivered or made available to any Holder of Notes hereunder shall be delivered or made available by the Indenture Trustee to the Placement Agents.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.5      Effect of Headings and Table of Contents. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6      Successors and Assigns.   All covenants and agreements in this Indenture by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

USActive 37579766.24	-165

Section 14.7      Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8      Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder and (ii) the Noteholders, the Holder of the Trust Certificate, the Servicer, the Special Servicer, the Operating Advisor, the Future Funding Holder, the Future Funding Indemnitor and the Placement Agents (each of whom, in the case of this clause (ii), shall be an express third party beneficiary hereunder provided that, with respect to the Servicer, Special Servicer, Operating Advisor, Future Funding Holder, Future Funding Indemnitor and Placement Agents only to the extent of provisions related thereto), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9      Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS INDENTURE AND EACH NOTE AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) TO THIS INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 14.10      Submission to Jurisdiction. The Issuer and the Indenture Trustee hereby irrevocably submit to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Issuer and Indenture Trustee hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Issuer and the Indenture Trustee hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing (by registered or certified mail or by overnight courier service) or delivery of copies of such process to it at the office of the Issuer’s agent in Delaware set forth in Section 7.2 hereof, with a copy as required by law to the Secretary of State for the State of New York. The Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11      Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.12      Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

USActive 37579766.24	-166

Section 14.13      Confidential Treatment of Documents.       Except as otherwise provided in this Indenture or as required by law and as required by Rule 144A, this Indenture shall be treated by the parties hereto as confidential. The Indenture Trustee shall make available on its website (located at www.ctslink.com) a copy of this Indenture to any holder of a beneficial interest in any Note upon completion of an Investor Certification therefor certifying that it is such a holder and to any Person which any such Holder or the Placement Agents certifies to the Indenture Trustee is a transferee of such beneficial interest.

Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respect of the Indenture Trustee’s business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Indenture Trustee or any Affiliate or an Officer, director, employer or shareholder thereof is subject or (D) to any Affiliate, Independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same; provided that the Indenture Trustee has advised such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Issuer or its Affiliates.

Notwithstanding anything herein to the contrary, subject to the provisions of Section 15.5 hereof, the parties, and each employee, representative or other agent of any such party, may disclose to any and all persons or entities, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the offering of the Notes and the Trust Certificate and all materials of any kind, including opinions and other tax analysis, that are provided to the parties relating to such tax treatment and tax structure; provided that such authorization to disclose such tax treatment and tax structure shall not permit disclosure of information identifying the Issuer, the Servicer or any other party hereto, the offering of the Notes and the Trust Certificate (except to the extent such information is relevant to such tax structure or tax treatment).

Section 14.14      17g-5. The Issuer shall comply with its obligations under Rule 17g- 5 promulgated under the Exchange Act (“Rule 17g-5”), by their or their agent’s posting on the Rule 17g-5 Website, no later than the time such information is provided to the Rating Agencies, all information that the Issuer or other parties on its behalf, including the Indenture Trustee and the Servicer, provide to the Rating Agencies for the purposes of determining the initial credit rating of the Senior Notes or undertaking credit rating surveillance of the Senior Notes (the “Rule 17g-5 Information”); provided that no party other than the Issuer, the Indenture Trustee or the Servicer may provide information to the Rating Agencies on the Issuer’s behalf without the prior written consent of the Servicer. At all times while any Senior Notes are rated by the Rating Agencies or any other NRSRO, the Issuer shall engage a third party to post Rule 17g-5 Information to the Rule 17g-5 Website. The Issuer hereby engages the Indenture Trustee (in such capacity, the “Rule 17g-5 Information Provider”), to post Rule 17g-5 Information it receives from the Issuer, the Indenture Trustee or the Servicer to the Rule 17g-5 Website in accordance with this Section 14.14, and the Indenture Trustee hereby accepts such engagement.

USActive 37579766.24	-167

Any information required to be delivered to the Rule 17g-5 Information Provider by any party under this Agreement or the Servicing Agreement shall be delivered to it via electronic mail at 17g5InformationProvider@wellsfargo.com, specifically with a subject reference of “RAIT 2017-FL8” and an identification of the type of information being provided in the body of such electronic mail, or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the Rule 17g-5 Information Provider.

The foregoing information shall be made available by the Rule 17g-5 Information Provider on the Rule 17g-5 Website. Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (Eastern time) or, if received after 12:00 p.m., on the next Business Day. The Rule 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the Rule 17g-5 Information Provider may remove such information from the Rule 17g-5 Website, and shall remove such information promptly when instructed to do so by the Person that delivered such information to the Rule 17g-5 Information Provider. The Indenture Trustee and the Rule 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information merely by posting such information to the Rule 17g-5 Website to the extent such information was not produced by the Indenture Trustee or the Rule 17g-5 Information Provider, as applicable. Access will be provided by the Rule 17g-5 Information Provider to the NRSROs upon receipt of an NRSRO Certification in the form of Exhibit E hereto (which certification may be submitted electronically via the Rule 17g-5 Website). Questions regarding delivery of information to the Rule 17g-5 Information Provider may be directed to the Rule 17g-5 Information Provider at (866) 846-4526 or 17g5InformationProvider@wellsfargo.com (specifically referencing “RAIT 2017-FL8” in the subject line). Information provided to the Rule 17g-5 Information Provider pursuant to this section shall be delivered via email, containing a document in a format suitable for posting on the website.

Upon request of the Issuer or the Rating Agencies, the Rule 17g-5 Information Provider shall post on the Rule 17g-5 Website any additional information requested by the Issuer or the Rating Agencies to the extent such information is delivered to the Rule 17g-5 Information Provider electronically in accordance with this Section 14.14. In no event shall the Rule 17g-5 Information Provider disclose on the Rule 17g-5 Website the Rating Agencies or NRSRO that requested such additional information.

The Rule 17g-5 Information Provider shall provide a mechanism to notify each Person that has signed-up for access to the Rule 17g-5 Website in respect of the transaction governed by this Agreement each time an additional document is posted to the Rule 17g-5 Website.

Any information required to be delivered to the Rating Agencies pursuant to this Indenture shall be furnished to the Rating Agencies, but only after such information has been delivered to the Rule 17g-5 Information Provider in accordance with Section 14.14, and the Rule 17g-5 Information Provider has provided written confirmation (which may be in the form of electronic mail) that such information has been posted on the Rule 17g-5 Website.

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The Rule 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Servicer Document Request Tool. The “Rating Agency Q&A Forum and Servicer Document Request Tool” shall be a service available on the Rule 17g-5 Website, where NRSROs may (i) submit questions to the Indenture Trustee relating to any Monthly Report, or submit questions to the Servicer or the Special Servicer, as applicable, relating to the reports prepared by such parties (each such submission, a “Rating Agency Inquiry”), and (ii) view Rating Agency Inquiries that have been previously submitted and answered, together with the responses thereto. In addition, NRSROs may use the forum to submit requests (each such submission also, a “Rating Agency Inquiry”) to the Servicer for loan-level reports and other related information. Upon receipt of a Rating Agency Inquiry for the Servicer or the Special Servicer, the Rule 17g-5 Information Provider shall forward the Rating Agency Inquiry to the appropriate person, in each case within a commercially reasonable period of time following receipt thereof. Following receipt of a Rating Agency Inquiry from the Rule 17g-5 Information Provider, the Servicer or the Special Servicer, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply by email to the Indenture Trustee. The Rule 17g-5 Information Provider shall post (within a commercially reasonable period of time following receipt of such response) such Rating Agency Inquiry with the related response thereto (or such reports, as applicable) to the Rating Agency Q&A Forum and Servicer Document Request Tool. Any reports posted by the Rule 17g-5 Information Provider in response to an inquiry may be posted on a separate website or web page accessible by a link on the Rule 17g-5 Website. If the Indenture Trustee, the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, the Servicing Standard, this Agreement or any Mortgage Loan document, (ii) answering any Rating Agency Inquiry is or would be reasonably expected to result in a waiver of any attorney-client privilege, or the disclosure of attorney work product, or (iii) (A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Indenture Trustee, the Servicer or the Special Servicer, as applicable, and (B) the Indenture Trustee, the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Indenture Trustee) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Indenture Trustee, Servicer or Special Servicer, as applicable, under this Indenture, it shall not be required to answer such Rating Agency Inquiry and shall promptly notify the Rule 17g-5 Information Provider by email of such determination. The Rule 17g-5 Information Provider shall promptly thereafter post the Rating Agency Inquiry with the reason it was not answered to the Rating Agency Q&A Forum and Servicer Document Request Tool. The Rule 17g-5 Information Provider shall not be liable for the failure by any other such Person to so answer a Rating Agency Inquiry. Questions posted on the Rating Agency Q&A Forum and Servicer Document Request Tool shall not be attributed to the submitting NRSRO. Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool shall be attributable only to the respondent, and shall not be deemed to be answers from any other person. None of the Issuer or any of its respective Affiliates will certify to any of the information posted in the Rating Agency Q&A Forum and Servicer Document Request Tool and no such party shall have any responsibility or liability for the content of any such information. The Rule 17g-5 Information Provider shall not be required to post to the Rule 17g-5 Website any Rating Agency Inquiry or answer thereto that the Rule 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Servicer Document Request Tool will not reflect questions, answers and other communications that are not submitted via the Rule 17g- 5 Website.

USActive 37579766.24	-169

Section 14.15      Rating Agency Condition. Other than with respect to satisfaction of the Rating Agency Condition in connection with the acquisition of a Delayed Close Mortgage Loan, any request for satisfaction of a Rating Agency Condition made by the Issuer or Indenture Trustee, as applicable, pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the request for satisfaction of such Rating Agency Condition, and shall contain all back-up material necessary for the Rating Agency receiving such request to process such request. Such written request for satisfaction of a Rating Agency Condition shall be provided in electronic format to the Rule 17g-5 Information Provider for posting on the Rule 17g-5 Website in accordance with Section 14.14 hereof.

Section 14.16      Wells Fargo Delaware Trust Company, N.A.   It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wells Fargo Delaware Trust Company, N.A., not individually or personally but solely as Owner Trustee on behalf of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred upon and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by Wells Fargo Delaware Trust Company, N.A., but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Delaware Trust Company, N.A. individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (iv) under no circumstances shall Wells Fargo Delaware Trust Company, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Agreement or any related documents.

ARTICLE XV

ASSIGNMENT OF PURCHASE AND SALE AGREEMENTS, SERVICING

AGREEMENT, INTERMEDIATE TRUST AGREEMENT AND TRUST

ADMINISTRATION AGREEMENT

Section 15.1      Assignment   of   Purchase   and   Sale   Agreements,   Servicing Agreement, Intermediate Trust Agreement and Trust Administration Agreement. (a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Secured Parties hereunder and the performance and observance of the provisions hereof, hereby collaterally pledges, assigns, transfers, conveys and sets over to the Indenture Trustee, for the benefit of the Noteholders, all of the Issuer’s estate, right, title and interest in, to and under (but not any of its obligations with respect to) each Purchase and Sale Agreement, the Servicing Agreement, the Intermediate Trust Agreement and the Trust Administration Agreement (each, an “Article 15 Agreement”), including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Seller thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Indenture Trustee hereby grants the Issuer a license to exercise all of the Issuer’s rights pursuant to the Article 15 Agreements without notice to or the consent of the Indenture Trustee (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in Section 15.1(f)) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Indenture Event of Default hereunder until such time, if any, that such Event of Default is cured or waived.

USActive 37579766.24	-170

(b)      The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of each of the Article 15 Agreements, nor shall any of the obligations of the Issuer contained in each of the Article 15 Agreements be imposed on the Indenture Trustee.

(c)      Upon the retirement of the Notes and the release of the Pledged Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Indenture Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Indenture Trustee in, to and under each of the Article 15 Agreements shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)      The Issuer represents that it has not executed any assignment of any of the Article 15 Agreements other than this collateral assignment.

(e)      The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith.   The Issuer shall, from time to time upon the request of the Indenture Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Indenture Trustee may specify. (f)      The parties hereto acknowledge that the Noteholders shall be entitled hereunder to all rights granted to them under the Servicing Agreement to the same extent as if such rights were expressly set forth herein.

ARTICLE XVI

[RESERVED]

ARTICLE XVII

ADVANCING AGENT

Section 17.1      Liability of the Advancing Agent. The Advancing Agent shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Advancing Agent. The Advancing Agent shall promptly provide notice to the Issuer, the Servicer and the Indenture Trustee of (i) any voluntary or involuntary proceeding or petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereinafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Advancing Agent or for a substantial part of its assets and (iii) any general assignment made by the Advancing Agent for the benefit of its creditors.

Section 17.2      Merger or Consolidation of the Advancing Agent.       (a) The Advancing Agent will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it was formed, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture to perform its duties under this Indenture.

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(b)      Any Person into which the Advancing Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Advancing Agent shall be a party, or any Person succeeding to the business of the Advancing Agent shall be the successor of the Advancing Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (it being understood and agreed by the parties hereto that the consummation of any such transaction by the Advancing Agent shall have no effect on the Indenture Trustee’s obligations under Section 10.12, which obligations shall continue pursuant to the terms of Section 10.12).

Section 17.3      Limitation on Liability of the Advancing Agent and Others. None of the Advancing Agent or any of its affiliates, directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Advancing Agent against liability to the Issuer or Noteholders for any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, Bad Faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent shall be indemnified by the Issuer pursuant to the priorities set forth in Section 11.1(a) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense incurred by reason of any breach of a representation, warranty or covenant made herein, any misfeasance, Bad Faith or negligence by the Advancing Agent in the performance of or negligent disregard of, obligations or duties hereunder.

Section 17.4      Representations and Warranties of the Advancing Agent.       The Advancing Agent represents and warrants that:

(a)      the Advancing Agent (i) has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware, (ii) has full power and authority to own the Advancing Agent’s assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the Advancing Agent’s ownership or lease of property or the conduct of the Advancing Agent’s business requires, or the performance of this Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under, or on the validity or enforceability of, the provisions of this Indenture applicable to the Advancing Agent;

(b)      the Advancing Agent has full power and authority to execute, deliver and perform this Indenture; this Indenture has been duly authorized, executed and delivered by the Advancing Agent and constitutes a legal, valid and binding agreement of the Advancing Agent, enforceable against it in accordance with the terms hereof, except that the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

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(c)      neither the execution and delivery of this Indenture nor the performance by the Advancing Agent of its duties hereunder conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the Certificate of Limited Partnership and limited partnership agreement of the Advancing Agent, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Advancing Agent is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to the Advancing Agent of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Advancing Agent or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this subsection (c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under this Indenture; (d)      no litigation is pending or, to the best of the Advancing Agent’s knowledge, threatened, against the Advancing Agent that would materially and adversely affect the execution, delivery or enforceability of this Indenture or the ability of the Advancing Agent to perform any of its obligations under this Indenture in accordance with the terms hereof; and

(e)      no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Advancing Agent of its duties hereunder, except such as have been duly made or obtained.

Section 17.5   Resignation and Removal; Appointment of Successor.   (a) No resignation or removal of the Advancing Agent and no appointment of a successor Advancing Agent pursuant to this Article XVII shall become effective until the acceptance of appointment by the successor Advancing Agent under Section 17.6.

(b)      The Advancing Agent may resign at any time by giving written notice thereof to the Issuer, the Indenture Trustee, the Directing Holder, the Servicer, the Operating Advisor, the Noteholders and the Rule 17g-5 Information Provider for posting to the Rule 17g-5

Website.

(c)      The Advancing Agent may be removed at any time by the Majority Holders of the Class A Notes, the Class A-S Notes and the Class B Notes, upon written notice delivered to the Indenture Trustee and to the Issuer.

(d)      If the Advancing Agent fails to make an Interest Advance required by this Indenture with respect to a Payment Date, the Advancing Agent shall be deemed to have resigned and the Backup Advancing Agent shall be required to make such Interest Advance and shall thereafter, as successor Advancing Agent, be entitled to receive the Advancing Agent Fee in accordance with the Priority of Payments.

(e)      If the Advancing Agent shall have failed to make an Interest Advance required by this Indenture, which failure, in each case, is not cured by the remittance of the amount of such Interest Advance by the Advancing Agent to the Indenture Trustee by 11:00 a.m., New York time, on the related Payment Date, the Indenture Trustee may (without the need for any act on the part of any Person) terminate the Advancing Agent as an advancing agent hereunder and the Backup Advancing Agent shall automatically (and without the need for any act on the part of any Person) assume the capacity of the successor Advancing Agent hereunder. Thereafter, the Backup Advancing Agent (for so long as the Backup Advancing Agent acts as successor Advancing Agent) shall be entitled to receive, in consideration of becoming the successor Advancing Agent, the Advancing Agent Fee (for so long as the Backup Advancing Agent acts as successor Advancing Agent) in accordance with the Priority of Payments.

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(f)      Subject to Section 17.5(d),  if the Advancing Agent shall resign or be removed, upon receiving such notice of resignation or removal, the Issuer shall promptly appoint a successor advancing agent by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Advancing Agent so resigning and one copy to the successor Advancing Agent, together with a copy to each Noteholder, the Indenture Trustee, the Servicer and the Operating Advisor; provided that, other than with respect to the Backup Advancing Agent, such successor Advancing Agent shall be appointed only subject to satisfaction of the Rating Agency Condition with respect to each Rating Agency and upon the written consent of the Majority Holders of the Class A Notes, the Class A-S Notes and the Class B Notes.   If no successor Advancing Agent shall have been appointed and an instrument of acceptance by a successor Advancing Agent shall not have been delivered to the Advancing Agent within thirty (30) days after the giving of such notice of resignation, the resigning Advancing Agent, the Indenture Trustee or any Holder of the Trust Certificate, on behalf of himself and all others similarly situated, may petition, any court of competent jurisdiction for the appointment of a successor Advancing Agent.

(g)      The Issuer shall give prompt notice of each resignation and each removal of the Advancing Agent and each appointment of a successor Advancing Agent by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies (after providing such notice to the Rule 17g-5 Information Provider for prior posting on the Rule 17g-5 Website) and to the Holders of the Notes as their names and addresses appear in the Note Register.

(h)      No resignation or removal of the Advancing Agent and no appointment of a Successor Advancing Agent (other than the Backup Advancing Agent) shall become effective until the acceptance of appointment by the Successor Advancing Agent.

Section 17.6      Acceptance of Appointment by Successor Advancing Agent. (a) Every successor Advancing Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Servicer, the Operating Advisor, the Indenture Trustee and the retiring Advancing Agent an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Advancing Agent shall become effective and such successor Advancing Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Advancing Agent.

(b)      No appointment of a successor Advancing Agent shall become effective unless the Rating Agency Condition with respect to each Rating Agency has been satisfied.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

RAIT 2017-FL8 TRUST, as Issuer

By:	Wells Fargo Delaware Trust Company, N.A., not in its individual capacity, but solely as Owner Trustee

By:	/s/ Tracy M. McLamb
Name: Tracy M. McLamb
Title: Vice President

WELLS FARGO BANK, NATIONAL

ASSOCIATION, not in its individual capacity,

but solely as Indenture Trustee, Paying Agent,

Calculation Agent, Transfer Agent, Custodian,

Backup Advancing Agent and Note Registrar

By:	/s/ Michael J. Baker
Name: Michael J. Baker
Title: Vice President

RAIT PARTNERSHIP, L.P., not in its individual capacity, but solely as Advancing Agent

By:	RAIT General, Inc., its general partner

By:	/s/ Jamie Reyle
Name: Jamie Reyle
Title: General Counsel

USActive 37579766.24	-175

SCHEDULE A

SCHEDULE OF MORTGAGE LOANS

Mortgage Loan Number	Property Name	Mortgage Loan Type	Principal Balance	Initial Maturity Date	Fully Extended Maturity Date
1.	Winding Trails Apartments	Whole Loan	$22,100,000	8/1/2020	8/1/2022
2.	Monarch Portfolio	Whole Loan	$22,054,000	6/1/2018	6/1/2020
3.	Woodlake Center Portfolio	Whole Loan	$19,995,000	2/1/2018	2/1/2019
4.	227 Fayetteville	Whole Loan	$18,000,000	11/1/2020	11/1/2022
5.	The View at Lake Highlands	Pari Passu Participation1	$17,782,000	1/1/2021	1/1/2023
6.	The Arbors Office Park	Whole Loan	$17,200,000	4/1/2018	4/1/2020
7.	550 Pharr Road	Whole Loan	$15,400,000	8/1/2020	8/1/2022
8.	Kearny & Clay	Pari Passu Participation	$13,300,000	10/1/2020	10/1/2022
9.	Barrington Apartments	Whole Loan	$13,150,000	10/1/2020	10/1/2022
10.	West Village Student Housing	Whole Loan	$12,585,000	9/1/2020	9/1/2022
11.	Mount Houston Square	Whole Loan	$11,900,000	5/1/2018	5/1/2020
12.	The Village Apartments	Whole Loan	$10,750,000	11/1/2020	11/1/2022
13.	Promenade Montgomery Center	Whole Loan	$9,400,000	4/1/2018	4/1/2019
14.	3603 Haven Avenue	Whole Loan	$7,800,000	10/1/2020	10/1/2022

1The Mortgage Loan identified as The View at Lake Highlands is a Delayed Closed Mortgage Loan included in this Mortgage Loan Schedule solely for informational purposes.   It is not a Closing Date Mortgage Loan (as defined in the Indenture).

USActive 37579766.24	Sch. A-1

15.	The Convoy Retail Center	Whole Loan	$7,700,000	12/1/2020	12/1/2022
16.	Valore at Southern Park	Whole Loan	$5,600,000	12/1/2020	12/1/2022
17.	Vaughn Manor	Whole Loan	$5,510,000	11/1/2019	11/1/2022
18.	400 North Elizabeth	Whole Loan	$5,400,000	1/1/2018	1/1/2020
19.	The Concord Building	Whole Loan	$5,250,000	8/1/2020	8/1/2022
20.	Buford Village	Whole Loan	$5,100,000	1/1/2018	1/1/2020
21.	Canfield Apartments	Whole Loan	$5,000,000	12/1/2020	12/1/2022
22.	Westside Heights	Whole Loan	$4,800,000	3/1/2018	3/1/2020
23.	Lakeshore Club	Whole Loan	$4,000,000	8/1/2020	8/1/2022

USActive 37579766.24	Sch. A-2

SCHEDULE B

LIBOR FORMULA

“LIBOR” for purposes of calculating the Note Interest Rate for each Class of Notes for each Interest Period will be determined by the Calculation Agent in accordance with the following provisions:

1.      On each LIBOR Determination Date, “LIBOR” shall equal the offered rate, as determined by the Calculation Agent, for deposits in U.S. dollars for a period equal to 30 days, which appears on the Reuters Page LIBOR01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the LIBOR Determination Date.

2.      If, on any LIBOR Determination Date, such rate does not appear on Reuters Screen LIBOR01, the Calculation Agent shall determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by Reference Banks at approximately 11:00 a.m. (London time) on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on the LIBOR Determination Date and in a representative amount of U.S. $1,000. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m. (New York City time) on the LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period of one month commencing on the LIBOR Determination Date and in a representative amount of U.S. $1,000.

3.      LIBOR for the first Interest Period will be determined on the first LIBOR Business Day of the calendar month in which the Closing Date occurs.

4.      Notwithstanding the foregoing, in no event shall LIBOR be less than zero.

In making the above calculations, (A) all percentages resulting from the calculation (other than the calculation determined pursuant to clause (2) above) will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (0.00001%) and (B) all percentages determined pursuant to clause (2) above will be rounded, if necessary, in accordance with the method set forth in (A), but to the same degree of accuracy as the two rates used to make the determination (except that such percentages will not be rounded to a lower degree of accuracy than the nearest one thousandth of a percentage point (0.001%)).

In the event the Servicer determines with respect to the Mortgage Loans that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR (a “Successor Benchmark Rate Event”), then the Note Interest Rate applicable to each Class of Notes (other than the Class H Notes) for each Payment Date thereafter will be modified to be the Prime Rate plus the Prime Rate Spread for each such Class of Notes (but in no event shall the Note Interest Rate for any such Class of Notes be less than the applicable LIBOR Spread).

USActive 37579766.24	Sch. B-1

As used in both paragraphs 1 and 2 above:

“LIBOR Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“LIBOR Determination Date” means, (i) with respect to any Interest Period, other than the first Interest Period, the first LIBOR Business Day of the calendar month in which such Interest Period commences, and (ii) with respect to the first Interest Period, the first LIBOR Business Day of the calendar month in which the Closing Date occurs.

“LIBOR Spread” means, with respect to each Class of Notes (other than the Class H Notes), the percentage over LIBOR used to determine the Note Interest Rate for such Class of Notes.

“Reference Banks” mean four major banks in the London interbank market, selected by the Calculation Agent.

“Prime Rate” means the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” the Servicer shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then the Servicer shall select a comparable interest rate index.

“Prime Rate Spread” means, with respect to any Class of Notes (other than the Class H Notes) and each Interest Period relating to a Payment Date, the difference (expressed as the number of basis points) between (a) the LIBOR for such Class of Notes on the date LIBOR was last applicable to such Class of Notes plus the LIBOR Spread on such Class and (b) the Prime Rate on such date.

The determination of the Note Interest Rate for each Class of Notes by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

USActive 37579766.24	Sch. B-2

SCHEDULE C-1

LIST OF AUTHORIZED OFFICERS OF THE TRUST DEPOSITOR

(Attached)

USActive 37579766.24	Sch. C-1

SCHEDULE C-2

LIST OF AUTHORIZED OFFICERS OF THE SERVICER

(Attached)

USActive 37579766.24	Sch. C-2